As filed with the U.S. Securities and Exchange Commission on October 14, 2025

Registration No. 333-[    ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FG Imperii Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1884449
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

104 S. Walnut Street, Unit 1A

Itasca, Illinois 60143

Tel: (847) 791-6817

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hassan R. Baqar

104 S. Walnut Street, Unit 1A,

Itasca, IL 60143

Tel: (847) 791-6817

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum	Brad L. Shiffman
Giovanni Caruso	Blank Rome LLP
Terry Bokosha	1271 Avenue of the Americas
Loeb & Loeb LLP	New York, New York 10020
345 Park Avenue	Tel: (212) 885-5000
New York, New York 10154
Tel: (212) 407-4000

Jose Santos, Esq.

Sonia Starvis Esq.

Forbes Hare

Cassia Court Camana Bay Suite 716

10 Market Street

Grand Cayman KY1-9006

Tel: (345) 943-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 14, 2025

20,000,000 Units

FG Imperii Acquisition Corp.

FG Imperii Acquisition Corp. is a blank check company incorporated in the Cayman Islands as an exempted company whose business purpose is to effect a merger, amalgamation, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Although we may acquire a business in any industry, we intend to focus our search for a target business in the financial services industry in North America.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. The underwriters have a 45-day option from the date of this prospectus to purchase up to 3,000,000 additional units to cover over-allotments, if any.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding Class A ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations and on the conditions described herein. If we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date as approved by the affirmative vote of the holders of a majority of the Class A ordinary shares that are voted at a shareholder meeting held to amend our amended and restated memorandum and articles of association to extend such date, voting together as a single class), we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Our sponsor (and/or its designees) has committed to purchase from us an aggregate of (i) 275,000 units (the “private units”) at a price of $10.00 per private unit, with each private unit consisting of one Class A ordinary share (the “private shares”) and one-half of one warrant (each whole warrant, a “private warrant”) to purchase one Class A ordinary share at an exercise price of $11.50 per share by exercising a whole private warrant, and (ii) 1,000,000 warrants (“$15 Exercise Price Warrants” and, together with the private units, the “private placement securities”) at a price of $0.10 per warrant, each exercisable to purchase one Class A ordinary share at $15.00 per share, for an aggregate purchase price of $2,850,000. The $15 Exercise Price Warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years (or ten years with respect to the $15 Exercise Price Warrants (as defined below)) after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein.These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

Our initial shareholders currently own an aggregate of 5,750,000 Class B ordinary shares (which were purchased for $10,000 and which we refer to as “founder shares”) (up to 750,000 Class B ordinary shares will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised, which will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, or earlier at the option of the holders thereof on a one-for-one basis, subject to the adjustments described herein. Prior to the closing of our initial business combination, only holders of our Class B ordinary shares (i) will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination and (ii) will be entitled to vote on continuing our company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). On any other matters submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private units (and the underlying securities) and the $15 Exercise Price Warrants (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay up to $150,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and we will reimburse our sponsor an amount equal to $15,000 per month for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination; up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our sponsor, directors or officers, or our or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

The following table  illustrates the difference between the public offering price per unit and our net tangible book value per share, as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, which we refer to as “NTBV,” on a pro forma basis to give effect to this offering and the issuance of the private units and the $15 Exercise Price Warrants, assuming no exercise of the over-allotment option and exercise of the over-allotment option in full. NTBV excludes the effect of the consummation of our initial business combination or any related transactions or expenses. See the Section entitled “Dilution” of this prospectus for additional information.

As of September 30, 2025
Offering
Price of
$10.00 per	25% of Maximum		50% of Maximum		75% of Maximum		Maximum
unit	Redemption		Redemption		Redemption		Redemption
		Difference		Difference		Difference		Difference
		between		between		between		between
		NTBV		NTBV		NTBV		NTBV
		and		and		and		and
		Offering		Offering		Offering		Offering
NTBV	NTBV	Price	NTBV	Price	NTBV	Price	NTBV	Price

Assuming Full Exercise of Over-Allotment Option
$7.62	$7.12	$2.88	$6.30	$3.70	$4.69	$5.31	$(0.18)	$10.18
Assuming No Exercise of Over-Allotment Option
$7.62	$7.12	$2.88	$6.30	$3.70	$4.68	$5.32	$(0.18)	$10.18

Currently, there is no public market for our units, Class A ordinary shares or warrants. We have applied to have our units listed on the Nasdaq Global Market under the symbol “FGIIU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the Nasdaq Global Market. We expect the Class A ordinary shares and warrants comprising the units to begin separate trading on the 52nd day following the date of this prospectus unless ThinkEquity LLC and EarlyBirdCapital, Inc. inform us of their decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the Nasdaq Global Market under the symbols “FGII” and “FGIIW,” respectively.

No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

As described in “Proposed Business — Sourcing of Potential Initial Business Combination Targets” and “Management — Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. There may be actual or potential material conflicts of interest (direct and indirect) between the sponsor, its affiliates, or promoters as one group, and purchasers in the offering as another group in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within 24 months from the closing of this offering, or by such earlier liquidation date as our board of directors may approve, the founder shares and private warrants may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates. See the section titled “Summary – Sourcing of Potential Initial Business Combination Targets,” “Proposed Business – Sourcing of Potential Initial Business Combination Targets” on page 109, “Management — Conflicts of Interest” on page 144, “Management – Executive Officer and Director Compensation” on page 139,” “Certain Relationships and Related Party transactions” on page 154, “Description of Securities – Private Units,” on page 158, “Description of Securities – Working Capital Loan Units,”on page 158, “Description of Securities – Founder Shares” on page 161, “Description of Securities – $15 Exercise Price Warrants” on page 157, and “Description of Securities – Registration Rights Agreement,” and “Risk Factors – Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination” on page 65 for more information.

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
FG Imperii Investors LLC	5,750,000 Class B ordinary shares(1)	$10,000(2)

	275,000 private units(1)	$2,750,000

	Up to $150,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.

	1,000,000 $15 Exercise Price Warrants	$100,000

	$15,000 per month	Office space, administrative and support services

	Up to $1,500,000 in working capital loans may be convertible into private units at a price of $10.00 per unit	Working capital loans to finance transaction costs in connection with an intended initial business combination.

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.

Imperii Securities LLC(3)	Up to $3,000,000	Financial advice and assistance in connection with an initial business combination

FG Imperii Investors LLC Larry G. Swets, Jr. Hassan R. Baqar Andrew B. McIntyre Scott D. Wollney Richard E. Govignon Anthony C. “Tony” Scuderi

Anti-dilution protection for an aggregate of 5,750,000 founder shares in order to maintain the percentage of the founder shares at 20% of the outstanding shares of the combined company upon consummation of an initial business combination, as described in this prospectus

Issuance of additional ordinary shares to the holders of the founder shares

1)	Assumes no exercise of the over-allotment option and the full surrender for no consideration of 750,000 shares that are subject to forfeiture by our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised.
2)	Includes the amount paid by the sponsor for the founder shares that were subsequently transferred to our officers and directors.
3)	Our President, Anthony C. “Tony” Scuderi, is the CEO of Imperii Securities LLC. We have engaged Imperii Securities LLC to provide us with financial advice and assistance in connection with our initial business combination, which advice and assistance may include: (a) advising and assisting us in considering the desirability of effecting a business combination and, if we elect to pursue such business combination, assisting us in developing and implementing the strategy to be used in connection with the business combination; (b) providing recommendations on the appropriate structure, purchase price, terms and conditions of a business combination; (c) advising and assisting us in our negotiation of a business combination, and, if requested, participating directly in such negotiations; (d) consulting with us with respect to the contents of the materials that may be made available by us to potential targets; (e) devising a plan of evaluating potential targets including their identification and pre-qualification; (f) organizing, arranging and accompanying our management team to meetings regarding the business combination; (g) participating in due diligence, and (h) performing such other investment banking and financial advisory services as we and Imperii Securities LLC may from time to time agree upon in writing. We will pay Imperii Securities LLC a fee for such services (the “Transaction Fee”) upon the consummation of our initial business combination in an amount equal to 1.0% of the consideration paid in connection with the business combination; provided that the Transaction Fee shall not be less than $1,000,000 or greater than $3,000,0000; and further provided that the first $1,000,000 of the Transaction Fee shall be paid with 100,000 shares held by the Sponsor, and the remainder shall be paid by the post-closing company (i) from cash remaining in the trust account after redemptions, if any, or (ii) by the issuance of shares valued at $10 per share.

Because our initial shareholders acquired the founder shares at a nominal price of $0.002, our public shareholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. Further, in the case that additional ordinary shares or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial shareholders prior to the initial business combination at 20.0% of the issued and outstanding ordinary shares upon the consummation of the initial business combination (not including ordinary shares underlying the warrants, $15 Exercise Price Warrants, private units, Underwriter Units or working capital loan units, if any) (after giving effect to any redemptions of ordinary shares by public shareholders), including the total number of ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or warrants issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any shares or equity- linked securities or warrants exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination. See the section titled “Risk Factors — Risks Relating to our Securities — Our sponsor paid an aggregate of $10,000 to cover certain of our offering costs in exchange for 5,750,000 founder shares, or approximately $0.002 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.” Public shareholders will experience additional dilution from the issuance of the private shares (including private shares underlying private units issued upon conversion of working capital loans). Further, upon exercise of the private warrants and the exercise of the $15 Exercise Price Warrants, we will issue an aggregate of 1,137,500 Class A ordinary shares (whether or not the over-allotment option is exercised). Additional shares may be issued upon exercise of any private warrants underlying private units issued upon conversion of working capital loans. The assumed exercise of the $15 Exercise Price Warrants would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. As a result, the compensation to be paid and securities issued to the sponsor, its affiliates, and promoters, may result in a material dilution of the equity interests of public shareholders.

Investing in our securities involves a high degree of risk. See “Summary – The Offering – Founder Shares,” “Summary –The Offering – Private units and underlying securities,” “Summary –The Offering – $15 Exercise Price Warrants,” “Risk Factors” and “Certain Relationships and Related Party Transactions”. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Without	With
		Over-allotment	Over-allotment
	Per Share	Option	Option
Initial public offering price	$10.00	$200,000,000	$230,000,000
Underwriting discounts and commissions(1)	$0.45	$8,000,000	$9,200,000
Proceeds to us, before expenses	$9.55	$192,000,000	$220,800,000

1)	The underwriter will be entitled to an underwriting discount, payable upon the closing of this offering, equal to the lesser of (i) 1.0% of the gross proceeds of this offering and (ii) an amount equal to $1,000,000, plus, if applicable, 0.5% of the gross proceeds from the sale of the over-allotment unit. In addition, $0.35 per unit, or $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, will be paid to the underwriters upon consummation of an initial business combination from the funds held in the trust account (which amounts shall be subject to pro-rata reduction based on the number of Class A ordinary shares redeemed by our public shareholders provided that such amounts shall not be less than $2,000,000) will be placed in a trust account located in the United States as described herein. In addition to the cash compensation set forth herein, we have agreed to issue to the underwriters units equaling 1.0% of the units sold in this offering, or 200,000 units, or up to 230,000 units (the “Underwriter Units”) if the underwriters’ over-allotment option is exercised in full, each consisting of one ordinary share and one-half of one warrant to purchase one ordinary share at an exercise price of $11.50 per share by exercising a whole private warrant, in a private placement to be completed concurrently with the consummation of this offering. Except with respect to certain registration rights and transfer restrictions, the Underwriter Units will be identical to the public units sold in this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement securities described in this prospectus, $200,000,000, or $230,000,000 if the underwriters’ over-allotment option is exercised in full (approximately $10.00 per unit in each case), will be deposited into a trust account in the United States with Odyssey Transfer and Trust Company acting as trustee, after deducting $1,000,000 (plus, if applicable, 0.5% of the gross proceeds from the sale of the over-allotment unit) in underwriting commissions payable upon the closing of this offering and an aggregate of $842,500 (regardless of whether the over-allotment option is exercised) to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about         , 2025.

ThinkEquity	EarlyBirdCapital, Inc.

The date of this prospectus is           , 2025

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

➢	“approved extension” are to an extension of the date by which we must complete our initial business combination as approved by the affirmative vote of the holders of a majority of the ordinary shares that are voted at a shareholder meeting held to amend our organizational documents to extend such date, voting together as a single class;

“Companies Act” or “Companies Law” are to the Companies Act (2025 Revision) of the Cayman Islands as the same may be amended from time to time;

➢	“completion window” are to (i) the period ending on the date that is 24 months from the closing of this offering (or such later period if we have executed a definitive agreement for an initial business combination within 24 months from the closing of this offering) or such earlier liquidation date as our board of directors may approve, in which we must complete an initial business combination or (ii) such other time period in which we must complete an initial business combination pursuant to our amended and restated memorandum and articles of association;

“directors” are to our current directors;

➢	“founder shares” are to are to Class B ordinary shares initially purchased by our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described herein (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);
➢	“FG Nexus” are to FG Nexus Inc. (NASDAQ: FGF), a public company, including its privately-held subsidiaries and affiliates. Mssrs. Cerminara, Swets and Baqar are investors in FG Nexus Inc. In addition, our directors Scott D. Wollney and Richard E. Govignon are also directors of FG Nexus Inc.;
➢	“initial shareholders” are to our sponsor and any other holders of our founder shares immediately prior to this offering;
➢	“management” or our “management team” are to our executive officers, directors and our senior advisor;
➢	“NASDAQ” are to the Nasdaq Stock Market LLC;
➢	“ordinary resolution” are to a resolution of the company passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Law from time to time);
➢	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;
➢	“private placement” are to the private placement to our sponsor (and/or its designees) of the private units and the $15 Exercise Price Warrants that will occur simultaneously with this offering;
➢	“private placement securities” are to the private units (including the underlying private shares and private warrants) and the $15 Exercise Price Warrants (including the underlying ordinary shares);
➢	“private placement warrants” are to the $15 Exercise Price Warrants and the private warrants;

➢	“private shares” are to the Class A ordinary shares sold as part of the private units;
➢	“private units” are to the units issued to our sponsor (and/or its designees) in a private placement simultaneously closing with the closing of this offering, with each private unit consisting of one private share and one-half of one private warrant;
➢	“private warrants” are to the warrants sold as part of the private units;
➢	“public warrants” refer to the warrants which are being sold as part of the units in this offering;
➢	“public shares” are to the Class A ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
➢	“public shareholders” are to the holders of our public shares, including our initial shareholders and management team to the extent our initial shareholders and/or members of our management team purchase public shares, provided that each initial shareholder’s and member of our management team’s status as a “public shareholder” will only exist with respect to such public shares;

“special resolution” are to a resolution of the company passed by at least a two-thirds (2/3) majority (or such higher approval threshold as specified in the company’s amended and restated memorandum and articles of association) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Law from time to time);

➢	“sponsor” are to FG Imperii Investors LLC, a Nevada limited liability company formed for the purpose of acting as the sponsor in connection with this offering and the sponsor conducts no other business; Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managing members of the sponsor, and each of Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara own limited membership interests in our sponsor;
➢	“Underwriter Shares” are to the Class A ordinary shares issued as part of the Underwriter Units;
➢	“Underwriter Warrants” are to the warrants issued as part of the Underwriter Units;
➢	“Underwriter Units” are to the units issued to ThinkEquity LLC and EarlyBirdCapital, Inc., the representatives of the underwriters of this offering, in a private placement simultaneously with the closing of this offering;
➢	“we,” “us,” “company,” “Company” or “our company” are to FG Imperii Acquisition Corp., a Cayman Islands exempted company;
➢	“$15 Exercise Price Warrants” are to the 1,000,000 warrants purchased by our sponsor at a price of $0.10 per warrant, each exercisable to purchase one Class A ordinary share at $15.00 per share.

Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

Any forfeiture of shares, and all references to forfeiture of shares, described in this prospectus shall take effect as a surrender of shares for no consideration as a matter of Cayman Islands law. Any share dividend described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law (that is, an issuance of shares from share premium).

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a newly organized blank check company formed as a Cayman Islands exempted company with no material operations of our own and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Throughout this prospectus we will refer to this as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

We intend to prioritize combinations where we see significant opportunity for attractive risk adjusted investor returns driven by the dynamics of a public listing. Although we will not limit our search to any particular geography or industry, we will concentrate our efforts on identifying businesses in the financial services industry in North America. Since our team has experience and contacts in many different industries within and outside financial services, if we find a quality combination in an industry outside of financial services, we may choose to pursue that combination. We believe we can capitalize on the network and ability of our management team to identify, acquire, and manage a business. We intend to find a combination that can benefit from our experience, support infrastructure, and differentiated global network.

Business Strategy

The transformation from privately held to publicly listed can be a catalyst for acceleration in value creation for a company and its shareholders. Access to public market capital, PIPE investments, public company status, and the currency of publicly traded shares are a few of the many benefits this transformation creates. Quality management teams utilize these benefits to drive value creation. We will prioritize our search to find targets that we believe will derive an acceleration in value creation and attractive returns from these benefits.

Potential targets exhibit a broad range of business models and financial characteristics. From innovative and/or disruptive, high growth companies, to mature businesses with recurring revenues, solid profitability, and strong cash flows. We will seek to acquire established businesses that we believe are fundamentally sound and would benefit from a public listing. We will prioritize our search where we believe our financial, operational, technological, strategic and/or managerial expertise can maximize value.

Successful innovation and/or disruption can bring outsized growth and consolidation opportunities as new products and services are adopted by the marketplace. Opportunities for successful innovation can exist in both mature organizations and earlier-stage companies. We will look at earlier-stage companies that exhibit the potential to change the industries in which they participate, and which offer the potential of sustained high levels of revenue growth with an articulated path to profitability. We will also look for mature organizations in a broader group of sectors that are experiencing changes in this new era of the American business landscape.

While we will not limit our search to any business segment, we will focus on financial services. Our team has significant experience in operating and investing in successful financial services companies. We believe we are well positioned to develop a compelling opportunity set of potential merger targets.

Key industry characteristics include potential or historical long-term organic growth, growth through consolidation, and attractive competitive dynamics. Key business characteristics include a strong management team, high barriers to entry, and public market-ready scale. Key financial metrics include revenue growth, recurring revenues, and strong cash flow conversion.

Consistent with our focus, we intend to target financial services businesses that have strong management teams, differentiated products or services, potential or historical growth and an identified pathway to long-term profitability. We believe that the extensive networks of our management team, board of directors and advisors will deliver access to a broad spectrum of opportunities across financial services and other sectors. In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

Our Management Team

We will seek to capitalize on the financial services experience and contacts of our management team. Our management team includes Larry Swets, Jr., our Chief Executive Officer, Hassan R. Baqar, our Chief Financial Officer and company secretary, Anthony C. “Tony” Scuderi, our President, Andrew B. McIntyre, Scott D. Wollney and Richard E. Govignon, members of our board of directors, and D. Kyle Cerminara, our Senior Advisor.

Our management team is comprised of finance and investment and merchant banking leaders with senior level transactional experience with a variety of experience and expertise in capital markets, asset management, financial product development, FinTech, insurance, InsureTech, entertainment, real estate, data and analytics, semiconductors, telecom, cleantech, healthcare, and oil and gas as well as experience as investors and entrepreneurs. Our management team has completed numerous going-public, mergers and acquisitions and financing transactions. Our team also has extensive experience in operating public and private financial services companies, serving on both public and private company boards of directors, including financial institutions and insurance companies, strong knowledge and experience in financial, legal and regulatory matters, initial public offerings, and private equity and venture capital.

We believe that these networks of contacts and relationships will provide us with an important source of potential initial business combination targets. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon the closing of this offering, members of our management team will communicate with these networks of relationships to articulate the parameters for our search for a target business and a potential business combination and begin the process of pursuing and reviewing promising leads.

Larry G. Swets Jr. has served as our Chief Executive Officer since September 2025. Mr Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles.

Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018 and director of GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry, since June 2016. Since September 2023, Mr. Swets has served as Chief Executive Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination. Since Februaury 2024, Mr Swets has served as Head of Merchant Banking of FG Nexus Inc.(“FGNX”), formerly FG Financial Group Inc. (“FGF”) which operates as a Ehereum Treasury Company and previously as a reinsurance and asset management holding company. Mr. Swets has also served as a senior advisor to Aldel Financial II Inc. since October 2024, a special purpose acquisition companies in the process of completing its business combination. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Since September 2023, Mr. Swets serves as CEO of FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO and is focused on searching for a target company in the financial services sector. Since September 2024, Mr. Swets serves as Executive Chairman of Saltire Capital Ltd. (TSX: SLT). Since June 2025, Mr. Swets has served as Chief Executive Officer of Greenland Exploration Corp.

Previously, Mr. Swets served as a director of FG Merger Corp. (Nasdaq: FGMCU), a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, from February 2022 to August 2023, and as a director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Mr.Swets served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market, from April 2021 to December 2021.

Mr. Swets also served as Chief Executive Officer of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”). from November 2020 to February 2024, after having served as interim CEO from June 2020 to November 2020, Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021, Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB), from April 2014 to July 2016. He was also a founder and served as Chairman of the Board of Unbounded Media Corporation from June 2019 to September 2023. Mr. Swets also previously served as a member of the board of directors of FG Nexus, formerly FG Financial Group Inc., from November 2013 to February 2024, FG Group Holdings, Inc. from October 2021 to February 2024, Harbor Custom Development, Inc. (Nasdaq: HCDI) from February 2020 to November 2023, Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021, Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018, Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to January 2018, FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008, United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Mr. Swets served as director of Insurance Income Strategies Ltd. from October 2017 to December 2021.

Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

Hassan R. Baqar has served as our Chief Financial Officer since inception. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also serves as a Chief Financial Officer of Aldel Financial II Inc., a special purpose acquisition company in the process of completing its business combination since October 2024, as a Chief Financial Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination since October 2023, as a director of Fundamental Global Reinsurance Ltd., a Cayman Islands reinsurance company since June 2020. Since September 2024, Mr. Baqar serves as Chief Financial Officer of Saltire Capital Ltd. (TSX: SLT). Since September 2023, Mr. Baqar serves as CFO of FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO. Since June 2025, Mr. Baqar serves as Chief Financial Officer of Greenland Exploration Corp.

Previously, Mr. Baqar served as Chief Financial Officer from August 2021 to February 2024 and Executive Vice President from December 2021 to February 2024 of FG Nexus Inc. (“FGNX”), formerly FG Financial Group Inc. (“FGF”)., which operates as a Ehereum Treasury Company and previously as a reinsurance and asset management holding company, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors, from February 2021 to October 2023, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from August 2019 to December 2021, as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023, and as a director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company from October 2022 to April 2024. Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreconnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings,

Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Nexus Inc. from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

Anthony C. “Tony” Scuderi has served as our President since September, 2025. Mr. Scuderi has over 20 years of experience within investment banking. He has worked on many successful transactions for public and private companies, specializing in financial services, fintech, and crypto/web3. Mr. Scuderi is Chief Executive Officer and Chairman of Imperii Partners, an M&A and strategic capital advisor in crypto and web3. He has served in this role from July 2019 to present. Imperii Partners is a crypto-native investment bank, focusing on advisory for the promising companies in the industry.

Prior to his roles at Imperii, in 2018 and 2019, Mr. Scuderi served as advisor in the private equity and hedge fund industries. Previously, he served as Managing Director in the San Francisco office of Keefe, Bruyette, & Woods (“KBW”), a financial sector specialist investment bank, which was acquired by Stifel Financial. During his 14-year tenure at KBW, from 2005 to 2018, Mr. Scuderi was actively involved in transactions across the firm’s financial technology, banking, exchanges, and asset management practices.

Mr. Scuderi began his career in 1999, in business development and strategic partnerships for HarvardNet, an enterprise-focused data center and web services provider. He earned a MBA from Boston College’s Carroll School of Management and a B.S. from the University of New Hampshire. Mr. Scuderi is a Director Emeritus of The Olympic Club Foundation and served as President in 2019 & 2020. He is also a former member of the Young Presidents’ Organization.

Scott D. Wollney has served as chairman of our board of directors since September 2025. Since March 30, 2015, Mr. Wollney has served as a director of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”). Since December 2010, Mr. Wollney has served as the President, Chief Executive Officer and as a Director of Atlas Financial Holdings, Inc. (“Atlas”), a holding company focused on specialty commercial automobile insurance business. From July 2009 until December 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. (KAI), a property and casualty holding company and subsidiary of Kingsway Financial Services Inc. From May 2008 to March 2009, he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company. Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, in 1998, and served as its President, from 2002 to 2008. Mr. Wollney has more than 30 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at both insurance companies, as well as brokerage operations. Mr. Wollney is a MBA graduate of Northwestern University’s Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois.

Dr. Richard E. Govignon, Jr has served as our director since September, 2025. Dr. Govignon has been a Partner of Dnerus Financial, a family asset management company, since June 2021. Dr. Govignon is an experienced corporate director and trustee in the U.S. and Canada, with broad exposure to numerous industries. Dr. Govignon has served as a director of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”), a reinsurance and asset management holding company focused on collateralized and loss-capped reinsurance and merchant banking, since December 2021. Since September 2024, Dr. Govignon has served as the director of Saltire Capital Ltd. (TSX: SLT.U), a company that combines investment in public and private markets with a publicly traded, permanent capital vehicle, providing entrepreneurs and business owners with an alternative to traditional private equity. Dr. Govignon is also a member of the board of directors of B-Scada, Inc. (OTC: SCDA), a company that has been developing software and hardware products since June 2021. Govignon had been a director of Strong Global Entertainment, Inc. (NYSE: SGE), a corporation focused on supplying screens and providing technical support services to the cinema exhibition industry, theme parks, and other entertainment-related markets from January 2022 to September 2024. From April 2022 to September 2024, Dr. Govignon served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company that merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since October 2023, Dr. Govignon has served as a member of the boards of directors of FG Merger II Corp., which is a special purpose acquisition company in the process of searching for a business combination target. Dr. Govignon served as a member of the board of directors of GreenFirst Forest Products, Inc. (TSXV: GFP), a public company focused on forest product investments, from January 2019 to December 2021. Dr. Govignon also served as a Trustee of the StrongVest ETF Trust (US: CWAI), which invested in a diversified portfolio of corporate bonds with varying maturities and equity securities from 2017 to 2019. Dr. Govignon has worked in the healthcare and pharmaceutical industry in various management and pharmacy positions for over 20 years, most recently with ShopRite Pharmacy since 2022 and previously with CVS Health Corporation (2022-2019 and from 2013-2017), with Acme Markets Inc. (2017-2019) and Rite Aid Corporation (2001-2013).

Dr. Govignon received a Bachelor of Science in Pharmacy and a Doctor of Pharmacy from the University of the Sciences in Philadelphia. Dr. Govignon is currently pursuing a Master of Business Administration from the Jack Welch Management Institute. Dr. Govignon’s managerial experience, combined with his expertise in investing and financial analysis, makes him qualified to serve on our Board of Directors.

Andrew B. McIntyre has served as our director since September, 2025. Mr. McIntyre is Managing Director of Segwin Consulting Ltd., a consultancy specializing in M&A advisory and strategy development for B2B clients and in the development of HNW family offices. From November 2021 to September 2024, Mr. McIntyre served as a director and audit committee member of the FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. McIntyre has served as a director of Saltire Capital Ltd and, since October 2023, he has served as a member of the board of directors of FG Merger II Corp., a special purpose acquisition company that is the process of searching for a business combination target. Mr. McIntyre served as Director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to December 2021. During his tenure as a director of GreenFirst Forest Products, Inc., Mr. McIntyre also served as a member of its audit committee. From July 2022 through December 2023, Mr. McIntyre was Senior Advisor at Deloitte LLP. Mr. McIntyre served Sofina Foods Inc. as Senior Vice President, Finance from September 2019 to June 2022. From October 2016 to August 2019, Mr. McIntyre served Samuel, Son & Co. Limited in the role of Vice President, Corporate Development. Previously, Mr. McIntyre was Vice President, Corporate Development at Vicwest Inc. Mr. McIntyre has served on the Boards of Directors of Burloak Technologies Inc., Pre-Insulated Metal Technologies Inc., BBi Enterprises Inc., MDS Capital Company and the Orthopaedic & Arthritic Institute. Mr. McIntyre’s formal designations include ICD.D., Chartered Financial Analyst, Master of Business Administration from the Schulich School of Business and P. Eng.

D. Kyle Cerminara has served as our senior advisor since September 2025. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012 and serves as its Chief Executive Officer.

Mr. Cerminara is the Chairman and Chief Executive Officer of FG Nexus Inc. (NASDAQ: FGNX) (formerly known as Fundamental Global Inc., FG Financial Group, Inc. and as 1347 Property Insurance Holdings, Inc.), which operates as an Ethereum Treasury Company and previously as a reinsurance and asset management company. He has been the Chairman of the board of directors of FG Nexus since May 2018, and he has served as its CEO since its merger with FG Group Holdings, Inc. (NYSE American: FGH) in February 2024; previously Mr. Cerminara also served as the Principal Executive Officer of FG Nexus from March 2020 to June 2020. Since its founding in July 2022, Mr. Cerminara has served as the Chairman and President of FG Communities, Inc., a corporation created to preserve and improve affordable housing through ownership and management of manufactured housing communities. Since August 2020, Mr. Cerminara has been a member of the board of directors of Firefly Systems, Inc., a venture backed digital advertising company. From October 2021 to September 2024, Mr. Cerminara served as the Chairman of the board of directors of FG Acquisition Corp. (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc., and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Cerminara serves as Vice-Chairman of Saltire Capital Ltd. From October 2023 to January 2025, Mr. Cerminara served as Chairman of the board of directors of FG Merger II Corp., a special purpose acquisition company in the process of searching for a business combination target, and upon his resignation as Chairman of the board of directors in January 2025, he has served as senior advisor to the board of directors. From November 2023 to May 2025, Mr. Cerminara served as the Chairman of the board of directors of FG Merger III Corp., a special purpose acquisition company that is in the process of completing its initial public offering and is focused on searching for a target company in the financial services sector. Since May 2025, Mr. Cerminara serves as a senior advisor to FG Merger III Corp.

From February 2015 until February 2024, Mr. Cerminara served as a director of FG Group Holdings Inc. (NYSE American: FGH), a holding company with diverse business activities focused on serving the entertainment and retail markets that merged with FG Nexus in February 2024; he served as its Chairman from May 2015 until February 2024; and he previously served as its Chief Executive

Officer from November 2015 through April 2020. Mr. Cerminara served as the Chairman of Strong Global Entertainment, Inc. (NYSE American: SGE), a leader in the entertainment industry providing mission critical products and services to cinema exhibitors and entertainment venues, from March 2022 until it was acquired by FG Nexus in September 2024. Mr. Cerminara served as a director of BK Technologies Corporation (NYSE American: BKTI) from July 2015 through December 2023, and served as its Chairman from July 2022 through December 2023 and previously from March 2017 until April 2020. From February 2022 to August 2023, Mr. Cerminara served as a senior advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. From April 2021 to December 2021, Mr. Cerminara served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which merged with Hagerty Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. He served on the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to October 2021 and was appointed Chairman from June 2018 to June 2021; Limbach Holdings, Inc. (NASDAQ: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (NASDAQ: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020.

Prior to these roles, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price (NASDAQ: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an Analyst at Legg Mason from 2000 to 2001.

Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

Prior SPAC Experience

Our Chief Executive Officer, Mr. Swets, served as senior advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Swets also served as the Chief Executive Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Previously, Mr. Swets served as a Director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Mr. Swets is senior advisor to Aldel Financial II, Inc. which is a special purpose acquisition company that is in the process of searching for a business combination target. Mr. Swets is also the Chief Executive Officer of FG Merger II Corp., a special purpose acquisition company that entered into a business combination agreement with Boxabl Inc. and is currently in the process of completing its initial business combination. In addition, Mr. Swets is the Chief Executive Officer of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.

Our Chief Financial Officer and Secretary, Mr. Baqar, served as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. In addition, Mr. Baqar also served as Chief Financial Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI

Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT), as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, as Chief Financial Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar is Chief Financial Officer of Aldel Financial II, Inc. which is a special purpose acquisition company that is in the process of searching for business combination targets. Mr. Baqar is also the Chief Financial Officer of FG Merger II Corp., a special purpose acquisition company that entered into a business combination agreement with Boxabl Inc. and is currently in the process of completing its initial business combination. In addition, Mr. Baqar is the Chief Financial Officer of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.

Our director, Dr. Richard E. Govignon Jr, served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Dr. Govignon is a member of the board of directors of FG Merger II Corp., a special purpose acquisition company that entered into a business combination agreement with Boxabl Inc. and is currently in the process of completing its initial business combination. In addition, Dr. Govignon is also a member of the board of directors of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.

Our director, Andrew B. McIntyre, served as a director FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Mr. McIntyre is a member of the board of directors of FG Merger II Corp., a special purpose acquisition company that entered into a business combination agreement with Boxabl Inc. and is currently in the process of completing its initial business combination. In addition, Mr. McIntyre is also a member of the board of directors of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.

Our director and Chairman, Scott D. Wollney, is a member of the board of directors of FG Merger II Corp., a special purpose acquisition company that entered into a business combination agreement with Boxabl Inc. and is currently in the process of completing its initial business combination. In addition, Mr. Wollney is also a member of the board of directors of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.

Our senior advisor, D. Kyle Cerminara, served as chairman of the board of directors of FG Merger II Corp a special purpose acquisition company that entered into a business combination agreement with Boxabl Inc. and is currently in the process of completing its initial business combination, and upon his resignation as chairman of the board of directors in January 2025, he has served as senior advisor to the board of directors. Mr. Cerminara has also served as chairman of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT); as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by FG Nexus, which merged with Hagerty Inc. (NYSE: HGTY); as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI); and as a senior advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT). Mr. Cerminara also serves a senior advisor to the board of directors of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.

Anthony C. “Tony” Scuderi, our President, also serves a senior advisor to the board of directors of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.

Below are the SPAC business combinations in which members of our management team have participated, along with certain other information:

➢	Aldel Financial Inc. (“Aldel I”) consummated a business combination with The Hagerty Group, LLC (“Hargerty”) on December 2, 2021, eight months following the closing the Aldel I initial public offering on April 12, 2021. Under the business combination agreement, Aldel I agreed to acquire all of the limited liability equity interests of Hagerty for $3.0 billion in aggregate consideration (subject to certain adjustments). In connection with the closing of the Aldel I business combination, Aldel issued an aggregate of 70,385,000 shares of Aldel I common stock and an aggregate of 12,669,300 warrants to purchase shares of Aldel I common stock for an aggregate purchase price of $703,850,000 in a PIPE transaction that closed simultaneously with the closing of the business combination. There was no extension of the time period for which

Aldel I had to complete its business combination. Approximately 26.13% of the shares held by public shareholders were redeemed in connection with the business combination.
➢	FG Acquisition (“FGAC”) consummated a business combination with Strong/MDI Screen Systems, Inc. on September 25, 2024, twenty-nine months following the closing the FGAC initial public offering on April 5, 2022. The aggregate consideration received by the Strong/MDI Screen Systems, Inc. shareholders was based on a pre-transaction equity value of $30,000,000. In connection with the closing of the FGAC business combination, FGAC issued 433,559 common shares for an aggregate purchase price of $4,300,000 in a PIPE transaction that closed simultaneously with the closing of the business combination. FGAC extended the time period for which FGAC had to complete its business combination twice, initially from July 5, 2023 to July 5, 2024, and then from July 5, 2024 to November 5, 2024, and FGAC did not in either case make any payments into the trust account in connection with the extensions. An aggregate of 11,496,242 shares, or 99.97%, of FGAC were redeemed in connection with the extensions. Approximately 21.38% of the shares held by public shareholders were redeemed in connection with the business combination.
➢	FG New America Acquisition Corp. (“FGNA”) consummated a business combination with Opportunity Financial, LLC (“Oppfi”) on July 20, 2016, fifteen months following the closing the FGNA initial public offering on October 2, 2020. The aggregate value of the consideration paid to the members of Oppfi in the business combination was approximately $806,517,000, after giving effect to the estimated purchase price adjustments as set forth in the business combination agreement, consisting of: (i) cash consideration in the amount of $91,646,050, equal to the cash remaining in FGNA’s trust account as of immediately prior to the closing and (i) 96,987,093 in shares of FGNA. There was no extension of the time period for which FGNA had to complete its business combination. Approximately 62.34% of the shares held by public shareholders were redeemed in connection with the business combination.
➢	FG Merger Corp. (“FGMC”) consummated a business combination with iCoreConnect Inc. on August 25, 2023, seventeen months following the closing the FGMC initial public offering on March 1, 2022. The aggregate consideration received by the iCoreConnect Inc. shareholders was based on a pre-transaction equity value of $98,000,000, which was paid in shares of FGMC common stock. On August 14, 2023, FGMC entered into Prepaid Forward Purchase Agreement (the “FPA”) by and among FGMC, Old iCore and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”). In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser purchased the lesser of (a) 1.5 million shares of FGMC common stock and (b) such number of shares of FGMC common stock as not to exceed 9.9% of the total number of shares of FGMC common stock to be outstanding from public shareholders for a price no greater than the redemption price per share as is indicated in FGMC’s most recently filed periodic report. FGMC extended the time period for which FGMC had to complete its business combination from June 1, 2023 to September 1, 2023 by, in accordance with the built-in extension terms of FGMC’s charter, depositing an aggregate extension payment of $805,000 into FGMC’s trust account. Approximately 78.16% of the shares held by public shareholders were redeemed in connection with the business combination.
➢	1347 Capital Corp. (“1347 Capital”) consummated a business combination with Limbach Holdings LLC (“Limbach Holdings”) on July 20, 2016, twenty four months following the closing the 1347 Capital initial public offering on July 21, 2014. In connection with the closing, 1347 Capital paid to the holders of membership interests and options to acquire membership interests of Limbach Holdings consideration comprised of (a) $33 million in cash, (b) 2,200,005 shares of 1347 Capital common stock, (c) 1,000,006 warrants, each exercisable for one share of 1347 Capital common stock at an exercise price of $11.50 per share, and (d) 666,670 warrants, each exercisable for one share of 1347 Capital common stock at an exercise price of $12.50 per share. In addition, pursuant to the terms of the merger agreement, 1347 Capital issued and sold to 1347 Investors LLC 400,000 newly issued shares of Class A preferred stock for $10,000,000. There was no extension of the time period for which 1347 Capital had to complete its business combination. Approximately 60.87% of the shares held by public shareholders were redeemed in connection with the business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. See “Risk Factors — As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination” on page 49 for additional information. The high level of competition may negatively impact the acquisition terms we are able to negotiate because, among other things, attractive target companies will be able to demand higher purchase prices and more favorable closing conditions, including minimum cash required in the trust account at closing or PIPE financing requirements and board designation rights with respect to the combined company.

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to seek to acquire companies within industries that exhibit strong characteristics including, but not limited to, the following:

➢	Public market-ready scale;
➢	Strong management team;
➢	Recurring revenues;
➢	High barrier to entry;
➢	Long-term organic growth;
➢	Consolidation opportunities to scale;
➢	Attractive competitive dynamics;
➢	Differentiated products or services; and
➢	Strong cash flow conversion.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Initial Business Combination

We will have until 24 months from the closing of this offering (or such later date pursuant to an approved extension) to consummate our initial business combination. If we do not complete our initial business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. Subject to shareholder approval, there is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their Class A ordinary shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) without a shareholder vote by means of a tender offer. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement.

If we are unable to consummate our initial business combination within the applicable time period, and do not hold a shareholder vote to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, or by such earlier liquidation date as our board of directors may approve, from the closing of this offering, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the warrants included in the private units will expire worthless.

If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our sponsor’s investment in our founder shares and our private placement units (and the securities comprising such units) will be worthless.

NASDAQ rules require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account. Our board of directors will make the determination as to the fair market value of our initial business combination. Additionally, pursuant to NASDAQ rules, any initial business combination must be approved by a majority of our independent directors.

If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post- transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Initial Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, the members of our management team and our directors and advisors have developed a broad network of contacts and corporate relationships around the world, which includes private equity firms, venture capitalists and entrepreneurs. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, members of our management team have developed contacts derived directly from serving on the boards of directors of several public and private companies.

This network has provided our management team with a flow of referrals, which in the past has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that this network will provide us with multiple investment opportunities. In addition, we anticipate that target business combination candidates will be brought to our attention by various unaffiliated sources, including participants in our targeted markets and their advisors, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We have engaged Imperii Securities LLC, an affiliate of our President, Mr. Scuderi, to provide us with financial advice and assistance in connection with our initial business combination, which advice and assistance may include: (a) advising and assisting us in considering the desirability of effecting a business combination and, if we elect to pursue such business combination, assisting us in developing and implementing the strategy to be used in connection with the business combination; (b) providing recommendations on the appropriate structure, purchase price, terms and conditions of a business combination; (c) advising and assisting us in our negotiation of a business combination, and, if requested, participating directly in such negotiations; (d) consulting with us with respect to the contents of the materials that may be made available by us to potential targets; (e) devising a plan of evaluating potential targets including their identification and pre-qualification; (f) organizing, arranging and accompanying our management team to meetings regarding the business combination; (g) participating in due diligence, and (h) performing such other investment banking and financial advisory services as we and Imperii Securities LLC may from time to time agree upon in writing. We will pay Imperii Securities LLC a fee for such services (the “Transaction Fee”) upon the consummation of our initial business combination in an amount equal to 1.0% of the consideration paid in connection with the business combination; provided that the Transaction Fee shall not be less than $1,000,000 or greater than $3,000,0000; and further provided that the first $1,000,000 of the Transaction Fee shall be paid with 100,000 shares held by the Sponsor, and the remainder shall be paid by the post-closing company (i) from cash remaining in the trust account after redemptions, if any, or (ii) by the issuance of shares valued at $10 per share.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm stating that such an initial business combination is fair to our company from a financial point of view.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private placement securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, the founder shares and private placement securities may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of the members of our management team may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such person was included by a target business as a condition to any agreement with respect to our initial business combination. See “Management — Conflicts of Interest” for additional information.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. However, because the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

The low price that our sponsor, officers, directors and senior advisors (directly or indirectly) paid for the founder shares creates an incentive whereby our management team could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private units (and the underlying securities) and the $15 Exercise Price Warrants (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay up to $150,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and we will reimburse our sponsor an amount equal to $15,000 per month for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination; up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our sponsor, directors or officers, or our or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

Sponsor Information

Our sponsor is a Nevada limited liability company, which was formed to invest in our company. Although our sponsor is permitted to undertake any activities permitted under the Nevada Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Imperii Investors LLC. The investment and voting decisions for FG Imperii Investors LLC. are made jointly by the three managers and no one individual has a controlling decision. As of the date of this prospectus, other than Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara, no other person has a direct or indirect material interest in our sponsor. Other than the sponsor managers, none of the other members of our sponsor will participate in our company’s activities.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
FG Imperii Investors LLC	5,750,000 Class B ordinary shares(1)	$10,000(2)

	275,000 private units(1)	$2,750,000

	Up to $150,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.

	1,000,000 $15 Exercise Price Warrants	$100,000

	$15,000 per month	Office space, administrative and support services

	Up to $1,500,000 in working capital loans may be convertible into private units at a price of $10.00 per unit	Working capital loans to finance transaction costs in connection with an intended initial business combination.

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.

Imperii Securities LLC(3)	Up to $3,000,000	Financial advice and assistance in connection with an initial business combination

FG Imperii Investors LLC Larry G. Swets, Jr. Hassan R. Baqar Andrew B. McIntyre Scott D. Wollney Richard E. Govignon Anthony C. “Tony” Scuderi

Anti-dilution protection for an aggregate of 5,750,000 founder shares in order to maintain the percentage of the founder shares at 20.0% of the outstanding shares of the combined company upon consummation of an initial business combination, as described in this prospectus

Issuance of additional ordinary shares to the holders of the founder shares

1)	Assumes no exercise of the over-allotment option and the full forfeiture of 750,000 Class B ordinary shares that are subject to surrender by our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised.
2)	Includes the amount paid by the sponsor for the founder shares that were subsequently transferred to our officers and directors.
3)	Our President, Anthony C. “Tony” Scuderi, is the CEO of Imperii Securities LLC. We have engaged Imperii Securities LLC to provide us with financial advice and assistance in connection with our initial business combination, which advice and assistance may include: (a) advising and assisting us in considering the desirability of effecting a business combination and, if we elect to pursue such business combination, assisting us in developing and implementing the strategy to be used in connection with the business combination; (b) providing recommendations on the appropriate structure, purchase price, terms and conditions of a business combination; (c) advising and assisting us in our negotiation of a business combination, and, if requested, participating directly in such negotiations; (d) consulting with us with respect to the contents of the materials that may be made available by us to potential targets; (e) devising a plan of evaluating potential targets including their identification and pre-qualification; (f) organizing, arranging and accompanying our management team to meetings regarding the business combination; (g) participating in due diligence, and (h) performing such other investment banking and financial advisory services as we and Imperii Securities LLC may from time to time agree upon in writing. We will pay Imperii Securities LLC a fee for such services (the “Transaction Fee”) upon the consummation of our initial business combination in an amount equal to 1.0% of the consideration paid in connection with the business combination; provided that the Transaction Fee shall not be less than $1,000,000 or greater than $3,000,0000; and further provided that the first $1,000,000 of the Transaction Fee shall be paid with 100,000 shares held by the Sponsor, and the remainder shall be paid by the post-closing company (i) from cash remaining in the trust account after redemptions, if any, or (ii) by the issuance of shares valued at $10 per share.

Because our initial shareholders acquired the founder shares at a nominal price of $0.002, our public shareholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. Further, in the case that additional ordinary shares or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial shareholders prior to the initial business combination at 20.0% of the issued and outstanding ordinary shares upon the consummation of the initial business combination (not including ordinary shares underlying the warrants, $15 Exercise Price Warrants, private units, or Underwriter Units or working capital loan units, if any) (after giving effect to any redemptions of ordinary shares by public shareholders), including the total number of ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any shares or equity- linked securities or warrants exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination. See the section titled “Risk Factors — Risks Relating to our Securities — Our sponsor paid an aggregate of $10,000 to cover certain of our offering costs in exchange for 5,750,000 founder shares, or approximately $0.002 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.” Public shareholders will experience additional dilution from the issuance of the private shares (including private shares underlying private units issued upon conversion of working capital loans). Further, upon exercise of the private warrants and the exercise of the $15 Exercise Price Warrants, we will issue an aggregate of 1,137,500 ordinary shares (whether or not the over-allotment option is exercised). Additional shares may be issued upon exercise of any private warrants underlying private units issued upon conversion of working capital loans. The assumed exercise of the $15 Exercise Price Warrants would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. As a result, the compensation to be paid and securities issued to the sponsor, its affiliates, and promoters, may result in a material dilution of the equity interests of public shareholders.

The following table sets forth information with respect to our initial shareholders, holders of the Underwriter Shares and the public shareholders (assuming no exercise of the underwriters’ over-allotment option):

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	per Share
Initial Shareholders(1)	5,000,000	19.63%	$10,000	0.002%	$0.002
Shares underlying private units	275,000	1.08	$2,750,000	1.36	$10.00
Shares underlying Underwriter Units	200,000	0.79	$0	0.00	$0.00
Public Shareholders	20,000,000	78.51	$200,000,000	98.64	$10.00
	25,475,000	100.0%	$202,760,000	100.0%

1)	Assumes that 750,000 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including other special purpose acquisition companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated memorandum and articles of association will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates.

Our sponsor and our officers and directors or any of their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, and FG Merger II Corp., which is a special purpose acquisition company affiliated with all of our directors, officers and senior advisors, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. In order to minimize potential conflicts of interest which may arise from multiple affiliations with SPACs, unless a business combination opportunity is expressly offered to us or to one of our directors or officers solely in his or her capacity as our director and/or officer and such opportunity is one we are permitted to undertake and would otherwise be reasonable for us to pursue, subject to their other legal obligations, we expect that our officers and directors who are also officers and/or directors of other SPACs (including Aldel Financial II Inc. and FG Merger II Corp.) will present suitable target businesses to us and the other applicable SPACs based on which SPAC went public first and taking into account any contractual restrictions applicable to each such SPAC and other reasonable considerations (including but not limited to the relative sizes of the SPACs and the amount in trust compared to the sizes of the targets, the need or desire for additional financings, the amount of time required to complete a business combination and the relevant experience of the directors and officers involved with a particular blank check company).

Additional Financing

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of PIPE transactions or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing shareholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our initial shareholders, directors or officers or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Corporate Information

Our executive offices are located at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143, and our telephone number is (847) 791-6817.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividends or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by he Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior July 1, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior July 1st , and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior July 1.

In addition, after completion of this offering and prior to the consummation of a initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment or removal of directors. As a result, Nasdaq will consider us to be a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the appointment of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We currently do not intend to rely on the “controlled company” exemption but may do so in the future. Accordingly, if we choose to do so, you will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” in this prospectus.

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of: ➢ one Class A ordinary share; and ➢ one-half of one redeemable warrant.

Proposed NASDAQ symbols	Units: “[ ]U” Class A Ordinary shares: “[ ]” Warrants: “[ ]W”

Trading commencement and separation of ordinary shares and warrants

The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless ThinkEquityLLC (“ThinkEquity”) and EarlyBirdCapital, Inc. (“EBC”) inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over- allotment option.

Units:

Number outstanding before this offering	0

Number of private units to be issued in a private placement simultaneously with this offering	275,000(1)

Number of underwriter units to be issued in a private placement simultaneously with this offering	200,000(2)

Number of units to be outstanding after this offering	20,375,000(3)

Ordinary shares:

Number of shares outstanding before this offering	5,750,000(4)

Number of shares to be outstanding after this offering	25,475,000(5)

Warrants:

Number of warrants outstanding before this offering	0

Number of warrants to be outstanding after this offering	11,187,500(6)

1)	Represents the issuance to our sponsor (and/or its designees) of an aggregate of 275,000 private units in a private placement to be completed concurrently with the consummation of this offering.
2)	Represents the issuance to the underwriters of 200,000 units, each consisting of one ordinary share and one-half of one warrant (the “Underwriter Units”), in a private placement to be completed concurrently with the consummation of this offering. Excludes the issuance of an additional 30,000 Underwriter Units if the underwriters’ over-allotment option is exercised in full. Except as described herein, the Underwriter Units are identical to the units issued in this offering.
3)	Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 750,000 founder shares by the sponsor for no consideration.
4)	Includes up to 750,000 founder shares that will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
5)	Consists of (i) 20,000,000 public shares, (ii) 5,000,000 founder shares, (iii) 275,000 private shares underlying the private units, and (iv) 200,000 Class A ordinary shares underlying the Underwriter Units (the “Underwriter Shares”).
6)	Consists of (i) 10,000,000 public warrants, (ii) 137,500 private warrants, (iii) 1,000,000 $15 Exercise Price Warrants, and (iv) 100,000 Underwriter Warrants.

Exercisability

Each whole warrant offered in this offering is exercisable to purchase one Class A ordinary share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one Class A ordinary share, as compared to units issued by some other similar special purpose acquisition companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon the closing of a business combination as compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

Exercise price

$11.50 per share (or $15.00 per share with respect to the $15 Exercise Price Warrants), subject to adjustments as described herein. In addition, with respect to all the warrants except the $15 Exercise Price Warrants, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the completion of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period

The warrants will become exercisable on the later of:

➢
30 days after the completion of our initial business combination, and
➢
12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the completion of our initial business combination, we will use our best efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a

“covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years (or ten years with respect to the $15 Exercise Price Warrants) after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants

Once the warrants become exercisable, we may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):

➢
in whole and not in part;
➢
at a price of $0.01 per warrant;
➢
upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and
➢
if, and only if, the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere in this prospectus) for any 20 trading days within a 30- trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants for cash unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

All private placement warrants and Underwriter Warrants will be non-redeemable and exercisable on a cashless basis.

Cashless exercise

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see “Description of Securities — Warrants — Public Shareholders’ Warrants” for additional information.

The private placement warrants and Underwriter Warrants are exercisable by their holders on a cashless basis.

Founder shares and anti-dilution rights:

On September 16, 2025, our sponsor paid $10,000 in exchange for 5,750,000 founder shares, or approximately $0.002 per share. The sponsor subsequently transferred an aggregate of 1,110,000 founder shares to members of the Company’s management, resulting in the sponsor holding 4,640,000 founder shares. Prior to the initial investment in the company of $10,000 by the sponsor, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriters’ over- allotment option is exercised in full, and therefore that such founder shares would represent 20.0% of the outstanding shares after this offering (not including the Class A ordinary shares underlying the Underwriter Units, the private units, the $15 Exercise Price Warrants or the working capital loan units, if any). Up to 750,000 of the founder shares will be surrendered by the sponsor depending on the extent to which the underwriters’ over-allotment option is not exercised. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, on an as-converted basis, at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the Class A ordinary shares comprising part of the Underwriter Units, the private units, the $15 Exercise Price Warrants or the working capital loan units, if any). Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law.

In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial shareholders prior to the initial business combination at 20.0% of the issued and outstanding ordinary shares upon the consummation of the initial business combination (not including Class A ordinary shares underlying the warrants, $15 Exercise Price Warrants, private units, Underwriter Units or working capital loan units, if any) (after giving effect to any redemptions of Class A ordinary shares by public shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or warrants issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any Class A ordinary shares or equity- linked securities or warrants exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

➢
prior to the closing of our initial business combination, only holders of our Class B ordinary shares have the right to vote on the appointment or removal of directors and on continuing the company in a jurisdiction outside the Cayman Islands (as further described herein), prior to the consummation of our initial business combination;

➢
the founder shares are subject to certain transfer restrictions, as described in more detail below;

➢
the founder shares are entitled to registration rights;

➢
the founder shares are subject to anti-dilution protection in order to maintain the percentage of the founder at 20.0% of the outstanding shares of the combined company upon consummation of an initial business combination, as described in this prospectus; and

➢
our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to any founder shares and public shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our initial shareholders and the underwriters have agreed to vote their founder shares, private shares and Underwriter Shares, as applicable, and any public shares purchased during or after this offering in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, in addition to our founder shares, the private shares and the Underwriter Shares, we would need 7,262,501 public shares, or 36.31% of the 20,000,000 public shares sold in this offering, to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares. Assuming that only the holders of fifty-percent of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a special meeting of the company, we would need 893,751, or approximately 4.47%, of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares).

Transfer restrictions on founder shares and the private placement securities

Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Securities”. In addition, we could agree to permit the holders of our founder shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up.

The private placement securities (including the Class A ordinary shares underlying the private units and private warrants contained therein) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Securities”.

Assuming no liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction takes place, lock-ups on the founder shares and private placement securities would expire as follows:

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

Founder Shares

(i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination

During the period commencing on the date of this prospectus

FG Imperii Investors LLC Larry G. Swets, Jr. Hassan R. Baqar Scott D. Wollney Andrew B. McIntyre Richard E. Govignon D. Kyle Cerminara Anthony C. “Tony” Scuderi

Transfers permitted (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any affiliate of our sponsor or to any member of the sponsor or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

and ending 180 days after such date, the initial shareholders shall not, without the prior written consent of ThinkEquity and EBC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to any units, ordinary shares (including, but not limited to, founder shares), warrants or any securities convertible into, or exercisable, or exchangeable for, ordinary shares owned by it, him or her, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any units, ordinary shares (including, but not limited to, founder shares), warrants or any securities convertible into, or exercisable, or exchangeable for, ordinary shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the laws of the State of Nevada or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, amalgamation, share capital exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement

Private units and private placement warrants (including component securities and securities underlying those component securities)

30 days after the completion of the business combination, provided, however, that the Underwriter Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part

		FG Imperii Investors LLC Larry G. Swets, Jr. Hassan R. Baqar Scott D. Wollney Andrew B. McIntyre Richard E. Govignon D. Kyle Cerminara Anthony C. “Tony” Scuderi	Same as above.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules
Any units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, founder shares or warrants	180 days	FG Imperii Investors LLC Larry G. Swets, Jr. Hassan R. Baqar Scott D. Wollney Andrew B. McIntyre Richard E. Govignon D. Kyle Cerminara Anthony C. “Tony” Scuderi

The 180 day lock-up period is pursuant to the underwriting agreement and can be waived with the prior written consent of ThinkEquity and EBC.

Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private units pursuant to the letter agreement described in the immediately preceding paragraphs.

The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

Voting Rights

Holders of record of our ordinary shares (including the founder shares) will vote together as a single class on all matters submitted to a vote of our shareholders, with each ordinary share entitling the holder to one vote except as required by law.

Private units and underlying securities

Our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase 275,000 private units at $10.00 per unit for an aggregate purchase price of $2,750,000. The private units are identical to the units sold in this offering except that (a) the private units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination and (b) the private warrants (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis and (iii) will be entitled to registration rights. A portion of the purchase price of the private units will be added to the proceeds from this offering and the private placement of the $15 Exercise Price Warrants to be held in the trust account such that at the time of closing $200,000,000, or $230,000,000 if the underwriters exercise their over- allotment option in full (approximately $10.00 per unit in each case), will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), the private units (and the underlying securities) will expire worthless. However, upon separation, the private units will be separated into 275,000 private shares and (ii) 137,500 private warrants which, assuming exercise thereof, will result in the issuance of up to an additional 137,500 private shares unpon consummation of an initial business combination. The private units could therefore, assuming the sponsor exercises private warrants by paying the cash exercise price, lead to the issuance of an aggregate of 412,500 ordinary shares. Any such issuances would dilute the interests of our shareholders. Any such issuances would dilute the interests of our shareholders.

$15 Exercise Price Warrants

In addition to the private warrants underlying the private units, our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 1,000,000 $15 Exercise Price Warrants in a private placement that will close simultaneously with the closing of this offering. A portion of the purchase price of the $15 Exercise Price Warrants will be added to the proceeds from this offering and the private placements of the private placement securities to be held in the trust account such that at the time of closing of this offering $200,000,000, or $230,000,000 if the underwriters exercise their over- allotment option in full (approximately $10.00 per unit in each case), will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), the private placement warrants will expire worthless. However, once the $15 Exercise Price Warrants become exercisable, if our sponsor exercises such warrants by paying the cash exercise price, then we could issue 1,000,000 Class A ordinary shares. Any such issuance would dilute the interests of our shareholders. The private placement warrants will be non- redeemable and will be exercisable on a cashless basis.

Underwriter Units and underlying securities

We have agreed to issue to the underwriters 200,000 units, or up to 230,000 units if the underwriters’ over-allotment option is exercised in full at the closing of this offering. The Underwriter Units are identical to the units sold in this offering except that the Underwriter Warrants (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis, (iv) will be entitled to registration rights and (v) for so long as they are held by the underwriters, will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A). For as long as the Underwriter Warrants are held by the underwriters or their designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. The underwriters have agreed to (i) waive their redemption rights with respect to their Underwriter Shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Underwriter Shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their Underwriter Shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension). In addition, the underwriters have agreed to vote any Underwriter Shares held by them in favor of our initial business combination.

Transfer restrictions on Underwriter Units and underlying securities

The Underwriter Units (including the underlying Underwriter Warrants, the Underwriter Shares and the Class A ordinary shares issuable upon exercise of the Underwriter Warrants) will not be transferable, assignable or salable until the completion of our initial business combination. Following such period, the Underwriter Units (including the Underwriter Warrants the Underwriter Shares and the Class A ordinary shares issuable upon exercise of the Underwriter Warrants) will be transferable, assignable or salable, except that the Underwriter Units will not trade.

Proceeds to be held in trust account

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private placement securities be deposited in a trust account. Of the proceeds we will receive from this offering and the sale of the private placement securities described in this prospectus, $200,000,000, or $230,000,000 if the underwriters’ over-allotment option is exercised in full (approximately $10.00 per unit in each case), will be deposited into a segregated trust account located in the United States at JPMorgan Chase Bank, N.A. with Odyssey Transfer and Trust Company acting as trustee, after deducting $1,000,000 (plus, if applicable, 0.5% of the gross proceeds from the sale of the over-allotment unit) in underwriting commissions payable upon the closing of this offering and an aggregate of $842,500 (regardless of whether the over-allotment option is exercised) to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds to be placed in the trust account include $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions (which amounts shall be subject to pro-rata reduction based on the number of Class A ordinary shares redeemed by our public shareholders provided that such amounts shall not be less than $2,000,000). Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds from this offering and the sale of the private placement securities will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association as described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $7,800,000 per year, assuming an interest rate of 3.9% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account and:

➢
the net proceeds of this offering and the sale of the private placement securities not held in the trust account, which initially will be approximately $1,007,500 (or $857,500 if the over-allotment option is exercised in full) in working capital after the payment of approximately $842,500 (whether or not the underwriters overallotment option is exercised) in expenses relating to this offering (not including underwriting commissions); and

➢
any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon the completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units.

Ability to extend time to complete an initial business combination sources

We have until the end of the completion window to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 24-month period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within the completion window, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein. Unless and until we complete our initial business combination no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our income taxes, and/or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. The proceeds held in the trust account may only be held as cash or in an interest bearing demand deposit account at a bank, or invested in direct U.S. government treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. government treasury obligations. Unless and until we complete our initial business combination, we may pay our expenses only from:

➢
the net proceeds of this offering and the sale of the private placement securities not held in the trust account; and

➢
any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units.

Conditions to completing our initial business combination

NASDAQ rules require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account. Our board of directors will make the determination as to the fair market value of our initial business combination. Additionally, pursuant to NASDAQ rules, any initial business combination must be approved by a majority of our independent directors. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock or shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a seeking shareholder approval or conducting a tender offer, as applicable.

If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private units (and the underlying securities) and the $15 Exercise Price Warrants (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay up to $150,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and we will reimburse our sponsor an amount equal to $15,000 per month for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination; up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our sponsor, directors or officers, or our or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

Permitted purchases of public shares and public warrants by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NASDAQ rules. However, our initial shareholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, initial shareholders, directors, executive officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction. The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the completion of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC. In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon the completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option). There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares they hold and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination (regardless of whether a shareholder votes on the proposed transaction (and regardless of whether a shareholder votes for, votes against, or abstains with respect to the transaction, if the shareholder elects to vote) or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20.0% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on NASDAQ we will be required to comply with NASDAQ’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on NASDAQ. Such provisions may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon. If we amend such provisions of our amended and restated memorandum and articles of association, we will provide our public shareholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) in connection with a shareholder meeting.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a shareholder meeting, we will:

➢	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
➢	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted (or such greater number of shares as is required by applicable law) are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the

Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Class B Ordinary shares held by our initial shareholders and holders of the Underwriter Shares will count towards this quorum and our initial shareholders, sponsor, officers and directors and the underwriters have agreed to vote any founder shares, private shares and Underwriter Shares they hold and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our founder shares, the private shares and the Underwriter Shares, we would need 7,262,501 public shares, or 36.31% of the 20,000,000 public shares sold in this offering, to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares. Assuming that only the holders of fifty-percent of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a special meeting of the company, we would need 893,751, or approximately 4.47%, of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares). These voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a shareholder on the record date for the shareholder meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

➢	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
➢	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any purchases of Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares. Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon the completion of our initial business combination,” to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post- transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association provide that we will have only 24 months from the closing of this offering (or such later date pursuant to an approved extension) to complete our initial business combination. If we are unable to complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our public warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our sponsor’s investment in our founder shares, private units and the $15 Exercise Price Warrants will be worthless.

Our initial shareholders and holders of the Underwriter Shares have entered into agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association. However, if our initial shareholders or management team or the holders of the Underwriter Shares acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time frame.

Our initial shareholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding public shares, subject to the limitations described above under “Limitations on redemptions.” For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal, and in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment.

Limited payments to insiders

There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account.

➢
Repayment of up to an aggregate of $150,000 in loans made to us by our sponsor to cover offering- related and organizational expenses;

➢
Payment to our sponsor of $15,000 per month for office space, secretarial and administrative services provided to members of our management team;

➢
Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

➢
Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
➢
Payment to Imperii Securities LLC, an affiliate of our President, Mr. Scuderi, a fee for financial advisory services (the “Transaction Fee”) upon the consummation of our initial business combination in an amount equal to 1.0% of the consideration paid in connection with the business combination; provided that the Transaction Fee shall not be less than $1,000,000 or greater than $3,000,0000; and further provided that the first $1,000,000 of the Transaction Fee shall be paid with 100,000 shares held by the Sponsor, and the remainder shall be paid by the post-closing company (i) from cash remaining in the trust account after redemptions, if any, or (ii) by the issuance of shares valued at $10 per share.

Audit Committee

We will establish and maintain an audit committee. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of interest

Our officers and directors presently and in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. In addition, our officers, Larry G. Swets, Jr. and Hassan R. Baqar have indirect interests in our sponsor and own membership interests of our sponsor. The remaining membership interests are held by third party investors that are not affiliated with members of our management.

Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated memorandum and articles of association will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates.

In addition, Mr. Baqar serves as the Chief Financial Officer of Aldel Financial II Inc., which is a special purpose acquisiton company in the process of completing their IPO. Our sponsor and our officers and directors or any of their affiliates may also sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, and FG Merger II Corp., which is a special purpose acquisition company affiliated with all of our directors, officers and senior advisors, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. In order to minimize potential conflicts of interest which may arise from multiple affiliations with SPACs, unless a business combination opportunity is expressly offered to us or to one of our directors or officers solely in his or her capacity as our director and/or officer and such opportunity is one we are permitted to undertake and would otherwise be reasonable for us to pursue, subject to their other legal obligations, we expect that our officers and directors who are also officers and/or directors of other SPACs (including Aldel Financial II Inc. and FG Merger II Corp.) will present suitable target businesses to us and the other applicable SPACs based on which SPAC went public first and taking into account any contractual restrictions applicable to each such SPAC and other reasonable considerations (including but not limited to the relative sizes of the SPACs and the amount in trust compared to the sizes of the targets, the need or desire for additional financings, the amount of time required to complete a business combination and the relevant experience of the directors and officers involved with a particular blank check company).

Our officers and directors presently and in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us. For more information, see the section entitled “Management — Conflicts of Interest.”.

In light of the involvement of our sponsor, executive officers, and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, or directors. Such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors.

Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” As discussed in this prospecus, our amended and restated memorandum and articles of association will contain a waiver of the corporate opportunity doctrine. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. Such affiliated entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Business Combination Criteria” and such transaction was approved by a majority of our independent and disinterested directors.

Members of our management team and our independent directors will directly or indirectly own founder shares and/or private placement securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The nominal price of $0.002 per share ($10,000 in aggregate) that our sponsor, executive officers, and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers, and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. In addition, while the private placement securities are identical to the securities sold in this offering, subject to certain limited exceptions as described in this prospectus, the $15 Exercise Price Warrants will be non-redeemable and exercisable on a cashless basis. As a result, the sponsor may profit at times when an unaffiliated security holder cannot profit, such as when the public warrants are called for redemption or if the sponsor chooses to utilize the cashless exercise option under circumstances where the public warrant holders cannot exercise on a cashless basis. If we are unable to complete our initial business combination within the completion window, the founder shares and private placement securities may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of the members of our management team may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such person was included by a target business as a condition to any agreement with respect to our initial business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

RISKS

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

A brief summary of some of the risk factors that make an investment in us speculative or risky include:

➢	Whether we will be able to complete our initial business combination;
➢	Whether we will be successful in retaining or recruiting, or making changes required in, our officers, key employees or directors following our initial business combination;
➢	How much time our officers and directors allocate to us and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;
➢	Whether we will need to obtain additional financing to complete our initial business combination;
➢	Whether there is a sufficient pool of prospective target businesses for us to acquire, given competition;
➢	Whether our officers and directors are able to generate a number of potential investment opportunities;
➢	Whether our securities are delisted from NASDAQ prior to our business combination or an inability to have our securities listed on NASDAQ following a business combination;
➢	The fact that we may have limited liquidity in our securities;
➢	The fact there has not previously been a market for our securities; and
➢	Our financial performance following our business combination.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Business and Structure

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the Cayman Islands as an exempted company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may choose not to hold a shareholder vote to approve our initial business combination if the business combination would not require shareholder approval under applicable law or stock exchange listing requirement. Except for as required by applicable law or stock exchange requirement, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may complete our initial business combination even if a majority of our public shareholders do not approve of the business combination we complete. Please see the section entitled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Risk Factors

If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our initial shareholders will own 20.0% of our outstanding ordinary shares immediately following the closing of this offering (not including the ordinary shares underlying the Underwriter Units, the private units, the $15 Exercise Price Warrants, or the working capital loan units, if any). Our initial shareholders and management team also may from time to time purchase ordinary shares prior to our initial business combination. Our amended and restated memorandum and articles of association provides that, if we seek shareholder approval of an initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares. As a result, in addition to our founder shares, the private shares and the Underwriter Shares, we would need 7,262,501 public shares, or 36.31% of the 20,000,000 public shares sold in this offering, to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares. Assuming that only the holders of fifty-percent of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a special meeting of the company, we would need 893,751, or approximately 4.47%, of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding our initial business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

Risk Factors

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and complete our initial business combination within 24 months from the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. Additionally, events such as terrorist attacks, natural disasters or a significant outbreak of infectious diseases may negatively impact businesses we may seek to acquire. It may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross-border transactions.

If we have not completed our initial business combination within 24 months after the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under the laws of the Cayman Islands to provide for claims of creditors and the requirements of other applicable law.

If we seek shareholder approval of our initial business combination, our sponsor, initial shareholders, directors, executive officers, advisors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we

Risk Factors

will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NASDAQ rules. However, other than as expressly stated herein, our initial shareholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. Such purchases may include a contractual acknowledgment that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the completion of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. We expect any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy materials or tender offer documents, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Manner of Conducting Redemptions.”

Risk Factors

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for special purpose acquisition companies has changed in recent years. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms.

Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

We may engage our underwriters or one or more of their affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive a deferred underwriting fee only upon the successful completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage our underwriters or one or more of their affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay our underwriters or one or more of their affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with our underwriters or any of their affiliates and no fees or other compensation for such services will be paid to our underwriters or any of their affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed

Risk Factors

underwriter’s compensation in connection with this offering. Our underwriters are also entitled to receive a deferred underwriting fee that is conditioned on the successful completion of an initial business combination. Our underwriters or their affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), subject to applicable law and as further described herein. In addition, if our plan to redeem our public shares if we are unable to complete an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) is not completed for any reason, compliance with the laws of the Cayman Islands may require that we submit a plan of dissolution to our then-existing shareholders.for approval prior to the distribution of the proceeds held in our trust account. In that case, public shareholders may be forced to wait beyond 24 months from the closing of this offering (or such later date pursuant to an approved extension) before they receive funds from our trust account. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement securities are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will be listed on the Nasdaq Global Market, we will be exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in

Risk Factors

open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our public warrants will expire worthless.

We expect to encounter competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement securities, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our public warrants will expire worthless.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the trust account and less any interest earned thereon that is released to us to pay our tax obligations) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate, and you will only be entitled to receive your pro rata portion of the funds in the trust account. If NASDAQ delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the 24 months following the closing of the offering, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering, only approximately $1,007,500 (or $857,500 if the over-allotment option is exercised in full) will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the 24 months following such closing; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more

Risk Factors

favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

In the event that our offering expenses exceed our estimate of $842,500 (whether or not the underwriters overallotment option is exercised), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $842,500 (whether or not the underwriters overallotment option is exercised), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon the completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per share (regardless of whether the underwriters exercise their over-allotment option), or possibly less, on our redemption of our public shares, and our warrants will expire worthless.

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by shareholders may be less than $10.00 per share (regardless of whether the underwriters exercise their over-allotment option).

The net proceeds of this offering and certain proceeds from the sale of the private placement securities, in the amount of $200,000,000 (or $230,000,000 if the underwriter’s over-allotment option is exercised in full), may only be invested in direct U. S. Treasury obligations having a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. Treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may withdraw to pay income taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public shareholders are entitled to receive their pro- rata share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $200,000,000 (or $230,000,000 if the underwriter’s over-allotment option is exercised in full) as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share (regardless of whether the underwriters exercise their over-allotment option).

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges

Risk Factors

of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination or thereafter. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per- share redemption amount received by shareholders may be less than $10.00 per share (regardless of whether the underwriters exercise their over-allotment option).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. The underwriters of this offering as well as our registered independent public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option) initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option) and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option) due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations.

Risk Factors

As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option). In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share (regardless of whether the underwriters exercise their over-allotment option) and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option) due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share (regardless of whether the underwriters exercise their over-allotment option).

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable

Risk Factors

bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination or force us to abandon our efforts to complete an initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

➢	restrictions on the nature of our investments; and
➢	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:
➢	registration as an investment company;
➢	adoption of a specific form of corporate structure; and
➢	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless it can qualify for an exclusion, a company must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

The SEC recently provided guidance that the determination of whether a special purpose acquisition company, like us, is an “investment company” under the Investment Company Act is a facts and circumstances determination requiring individualized analysis and depends on a variety of factors, including a SPAC’s duration, asset composition, business purpose and activities, and “is a question of facts and circumstances” requiring individualized analysis. When applying these factors to us we do not believe that our principal activities will subject us to the Investment Company Act. To this end, the Company was formed for the purpose of completing an initial business combination with one or more businesses. Our business will be focused on identifying and completing an initial business combination, and thereafter, operating the post-transaction business or assets for the long term. Further, we do not plan to buy businesses or assets with a view to resale or profit from their resale and we do not plan to buy unrelated businesses or assets or to be a passive investor. In addition, the proceeds held in the trust account will only be held as cash or in an interest bearing demand deposit account at a bank, or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. Pursuant to the investment management trust agreement, the trustee will not be permitted to invest in other securities or assets. By restricting the investment of the proceeds in this manner, and by focusing our directors’ and officers’ time toward, and operating our business for the purpose of, acquiring and growing businesses for the long term (rather than buying and selling businesses in the manner of a merchant bank or private equity fund or investing in assets for the purpose of achieving investment returns on such assets), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. Further, investing in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the trust account will be intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the

Risk Factors

substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as described above, we may be deemed to be subject to the Investment Company Act. Notwithstanding that we have limited our activities as described above, we could nevertheless be considered to be operating as an unregistered investment company. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

If we were deemed to be an investment company for purposes of the Investment Company Act, we would need to register as such under the Investment Company Act and compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination, and instead be required to liquidate the trust account and may be required to change our operations or wind down our operations. In which case, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our warrants would expire worthless.

If we were deemed to be an investment company for purposes of the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. We may also be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the trust account. If we are required to liquidate the trust account, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our securities following such a transaction, and our warrants would expire worthless. On the liquidation of our trust account, our public shareholders may receive only approximately $10.00 per share (regardless of whether the underwriters exercise their over-allotment option), or less in certain circumstances, and our warrants will expire worthless. Changes in laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to rules and regulations enacted by various national, regional and local governing bodies, including for example, the SEC, and to new and evolving regulatory measures under applicable law. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly and our efforts to comply with such new and evolving laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention, In addition, these changes could have a material adverse effect on our business, investments and results of operations.

On January 24, 2024, the SEC adopted a series of new rules, effective as of July 1, 2024, relating to SPACs (the “SPAC Rules”) requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; (iv) amendments to the financial statement requirements applicable to business combination transactions involving SPACs; and (v) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. A failure to comply with applicable laws or regulations and any subsequent

Risk Factors

changes, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of approximately $18,000 and to imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our public shareholders to discuss company affairs with management, and the holders of our Class A ordinary shares will not have the right to vote on the appointment or removal of directors or continuing the company in a jurisdiction outside the Cayman Islands until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management. Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment or removal of directors or continuing the company in a jurisdiction outside the Cayman Islands until after the consummation of our initial business combination.

Provisions in our amended and restated memorandum and articles of association and Cayman Islands law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include:

➢	the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities;
➢	a staggered board of directors; and
➢	the fact that prior to the completion of our initial business combination only holders of our founder shares, which have been issued to our sponsor, are entitled to vote on the appointment of directors.

All of these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risk Factors

Risks Relating to Completing a Business Combination

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Our efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While we may pursue an initial business combination opportunity in any industry or sector, we intend to capitalize on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team’s established global relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors. Our amended and restated memorandum and articles of association prohibit us from effectuating a business combination with another blank check company or similar company with nominal operations. Because we have not yet selected any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence.

Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. The past performance of our management team or their respective affiliates is not a guarantee of either: (i) success with respect to any business combination we may consummate; or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of any future performance.

Our sponsor has the ability to remove itself as the Company’s sponsor or to substantially reduce its interests in the Company before identifying a business combination, which may result in change in the strategy and focus of our Company in pursuing a business combination.

Our sponsor may surrender or forfeit, transfer or exchange our founder shares, private units or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities. In addition, the members of our sponsor could, with the permission of the sponsor’s managing member, transfer their membership interests in the sponsor, thereby transferring control of our sponor to a third party. Through the forgoing means, our sponsor may remove itself as the Company’s sponsor, substantially reduce its interests in the Company, or have its control transferred to a third party before we identify a business combination. Any such reduction of the interests of our sponsor in the securities of the Company or transfer of sponsor interests may lead to the sponsor’s managing member no longer having voting power and control over the affairs of the Company in pursuing a business

Risk Factors

combination. This could also result in a change to our management team, acquisition strategy and criteria and our industry focus without shareholders having the ability to consider the merits of a change in the management team.

Involvement of members of our management and companies with which they are affiliated in civil disputes and litigation or governmental investigations unrelated to our business affairs could materially impact our ability to consummate an initial business combination.

Members of our management team and companies with which they are affiliated have been, and in the future will continue to be, involved in a wide variety of business affairs, including transactions, such as sales and purchases of businesses, and ongoing operations. As a result of such involvement, members of our management and companies with which they are affiliated in past have been, and may in the future continue to be, involved in civil disputes and litigation and governmental investigations relating to their business affairs unrelated to our company which may progress. Given our management’s extensive involvement in financial services, asset management, insurance and other regulated industries, those civil disputes, litigation and governmental investigations could involve FINRA, SEC and/or state regulatory bodies and could result in settlements where parties are named publicly. Any such claims, investigations or settlements may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.

We may seek business combination opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to ascertain or assess adequately all of the relevant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

Risk Factors

We are not required to obtain an opinion from an independent investment banking firm or from a valuation or appraisal firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board of directors cannot independently determine the fair market value of the target business or businesses (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm which is a member of FINRA or from a valuation or appraisal firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue additional Class A ordinary shares at the time of our initial business combination as a result of the anti-dilution provisions contained in the letter agreement among us and our initial shareholders. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorize the issuance of up to 479,000,000 Class A ordinary shares of a par value of $0.0001 each, 20,000,000 Class B ordinary shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each.

Immediately after this offering, there will be 458,525,000 Class A ordinary share and 15,000,000 Class B (assuming that the underwriters have not exercised their over-allotment option and the forfeiture of 750,000 founder shares) authorized but unissued ordinary shares, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. Immediately after this offering, there will be no preferred shares issued and outstanding.

We may issue a substantial number of additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering (or such later date pursuant to an approved extension), or (y) amend the foregoing provisions. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

In the case that additional ordinary shares or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial shareholders prior to the initial business combination at 20.0% of the issued and outstanding ordinary shares upon the consummation of the initial business combination (not including ordinary shares underlying the warrants, $15 Exercise Price Warrants, private units, Underwriter Units or working capital loan units, if any) (after giving effect to any redemptions of ordinary shares by public shareholders), including the total number of ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or warrants issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any shares or equity- linked securities or warrants exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination. Any such issuance would result in the issuance of additional shares to the initial shareholders unless they waive their anti-dilution rights.

The issuance of additional ordinary shares or preferred shares:

➢	may significantly dilute the equity interest of investors in this offering;

Risk Factors

➢	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;
➢	could cause a change in control if a substantial number of ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
➢	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants;
➢	may make us a less attractive target and thereby make it more difficult for us to complete an initial business combination; and
➢	may impact our ability to complete a financing in connection with our initial business combination or the price at which such financing may be completed.

We may issue ordinary shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our of ordinary shares at that time.

In connection with our initial business combination, we may issue ordinary shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share, or at a price which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.00 per share (regardless of whether the underwriters exercise their over-allotment option). The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity and to complete the business combination. Such arrangements result in costs particular to the business combination process that would not generally be incurred in a traditional IPO. Such agreements may be structured in a way intended to ensure a return on investment to the investor in return for funds facilitating the completion of the business combination. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. If we are not able to secure such financing and there are significant redemption from our trust account, it is possible that we might not be able to complete an initial business combination. In addition, any issuance of ordinary shares in connection with a PIPE transcation or similar financing would result in the issuance of additional shares our initial shareholders as a result of the anti-dilution protections of the founder shares, unless the initial shareholders waive their anti-dilution rights. If the initial shareholders do not waive their anti-dilution rights the issuance of additional shares could make it more difficult to complete the proposed financing or make the terms of such financing less favorable to us.

The grant of registration rights to our initial shareholders and holders of our $15 Exercise Price Warrants, private units, and Underwriter Units may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register the ordinary shares into which founder shares are convertible, holders of our private placement securities and their permitted transferees can demand that we register the private placement securities and the ordinary shares issuable upon exercise of the warrants included therein, holders of units that may be issued upon conversion of working capital loans may demand that we register such units or the underlying securities issuable upon conversion of such units and holders of the Underwriter Units can demand that we register the Underwriter Shares, the Underwriter Warrants, and the ordinary shares underlying the Underwriter Warrants.

We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the ordinary shares owned by our initial shareholders, holders of our private placement warrants, holders of the private shares, holders of the Underwriter Units or holders of our working capital loans or their respective permitted transferees are registered.

Risk Factors

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless.

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors and our senior advisor. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the closing of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Cayman Islands law.

Risk Factors

We may have a limited ability to assess the management of a prospective target business which may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders or warrant holders who choose to remain shareholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon the completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and our officers and directors are, and in the future may become, affiliated with such entities (such as operating companies or investment vehicles) that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. Our officers and directors presently and any in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

Our officers and directors presently and in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. In addition, our officers, Larry G. Swets, Jr. and Hassan R. Baqar have indirect interests in our sponsor. The remaining membership interests are held by third party investors that are not affiliated with members of our management.

Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination. The purpose for

Risk Factors

the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated memorandum and articles of association will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates.

Mr. Baqar serves as the Chief Financial Officer of Aldel Financial II Inc., which is a special purpose acquisition company in the process of completing their IPO. Our sponsor and our officers and directors or any of their affiliates may also sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, and FG Merger II Corp., which is a special purpose acquisition company affiliated with all of our directors, officers and senior advisors, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. In order to minimize potential conflicts of interest which may arise from multiple affiliations with SPACs, unless a business combination opportunity is expressly offered to us or to one of our directors or officers solely in his or her capacity as our director and/or officer and such opportunity is one we are permitted to undertake and would otherwise be reasonable for us to pursue, subject to their other legal obligations, we expect that our officers and directors who are also officers and/or directors of other SPACs (including Aldel Financial II Inc. and FG Merger II Corp.) will present suitable target businesses to us and the other applicable SPACs based on which SPAC went public first and taking into account any contractual restrictions applicable to each such SPAC and other reasonable considerations (including but not limited to the relative sizes of the SPACs and the amount in trust compared to the sizes of the targets, the need or desire for additional financings, the amount of time required to complete a business combination and the relevant experience of the directors and officers involved with a particular blank check company).

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. Certain of our directors and officers formed and are also actively engaged in Aldel Financial II Inc. and FG Merger II Corp., special purpose acquisition companies that are currently searching for a business combination, and may present additional conflicts of interest in pursuing an acquisition target and determining whether an identified target is appropriate for us, Aldel Financial II Inc. or FG Merger II Corp. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Officers and Directors.”

Risk Factors

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or existing holders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Business Combination Criteria” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On September 16, 2025, our sponsor paid $10,000 in exchange for 5,750,000 founder shares, or approximately $0.002 per share. Prior to the initial investment in the company of $10,000 by the sponsor, the company had no assets, tangible or intangible. The sponsor subsequently transferred an aggregate of 1,110,000 founder shares to members of the Company’s management, resulting in the sponsor holding 4,640,000 founder shares. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued.

The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20.0% of the outstanding shares after this offering (not including the ordinary shares underlying the Underwriter Units, the private units, the $15 Exercise Price Warrants or the working capital loan units, if any). Up to 750,000 of the founder shares will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment is exercised. The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor (and/or its designees) has committed

Risk Factors

to purchase 1,000,000 $15 Exercise Price Warrants that will also be worthless if we do not complete our initial business combination. In addition, our sponsor (and/or its designees) has committed to purchase an aggregate of 275,000 private units, consisting of one private share and one-half of one private warrant, that will also be worthless if we do not complete our initial business combination. Our initial shareholders and members of our board of directors could make a substantial profit (approximately $52,750,000  with respect to the founder shares if the founder shares and private shares were to be sold at $10.00 per share and assuming the underwriters do not exercise their overallotment option) after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering nears, which is the deadline for our completion of an initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

➢	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
➢	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
➢	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;
➢	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;
➢	our inability to pay dividends on our ordinary shares;
➢	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
➢	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
➢	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
➢	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Risk Factors

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement securities, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement securities will provide us with $145,500,000 (or $167,325,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the $7,000,000, or up to $8,050,000 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account (which amounts shall be subject to pro-rata reduction based on the number of ordinary shares redeemed by our public shareholders provided that such amounts shall not be less than $2,000,000), and excluding approximately $1,007,500 (or $857,500 if the over-allotment option is exercised in full) held outside the trust account to fund our working capital requirements).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

➢	solely dependent upon the performance of a single business, property or asset, or
➢	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Risk Factors

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post- transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that the proxy statement with respect to the vote on an initial business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders or warrant holders do not agree.

Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares in connection with such initial business combination, all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Risk Factors

In order to effectuate an initial business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, special purpose acquisition companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require the approval of holders of 65% of our ordinary shares, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. In addition, our amended and restated memorandum and articles of association requires us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete an initial business combination within 24 months of the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination. If we seek to extend the time to consummate an initial business combination, we will be required to offer our shareholders the right to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account in connection with a shareholder vote relating to such extension. We cannot assure you that if we seek such extension that we will be able to maintain our NASDAQ listing following such redemptions.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our ordinary shares, which is a lower amendment threshold than that of some other special purpose acquisition companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the closing of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association provide that any of its provisions related to pre- business combination activity (including the requirement to deposit proceeds of this offering and the private placements of warrants and the private units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon. If we amend such provisions of our amended and restated memorandum and articles of association, we will provide our public shareholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) in connection with a shareholder meeting (regardless of whether a shareholder votes on the proposed amendment and regardless of whether a shareholder votes for, votes against, or abstains with respect to the proposed amendment, if the shareholder elects to vote). In all other instances, our amended and restated memorandum and articles of association may be amended by holders of a majority of our outstanding ordinary shares entitled to vote thereon, subject to applicable provisions of the NRS or applicable stock exchange rules. Our initial shareholders, who will collectively beneficially own 20.0% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the ordinary shares underlying the public warrants, the Underwriter Units, the private units, the $15 Exercise Price Warrants, and units issuable upon conversion of working capital loans), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre- business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which

Risk Factors

you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our initial shareholders, executive officers and directors have agreed, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding public shares.

Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers or directors for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Certain agreements related to this offering may be amended without shareholder approval.

Each of the agreements related to this offering to which we are a party, other than the warrant agreement and the investment management trust agreement, may be amended without shareholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our initial shareholders, sponsor, officers, directors and holders of the Underwriter Units; the registration rights agreement among us and our initial shareholders; the $15 Exercise Price Warrants purchase agreement between us and our sponsor; the private units purchase agreement between us and our sponsor; and the administrative services agreement among us, our sponsor and an affiliate of our sponsor. These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, $15 Exercise Price Warrants, private units and other securities held by our initial shareholders, sponsor, officers and directors. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our initial shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement securities. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all.

To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the completion of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post- transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to

Risk Factors

fund the purchase of other companies. These financing transactions are designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing shareholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. In addition, any issuance of ordinary shares in connection with the additional financing would result in the issuance of additional shares our initial shareholders as a result of the anti-dilution protections of the founder shares, unless the initial shareholders waive their anti-dilution rights. If the initial shareholders do not waive their anti-dilution rights the issuance of additional shares could make it more difficult to complete the proposed financing or make the terms of such financing less favorable to us. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own 20.0% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and excluding the ordinary shares underlying the public warrants, the Underwriter Units, the private units, the $15 Exercise Price Warrants and the units issuable upon conversion of any working capital loans). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control.

Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a terms for three years with only one class of directors being elected in each year. We may not hold an annual meeting of shareholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the closing of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert substantial influence at least until the completion of our initial business combination.

We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

The Sponsor is not controlled by and it does not have substantial ties with a non-U.S. person. Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara, the managers of the Sponsor, are U.S. citizens. We do not expect the Company to be considered a “foreign person” under the regulations administered by CFIUS. However, if our initial business combination with a U.S. business is subject to CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business, FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate

Risk Factors

national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our initial business combination. If we cannot complete our initial business combination by the time specified in our amended and restated memorandum and articles of association because the review process drags on beyond such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, our public shareholders may only receive an amount per share that will be determined by when we liquidate, and our warrants will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.

Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

Risks Relating to Our Securities

Our sponsor paid an aggregate of $10,000 to cover certain of our offering costs in exchange for 5,750,000 founder shares, or approximately $0.002 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming maximum redemption and no exercise of underwriters’ over-allotment option and no value is ascribed to the warrants included in the units, the private units, the $15 Exercise Price Warrants, or the Underwriter Units and the other public shareholders will incur an immediate and substantial dilution of approximately 101.80% or $10.18 per share, assuming no exercise of the underwriters’ over-allotment option, the difference between the pro forma net tangible book value per share after this offering of $0.18 and the initial offering price of $10.00 per unit. our ordinary shares.

The determination of the offering price of our units, the size of this offering and terms of the units is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

➢	the history and prospects of companies whose principal business is the acquisition of other companies;

Risk Factors

➢	prior offerings of those companies;
➢	our prospects for acquiring an operating business at attractive values;
➢	a review of debt to equity ratios in leveraged transactions;
➢	our capital structure;
➢	an assessment of our management and their experience in identifying operating companies;
➢	general conditions of the securities markets at the time of this offering; and
➢	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Odyssey Transfer and Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Risk Factors

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of ordinary shares and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere in this prospectus) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption provided that on the date we give notice of redemption. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us.

Our warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 10,000,000 ordinary shares (or up to 11,500,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of (x) 1,187,500 private placement warrants, consisting of (i) 1,000,000 $15 Exercise Price Warrants and (ii) 137,500 private warrants, and (y) 100,000 Underwriter Warrants (or up to 115,000 Underwriter Warrants if the underwriters’ over-allotment option is exercised in full). In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors makes any working capital loans, up to $1,500,000 of such loans may be convertible into up to 150,000 units, each unit consisting of one share and one-half of a warrant, at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

Risk Factors

Because each unit contains one-half of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other special purpose acquisition companies.

Each unit contains one-half of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon the closing of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

You will not be permitted to exercise your warrants unless we register and qualify the underlying ordinary shares or certain exemptions are available.

If the issuance of the ordinary shares upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the ordinary shares included in the units.

We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the completion of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the registration under the Securities Act of the ordinary shares issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.

In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

If our ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.

In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws.

Risk Factors

You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer ordinary shares from such exercise than if you were to exercise such warrants for cash.

The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the ordinary shares is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption. If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our ordinary shares (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer ordinary shares from such exercise than if you were to exercise such warrants for cash.

The warrants may become exercisable for a security other than the ordinary shares, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the ordinary shares. As a result, if the surviving company redeems your warrants pursuant to the warrant agreement, you may receive, upon exercise of your warrants, a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the warrants within 15 business days of the closing of an initial business combination.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder (as defined in the section of this prospectus captioned “Taxation —U.S. Federal Income Tax Considerations — U.S. Holders”) of our ordinary shares, rights or warrants, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation —U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our ordinary shares, rights and warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Taxation —U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

Risk Factors

General Risk Factors

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on NASDAQ on or promptly after the date of this prospectus and our ordinary shares and warrants on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on NASDAQ. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in NASDAQ’s listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NASDAQ in the future or prior to our initial business combination. In order to continue listing our securities on NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, based on Nasdaq Global Market’s current listing standards, we must maintain a minimum market value of listed securities of $50,000,000 and a minimum number of 400 holders of our listed securities. Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq Global Market’s initial listing requirements, which are more rigorous than Nasdaq Global Market’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq Global Market. For instance, based on Nasdaq Global Market’s current listing standards, our stock price would be required to be at least $4.00 per share, the market value of our listed securities would be required to be at least $75 million (or we would need to satisfy certain shareholders’ equity or total assets and total revenue requirements) and we would be required to have a minimum of 400 round lot holders of our securities (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

➢	a limited availability of market quotations for our securities;
➢	reduced liquidity for our securities;
➢	a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
➢	a limited amount of news and analyst coverage; and
➢	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our ordinary shares and warrants will be listed on NASDAQ, our units, ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

Risk Factors

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Forbes Hare, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Risk Factors

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2026. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes- Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any July 1 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risk Factors

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior July 1st , and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior July 1st . To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

➢	costs and difficulties inherent in managing cross-border business operations;
➢	rules and regulations regarding currency redemption;
➢	complex corporate withholding taxes on individuals;
➢	laws governing the manner in which future business combinations may be effected;
➢	exchange listing and/or delisting requirements;
➢	tariffs and trade barriers;
➢	regulations related to customs and import/export matters;
➢	local or regional economic policies and market conditions;

Risk Factors

➢	unexpected changes in regulatory requirements;
➢	challenges in managing and staffing international operations;
➢	longer payment cycles;
➢	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
➢	currency fluctuations and exchange controls;
➢	rates of inflation;
➢	challenges in collecting accounts receivable;
➢	cultural and language differences;
➢	employment regulations;
➢	underdeveloped or unpredictable legal or regulatory systems;
➢	corruption;
➢	protection of intellectual property;
➢	social unrest, crime, strikes, riots and civil disturbances;
➢	regime changes and political upheaval;
➢	terrorist attacks and wars; and
➢	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

➢	our ability to select an appropriate target business or businesses;
➢	our ability to complete our initial business combination;
➢	our expectations around the performance of the prospective target business or businesses;
➢	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
➢	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;
➢	our potential ability to obtain additional financing to complete our initial business combination;
➢	our pool of prospective target businesses;
➢	the ability of our officers and directors to generate a number of potential business combination opportunities;
➢	our public securities’ potential liquidity and trading;
➢	the lack of a market for our securities;
➢	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;
➢	the trust account not being subject to claims of third parties; or
➢	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Proceeds

We are offering 20,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement securities will be used as set forth in the following table.

	Without	Over-allotment
	Over-allotment	Option
	Option	Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$200,000,000	$230,000,000
Gross proceeds from private placement	2,850,000	2,850,000
Total gross proceeds	$202,850,000	$232,850,000
Estimated offering expenses(2)
Underwriting commissions (excluding units payable to the underwriters at the closing of this offering)(3)	$1,000,000	$1,150,000
Other underwriter expenses, including legal	125,000	125,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	75,000	75,000
SEC/FINRA Expenses	70,213	70,213
Transfer agent fees	7,500	7,500
NASDAQ listing and filing fees	80,000	80,000
Directors and officers insurance	180,000	180,000
Miscellaneous	24,787	24,787
Total offering expenses (other than underwriting commissions)	$842,500	$842,500
Proceeds after estimated offering expenses	$201,007,500	$230,857,500
Held in trust account(4)(7)	$200,000,000	$230,000,000
% of public offering size	100%	100%
Not held in trust account	$1,007,500	$857,500

Use of Proceeds

The following table shows the use of the approximately $1,007,500 (or $857,500 if the over-allotment option is exercised in full) of net proceeds not held in the trust account (5).

	Without Over-allotment		With Over-allotment
	Option		Option
	Amount	% of Total	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$457,500	45.41	$307,500	35.86
Financial reporting	50,000	4.96	50,000	5.83
NASDAQ listing and filing fees	140,000	13.90	140,000	16.33
Payment for office space, secretarial and administrative services (up to 24 months)	360,000	35.73	360,000	41.98
Total	$1,007,500	100.0	$857,500	100.00

1)	Includes gross proceeds from this offering of $200,000,000 (or $230,000,000 if the underwriters’ overallotment option is exercised in full). Also reflects the amount payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
2)	A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $150,000 as described in this prospectus. These loans will be repaid upon the closing of this offering out of the $842,500 (whether or not the underwriters overallotment option is exercised) of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are more than as set forth in this table, they will be repaid using a portion of the $1,007,500 (or $857,500 if the over-allotment option is exercised in full) of offering proceeds not held in the trust account and set aside for post-closing working capital expenses. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.
3)	The underwriter will be entitled to an underwriting discount, payable upon the closing of this offering, equal to the lesser of (i) 1% of the gross proceeds of this offering and (ii) an amount equal to $1,000,000 plus 0.5% of the gross proceeds from the sale of the over-allotment unit. In addition, $0.35 per unit, or $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters upon consummation of an initial business combination from the funds held in the trust account (which amounts shall be subject to pro-rata reduction based on the number of ordinary shares redeemed by our public shareholders provided that such amounts shall not be less than $2,000,000), and the remaining funds, less amounts used to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. In addition, the underwriters will receive units equaling 1.0% of the units sold in this offering, or 200,000 units, at the closing of this offering. If the underwriters’ over-allotment option is exercised in full, an additional 30,000 units will be issued to the underwriters. See “Underwriting”.
4)	The funds held in the trust account, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.
5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be

Use of Proceeds

invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $7,800,000 per year, assuming an interest rate of 3.9% per year; however, we can provide no assurances regarding this amount.
6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.
7)	Our President, Anthony C. “Tony” Scuderi, is the CEO of Imperii Securities LLC. We have engaged Imperii Securities LLC to provide us with financial advice and assistance in connection with our initial business combination, which advice and assistance may include: (a) advising and assisting us in considering the desirability of effecting a business combination and, if we elect to pursue such business combination, assisting us in developing and implementing the strategy to be used in connection with the business combination; (b) providing recommendations on the appropriate structure, purchase price, terms and conditions of a business combination; (c) advising and assisting us in our negotiation of a business combination, and, if requested, participating directly in such negotiations; (d) consulting with us with respect to the contents of the materials that may be made available by us to potential targets; (e) devising a plan of evaluating potential targets including their identification and pre-qualification; (f) organizing, arranging and accompanying our management team to meetings regarding the business combination; (g) participating in due diligence, and (h) performing such other investment banking and financial advisory services as we and Imperii Securities LLC may from time to time agree upon in writing. We will pay Imperii Securities LLC a fee for such services (the “Transaction Fee”) upon the consummation of our initial business combination in an amount equal to 1.0% of the consideration paid in connection with the business combination; provided that the Transaction Fee shall not be less than $1,000,000 or greater than $3,000,0000; and further provided that the first $1,000,000 of the Transaction Fee shall be paid with 100,000 shares held by the Sponsor, and the remainder shall be paid by the post-closing company (i) from cash remaining in the trust account after redemptions, if any, or (ii) by the issuance of shares valued at $10 per share.

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private placement securities be deposited in a trust account. Of the $202,850,000 in gross proceeds we receive from this offering and the sale of the private placement securities described in this prospectus, or $232,850,000 if the underwriters’ over-allotment option is exercised in full, $200,000,000, or $230,000,000 if the underwriters’ over-allotment option is exercised in full (approximately $10.00 per unit in each case), will be deposited into a trust account with Odyssey Transfer and Trust Company acting as trustee, after deducting $1,000,000 (plus 0.5% of the gross proceeds from the sale of the over-allotment unit, if applicable), in underwriting discounts and commissions payable upon the closing of this offering and an aggregate of $842,500 (regardless of whether the over-allotment option is exercised) to pay fees and expenses in connection with the closing of this offering and for working capital following this offering. The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account (assuming no exercise of the over-allotment option) will be approximately $7,800,000 per year, assuming an interest rate of 3.9% per year; however, we can provide no assurances regarding this amount.

We expect that the interest earned on the trust account will be sufficient to pay income taxes. We will not be permitted to withdraw any of the principal or interest held in the trust account, except to pay our tax obligations, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering(or such later date pursuant to an approved extension), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business

Use of Proceeds

combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering. However, our amended and restated memorandum and articles of association provide that, following this offering and prior to the consummation of our initial business combination, we will be prohibited from issuing additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering (or such later date pursuant to an approved extension) or (y) amend the foregoing provisions.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Subsequent to the closing of this offering, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. Upon the completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $150,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of the closing of this offering or the date on which the company determines not to conduct the offering described herein. The loan will be repaid upon the closing of this offering out of the $842,500 (whether or not the underwriters overallotment option is exercised) of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Dividend Policy

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the ordinary shares underlying the Underwriter Units, the ordinary shares underlying the private units, or the working capital loan units, if any). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Dilution

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, the private warrants underlying the private units, the $15 Exercise Price Warrants and the warrants underlying the Underwriter Units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated exercise of warrants and $15 Exercise Price Warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. In addition, the calculation of dilution in this section assumes that no additional securities will be issued in connection with additional financing to facilitate an initial business combination. However, the Company may need to raise additional financing since the Company intends to seek an initial business combination with a target company with an enterprise value significantly greater than the net proceeds of the offering and the sale of private units. Net tangible book value per share (“NTBV”) is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, by the number of outstanding ordinary shares.

As of September 30, 2025, our net tangible book value was $(6,751), or approximately ($0.001) per ordinary share. Assuming no redemptions, after giving effect to the sale of 20,000,000 ordinary shares included in the units we are offering by this prospectus (or 23,000,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), the private placements of private units, the $15 Exercise Price Warrants, and the Underwriters Units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30,2025 would have been $194,000,749 or $7.62 per share (or $222,800,749 or $7.62 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of 20,000,000 ordinary shares that may be redeemed for cash, or 23,000,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) of $2.38 per share (or $2.38 per share if the underwriters’ over-allotment option is exercised in full) to our initial shareholders as of the date of this prospectus.

Dilution

The following tables illustrate the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units, the private warrants underlying the private units, the $15 Exercise Price Warrants, or the Underwriter Warrants:

		25% of	50% of	75% of
	No	Maximum	Maximum	Maximum	Maximum
No exercise of over-allotment option	Redemption	Redemptions	Redemptions	Redemptions	Redemptions
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value before this offering	0.00	0.00	0.00	0.00	0.00
Increase (decrease) attributable to public shareholders and sale of the units	7.62	$7.12	6.30	4.68	(0.18)
Pro forma net tangible book value after this offering	$7.62	$7.12	$6.30	$4.68	$(0.18)
Dilution to public shareholders	$2.38	$2.88	$3.70	$5.32	$10.18
Percentage of dilution to public shareholders	23.80%	28.80%	37.00%	53.20%	101.80%

		25% of	50% of	75% of
	No	Maximum	Maximum	Maximum	Maximum
Full exercise of over-allotment option	Redemption	Redemptions	Redemptions	Redemptions	Redemptions
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value before this offering	0.00	0.00	0.00	0.00	0.00
Increase (decrease) attributable to public shareholders and sale of the units	7.62	7.12	6.30	4.69	(0.18)
Pro forma net tangible book value after this offering	$7.62	$7.12	$6.30	$4.69	$(0.18)
Dilution to public shareholders	$2.38	$2.88	$3.70	$5.31	$10.18
Percentage of dilution to public shareholders	23.80%	28.80%	37.00%	53.10%	100.80%

The following table sets forth information with respect to our initial shareholders, holders of the Underwriter Shares and the public shareholders (assuming no exercise of the underwriters’ over-allotment option):

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	per Share
Initial Shareholders(1)	5,000,000	19.63%	$10,000	0.002%	$0.002
Shares underlying private units	275,000	1.08	$2,750,000	1.36	$10.00
Shares underlying Underwriter Units	200,000	0.79	$0	0.00	$0.00
Public Shareholders	20,000,000	78.51	$200,000,000	98.64	$10.00
	25,475,000	100.0%	$202,760,000	100.0%

1)	Assumes that 750,000 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

Dilution

The pro forma net tangible book value per share after the offering is calculated as follows:

		25% of	50% of	75% of
	No	Maximum	Maximum	Maximum	Maximum
No exercise of over-allotment option	Redemption	Redemptions	Redemptions	Redemptions	Redemptions
Numerator:
Net tangible book deficit before this offering	$(6,751)	$(6,751)	$(6,751)	$(6,751)	$(6,751)
Net proceeds from this offering and sale of the private placement securities, net of expenses(1)	201,007,500	201,007,500	201,007,500	201,007,500	201,007,500
Less: Deferred underwriter fee	(7,000,000)	(5,250,000)	(3,500,000)	(2,000,000)	(2,000,000)
Less: Proceeds held in trust subject to redemption(2)	—	(50,000,000)	(100,000,000)	(150,000,000)	(200,000,000)
	$194,000,749	$145,750,749	$97,500,749	$49,000,749	$(999,251)
Denominator:
Ordinary shares issued and outstanding prior to this offering	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000
Ordinary shares forfeited if over-allotment is not exercised	(750,000)	(750,000)	(750,000)	(750,000)	(750,000)
Ordinary shares included in the units offered	20,000,000	20,000,000	20,000,000	20,000,000	20,000,000
Ordinary shares included in the private units	275,000	275,000	275,000	275,000	275,000
Ordinary shares included in the underwriter units	200,000	200,000	200,000	200,000	200,000
Less: Shares subject to redemption	—	(5,000,000)	(10,000,000)	(15,000,000)	(20,000,000)
	25,475,000	20,475,000	15,475,000	10,475,000	5,475,000

1)	Expenses applied against gross proceeds include offering expenses of $842,500 and underwriting commissions of $1,000,000 (excluding units payable to the underwriters at the closing of this offering). See “Use of Proceeds.”
2)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

Dilution

		25% of	50% of	75% of
	No	Maximum	Maximum	Maximum	Maximum
Full exercise of over-allotment option	Redemption	Redemptions	Redemptions	Redemptions	Redemptions
Numerator:
Net tangible book deficit before this offering	$(6,751)	$(6,751)	$(6,751)	$(6,751)	$(6,751)
Net proceeds from this offering and sale of the private placement securities, net of expenses(1)	230,857,500	230,857,500	230,857,500	230,857,500	230,857,500
Less: Deferred underwriting fee	(8,050,000)	(6,037,500)	(4,025,000)	(2,012,500)	(2,000,000)
Less: Proceeds held in trust subject to redemption(2)	—	(57,500,000)	(115,000,000)	(172,500,000)	(230,000,000)
	$222,800,749	$167,313,249	$111,825,749	$56,338,249	$(1,149,251)
Denominator:
Ordinary shares issued and outstanding prior to this offering	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000
Ordinary shares forfeited if over-allotment is not exercised	—	—	—	—	—
Ordinary shares included in the units offered	23,000,000	23,000,000	23,000,000	23,000,000	23,000,000
Ordinary shares included in the private units	275,000	275,000	275,000	275,000	275,000
Ordinary shares included in the underwriter units	230,000	230,000	230,000	230,000	230,000
Less: Shares subject to redemption	—	(5,750,000)	(11,500,000)	(17,250,000)	(23,000,000)
	29,255,000	23,505,000	17,755,000	12,005,000	6,255,000

1)	Expenses applied against gross proceeds include offering expenses of $842,500 and underwriting commissions of $1,150,000 (excluding units payable to the underwriters at the closing of this offering). See “Use of Proceeds.”
2)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

Capitalization

The following table sets forth our capitalization at September 30, 2025, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our 20,000,000 units in this offering for $200,000,000 (or $10.00 per Unit) and the sale of 275,000 private units for $2,750,000 (or $10.00 per unit) and 1,000,000 $15 Exercise Price Warrants for $100,000 (or $0.10 per warrant) and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	September, 2025
	Actual	As Adjusted(3)
Notes payable to related party(1)	$150,000	$—
Ordinary shares subject to possible redemption, 0 shares actual and 20,000,000 shares as adjusted(2)	$—	$200,000,000
Preferred shares, $.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value, 479,000,000 shares authorized; 0 and 275,000 shares issued and outstanding (excluding 0 and 20,000,000 shares subject to possible redemption), actual and as adjusted	—	28
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 5,750,000 and 5,000,000 shares issued and outstanding, actual and as adjusted, respectively	575	500
Additional paid-in capital	$9,425	$1,016,973
Accumulated deficit	$(16,751)	$(16,751)
Total shareholders’ equity	$(6,751)	$1,000,749
Total capitalization	$143,249	$201,000,749

1)	Our sponsor may loan us up to $150,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private placement securities. As of September 30, 2025, we had borrowed $150,000 under the promissory note.
2)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for and taxes payable), divided by the number of then outstanding public shares.
3)	Actual share amount is prior to any forfeiture of founder shares and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and forfeiture of an aggregate of 750,000 founder shares.

Management’s Discussion and Analysis of Financial
Condition and Results of Operations

Overview

We are a blank check company incorporated on September 16, 2025, as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions directly or indirectly, with any business combination target with respect to an initial business combination with us. We may pursue an initial business combination target in any industry or geographic region. We intend to focus our search for an initial business combination on companies within the financial services industry in North America. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement securities, the proceeds of the sale of our shares in connection with our initial business combination (including any cash received from the sale of ordinary shares pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

➢	may significantly dilute the equity interest of investors in this offering;
➢	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;
➢	could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
➢	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
➢	may adversely affect prevailing market prices for our ordinary shares and/or warrants.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

➢	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
➢	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
➢	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;
➢	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;
➢	our inability to pay dividends on our ordinary shares;
➢	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
➢	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
➢	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
➢	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the closing of this offering through the payment by our sponsor of $10,000 to cover certain of our offering costs in exchange for the issuance of the founder shares to our sponsor and $150,000 in loan from our sponsor of which $150,000 has been drawn.

We estimate that the net proceeds from the sale of the units in this offering, the sale of the private units for an aggregate purchase price of $2,750,000 and the sale of the $15 Exercise Price Warrants for an aggregate purchase price of $100,000, after deducting offering

Management’s Discussion and Analysis of Financial Condition and Results of Operations

expenses of approximately $842,500 (whether or not the underwriters overallotment option is exercised) and underwriting commissions of $1,000,000 (plus, if applicable, 0.5% of the gross proceeds from the sale of the over-allotment unit) (excluding deferred underwriting commissions of $7,000,000, or $8,050,000 if the underwriters’ over-allotment option is exercised in full (which amounts shall be subject to pro-rata reduction based on the number of ordinary shares redeemed by our public shareholders provided that such amounts shall not be less than $2,000,000)), will be $201,007,500 (or $230,857,500 if the underwriters’ over-allotment option is exercised in full). $200,000,000, or $230,000,000 if the underwriters’ over-allotment option is exercised in full (approximately $10.00 per unit in each case), will be held in the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $1,007,500 (or $857,500 if the over-allotment option is exercised in full) will not be held in the trust account.

In the event that our offering expenses exceed our estimate of $842,500 (whether or not the underwriters overallotment option is exercised), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $842,500 (whether or not the underwriters overallotment option is exercised), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account to complete our initial business combination. We may withdraw interest to pay our taxes. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,007,500 (or $857,500 if the over-allotment option is exercised in full) of proceeds held outside the trust account. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $457,500 (or $307,500 if the over-allotment option is exercised in full) for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $50,000 for accounting fees related to regulatory reporting requirements; $140,000 for NASDAQ listing and filing fees; and $360,000 for administrative services provided by our sponsor and/or its affiliates (for up to 24 months), including for office space, secretarial and administrative services provided to members of our management team subsequent to the closing of this offering. We expect to be able to pay for such expenses out of the approximately $1,007,500 (or $857,500 if the over-allotment option is exercised in full) of net proceeds not held in the trust account. We estimate the interest earned

Management’s Discussion and Analysis of Financial Condition and Results of Operations

on the trust account (assuming no exercise of the over-allotment option) will be approximately $7,800,000 per year, assuming an interest rate of 3.9% per year; however, we can provide no assurances regarding this amount.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon the closing of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the Underwriter Units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the completion of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity- linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2026. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement.

Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with

Management’s Discussion and Analysis of Financial Condition and Results of Operations

the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

➢	staffing for financial, accounting and external reporting areas, including segregation of duties;
➢	reconciliation of accounts;
➢	proper recording of expenses and liabilities in the period to which they relate;
➢	evidence of internal review and approval of accounting transactions;
➢	documentation of processes, assumptions and conclusions underlying significant estimates; and
➢	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement securities held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non- emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the closing of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed Business

General

We are a newly organized blank check company formed as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Throughout this prospectus we will refer to this as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

We intend to prioritize combinations where we see significant opportunity for attractive risk adjusted investor returns driven by the dynamics of a public listing. Although we will not limit our search to any particular geography or industry, we will concentrate our efforts on identifying businesses in the financial services industry in North America. We believe we can capitalize on the network and ability of our management team to identify, acquire, and manage a business. We intend to find a combination that can benefit from our experience, support infrastructure, and differentiated global network.

We will not constrain our search to specific industries or geographies. Our team has experience and contacts in many different industries within and outside financial services. If we find a quality combination in an industry outside of financial services, we may choose to pursue that combination.

Business Strategy

The transformation from privately held to publicly listed can be a catalyst for acceleration in value creation for a company and its shareholders. Access to public market capital, PIPE investments, public company status, and the currency of publicly traded shares are a few of the many benefits this transformation creates. Quality management teams utilize these benefits to drive value creation. We will prioritize our search to find targets that we believe will derive an acceleration in value creation and attractive returns from these benefits.

Potential targets exhibit a broad range of business models and financial characteristics. From innovative and/or disruptive, high growth companies, to mature businesses with recurring revenues, solid profitability, and strong cash flows. We will seek to acquire established businesses that we believe are fundamentally sound and would benefit from a public listing. We will prioritize our search where we believe our financial, operational, technological, strategic and/or managerial expertise can maximize value.

Successful innovation and/or disruption can bring outsized growth and consolidation opportunities as new products and services are adopted by the marketplace. Opportunities for successful innovation can exist in both mature organizations and earlier-stage companies. We will look at earlier-stage companies that exhibit the potential to change the industries in which they participate, and which offer the potential of sustained high levels of revenue growth with an articulated path to profitability. We will also look for mature organizations in a broader group of sectors that are experiencing changes in this new era of the American business landscape.

While we will not limit our search to any business segment, we will focus on financial services. Our team has significant experience in operating and investing in successful financial services companies. We believe we are well positioned to develop a compelling opportunity set of potential merger targets.

Key industry characteristics include potential or historical long-term organic growth, growth through consolidation, and attractive competitive dynamics. Key business characteristics include a strong management team, high barriers to entry, and public market-ready scale. Key financial metrics include revenue growth, recurring revenues, and strong cash flow conversion.

Proposed Business

Consistent with our focus, we intend to target financial services businesses that have strong management teams, differentiated products or services, potential or historical growth and an identified pathway to long-term profitability. We believe that the extensive networks of our management team, board of directors and advisors will deliver access to a broad spectrum of opportunities across financial services and other sectors. In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

Our Management Team

We will seek to capitalize on the financial services experience and contacts of our management team. Our management team includes Larry Swets, Jr., our Chief Executive Officer, Hassan R. Baqar, our Chief Financial Officer, Anthony C. “Tony” Scuderi, our President, Andrew B. McIntyre, Scott D. Wollney and Richard E. Govignon, members of our board of directors and D. Kyle Cerminara, our Senior Advisor.

Our management team is comprised of finance and investment and merchant banking leaders with senior level transactional experience with a variety of experience and expertise in capital markets, asset management, financial product development, FinTech, insurance, InsureTech, entertainment, real estate, data and analytics, semiconductors, telecom, cleantech, healthcare, and oil and gas as well as experience as investors and entrepreneurs. Our management team has completed numerous going-public, mergers and acquisitions and financing transactions. Our team also has extensive experience in operating public and private financial services companies, serving on both public and private company boards of directors, including financial institutions and insurance companies, strong knowledge and experience in financial, legal and regulatory matters, initial public offerings, and private equity and venture capital.

We believe that these networks of contacts and relationships will provide us with an important source of potential initial business combination targets. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon the closing of this offering, members of our management team will communicate with these networks of relationships to articulate the parameters for our search for a target business and a potential business combination and begin the process of pursuing and reviewing promising leads.

Larry G. Swets Jr. has served as our Chief Executive Officer since September 2025. Mr Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles.

Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018 and director of GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry, since June 2016. Since September 2023, Mr. Swets has served as Chief Executive Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination. Since Februaury 2024, Mr Swets has served as Head of Merchant Banking of FG Nexus Inc.(“FGNX”), formerly FG Financial Group Inc. (“FGF”) which operates as a Ehereum Treasury Company and previously as a reinsurance and asset management holding company. Mr. Swets has also served as a senior advisor to Aldel Financial II Inc. since October 2024, a special purpose acquisition companies in the process of completing its business combination. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Since September 2023, Mr. Swets serves as CEO of FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO and is focused on searching for a target company in the financial services sector. Since September 2024, Mr. Swets serves as Executive Chairman of Saltire Capital Ltd. (TSX: SLT). Since June 2025, Mr. Swets has served as Chief Executive Officer of Greenland Exploration Corp.

Proposed Business

Previously, Mr. Swets served as a director of FG Merger Corp. (Nasdaq: FGMCU), a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, from February 2022 to August 2023, and as a director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Mr.Swets served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market, from April 2021 to December 2021.

Mr. Swets also served as Chief Executive Officer of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”). from November 2020 to February 2024, after having served as interim CEO from June 2020 to November 2020, Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021, Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB), from April 2014 to July 2016. He was also a founder and served as Chairman of the Board of Unbounded Media Corporation from June 2019 to September 2023. Mr. Swets also previously served as a member of the board of directors of FG Nexus, formerly FG Financial Group Inc.. from November 2013 to February 2024, FG Group Holdings, Inc. from October 2021 to February 2024, Harbor Custom Development, Inc. (Nasdaq: HCDI) from February 2020 to November 2023, Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021, Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018, Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to January 2018, FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008, United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Mr. Swets served as director of Insurance Income Strategies Ltd. from October 2017 to December 2021.

Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

Hassan R. Baqar has served as our Chief Financial Officer since inception. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also serves as a Chief Financial Officer of Aldel Financial II Inc., a special purpose acquisition company in the process of completing its business combination since October 2024, as a Chief Financial Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination since October 2023, as a director of Fundamental Global Reinsurance Ltd., a Cayman Islands reinsurance company since June 2020. Since September 2024, Mr. Baqar serves as Chief Financial Officer of Saltire Capital Ltd. (TSX: SLT). Since September 2023, Mr. Baqar serves as CFO of FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO. Since June 2025, Mr. Baqar serves as Chief Financial Officer of Greenland Exploration Corp.

Previously, Mr. Baqar served as Chief Financial Officer from August 2021 to February 2024 and Executive Vice President from December 2021 to February 2024 of FG Nexus Inc. (“FGNX”), formerly FG Financial Group Inc. (“FGF”)., which operates as a Ehereum Treasury Company and previously as a reinsurance and asset management holding company, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors, from February 2021 to October 2023, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from August 2019 to December 2021, as Chief Financial Officer of GreenFirst

Proposed Business

Forest Products Inc. from June 2016 to December 2020, as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023, and as a director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company from October 2022 to April 2024. Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreconnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Nexus Inc. from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

Anthony C. “Tony” Scuderi has served as our President since September, 2025. Mr. Scuderi has over 20 years of experience within investment banking. He has worked on many successful transactions for public and private companies, specializing in financial services, fintech, and crypto/web3. Mr. Scuderi is Chief Executive Officer and Chairman of Imperii Partners, an M&A and strategic capital advisor in crypto and web3. He has served in this role from July 2019 to present. Imperii Partners is a crypto- native investment bank, focusing on advisory for the promising companies in the industry.

Prior to his roles at Imperii, in 2018 and 2019, Mr. Scuderi served as advisor in the private equity and hedge fund industries. Previously, he served as Managing Director in the San Francisco office of Keefe, Bruyette, & Woods (“KBW”), a financial sector specialist investment bank, which was acquired by Stifel Financial. During his 14-year tenure at KBW, from 2005 to 2018, Mr. Scuderi was actively involved in transactions across the firm’s financial technology, banking, exchanges, and asset management practices.

Mr. Scuderi began his career in 1999, in business development and strategic partnerships for HarvardNet, an enterprise-focused data center and web services provider. He earned a MBA from Boston College’s Carroll School of Management and a B.S. from the University of New Hampshire. Mr. Scuderi is a Director Emeritus of The Olympic Club Foundation and served as President in 2019 & 2020. He is also a former member of the Young Presidents’ Organization.

Scott D. Wollney has served as chairman of our board of directors since September 2025. Since March 30, 2015, Mr. Wollney has served as a director of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”). Since December 2010, Mr. Wollney has served as the President, Chief Executive Officer and as a Director of Atlas Financial Holdings, Inc. (“Atlas”), a holding company focused on specialty commercial automobile insurance business. From July 2009 until December 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. (KAI), a property and casualty holding company and subsidiary of Kingsway Financial Services Inc. From May 2008 to March 2009, he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company. Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, in 1998, and served as its President, from 2002 to 2008. Mr. Wollney has more than 30 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at both insurance companies, as well as brokerage operations. Mr. Wollney is a MBA graduate of Northwestern University’s Kellogg School

Proposed Business

of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois.

Dr. Richard E. Govignon, Jr has served as our director since September, 2025. Dr. Govignonhas been a Partner of Dnerus Financial, a family asset management company, since June 2021. Dr. Govignon is an experienced corporate director and trustee in the U.S. and Canada, with broad exposure to numerous industries. Dr. Govignon has served as a director of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”), a reinsurance and asset management holding company focused on collateralized and loss- capped reinsurance and merchant banking, since December 2021. Since September 2024, Dr. Govignon has served as the director of Saltire Capital Ltd. (TSX: SLT.U), a company that combines investment in public and private markets with a publicly traded, permanent capital vehicle, providing entrepreneurs and business owners with an alternative to traditional private equity. Dr. Govignon is also a member of the board of directors of B-Scada, Inc. (OTC: SCDA), a company that has been developing software and hardware products since June 2021. Govignon had been a director of Strong Global Entertainment, Inc. (NYSE: SGE), a corporation focused on supplying screens and providing technical support services to the cinema exhibition industry, theme parks, and other entertainment-related markets from January 2022 to September 2024. From April 2022 to September 2024, Dr. Govignon served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company that merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since October 2023, Dr. Govignon has served as a member of the boards of directors of FG Merger II Corp., which is a special purpose acquisition company in the process of searching for a business combination target. Dr. Govignon served as a member of the board of directors of GreenFirst Forest Products, Inc. (TSXV: GFP), a public company focused on forest product investments, from January 2019 to December 2021. Dr. Govignon also served as a Trustee of the StrongVest ETF Trust (US: CWAI), which invested in a diversified portfolio of corporate bonds with varying maturities and equity securities from 2017 to 2019. Dr. Govignon has worked in the healthcare and pharmaceutical industry in various management and pharmacy positions for over 20 years, most recently with ShopRite Pharmacy since 2022 and previously with CVS Health Corporation (2022-2019 and from 2013-2017), with Acme Markets Inc. (2017-2019) and Rite Aid Corporation (2001- 2013).

Dr. Govignon received a Bachelor of Science in Pharmacy and a Doctor of Pharmacy from the University of the Sciences in Philadelphia. Dr. Govignon is currently pursuing a Master of Business Administration from the Jack Welch Management Institute. Dr. Govignon’s managerial experience, combined with his expertise in investing and financial analysis, makes him qualified to serve on our Board of Directors.

Andrew B. McIntyre has served as our director since September, 2025. Mr. McIntyre is Managing Director of Segwin Consulting Ltd., a consultancy specializing in M&A advisory and strategy development for B2B clients and in the development of HNW family offices. From November 2021 to September 2024, Mr. McIntyre served as a director and audit committee member of the FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. McIntyre has served as a director of Saltire Capital Ltd and, since October 2023, he has served as a member of the board of directors of FG Merger II Corp., a special purpose acquisition company that is the process of searching for a business combination target. Mr. McIntyre served as Director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to December 2021. During his tenure as a director of GreenFirst Forest Products, Inc., Mr. McIntyre also served as a member of its audit committee. From July 2022 through December 2023, Mr. McIntyre was Senior Advisor at Deloitte LLP. Mr. McIntyre served Sofina Foods Inc. as Senior Vice President, Finance from September 2019 to June 2022. From October 2016 to August 2019, Mr. McIntyre served Samuel, Son & Co. Limited in the role of Vice President, Corporate Development. Previously, Mr. McIntyre was Vice President, Corporate Development at Vicwest Inc. Mr. McIntyre has served on the Boards of Directors of Burloak Technologies Inc., Pre-Insulated Metal Technologies Inc., BBi Enterprises Inc., MDS Capital Company and the Orthopaedic & Arthritic Institute. Mr. McIntyre’s formal designations include ICD.D., Chartered Financial Analyst, Master of Business Administration from the Schulich School of Business and P. Eng.

D. Kyle Cerminara has served as our senior advisor since September 2025. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012 and serves as its Chief Executive Officer.

Mr. Cerminara is the Chairman and Chief Executive Officer of FG Nexus Inc. (NASDAQ: FGNX) (formerly known as Fundamental Global Inc., FG Financial Group, Inc. and as 1347 Property Insurance Holdings, Inc.), which operates as an Ethereum Treasury

Proposed Business

Company and previously as a reinsurance and asset management company. He has been the Chairman of the board of directors of FG Nexus since May 2018, and he has served as its CEO since its merger with FG Group Holdings, Inc. (NYSE American: FGH) in February 2024; previously Mr. Cerminara also served as the Principal Executive Officer of FG Nexus from March 2020 to June 2020. Since its founding in July 2022, Mr. Cerminara has served as the Chairman and President of FG Communities, Inc., a corporation created to preserve and improve affordable housing through ownership and management of manufactured housing communities. Since August 2020, Mr. Cerminara has been a member of the board of directors of Firefly Systems, Inc., a venture backed digital advertising company. From October 2021 to September 2024, Mr. Cerminara served as the Chairman of the board of directors of FG Acquisition Corp. (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc., and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Cerminara serves as Vice-Chairman of Saltire Capital Ltd. From October 2023 to January 2025, Mr. Cerminara served as Chairman of the board of directors of FG Merger II Corp., a special purpose acquisition company in the process of searching for a business combination target, and upon his resignation as Chairman of the board of directors in January 2025, he has served as senior advisor to the board of directors. From November 2023 to May 2025, Mr. Cerminara served as the Chairman of the board of directors of FG Merger III Corp., a special purpose acquisition company that is in the process of completing its initial public offering and is focused on searching for a target company in the financial services sector. Since May 2025, Mr. Cerminara serves as a senior advisor to FG Merger III Corp.

From February 2015 until February 2024, Mr. Cerminara served as a director of FG Group Holdings Inc. (NYSE American: FGH), a holding company with diverse business activities focused on serving the entertainment and retail markets that merged with FG Nexus in February 2024; he served as its Chairman from May 2015 until February 2024; and he previously served as its Chief Executive Officer from November 2015 through April 2020. Mr. Cerminara served as the Chairman of Strong Global Entertainment, Inc. (NYSE American: SGE), a leader in the entertainment industry providing mission critical products and services to cinema exhibitors and entertainment venues, from March 2022 until it was acquired by FG Nexus in September 2024. Mr. Cerminara served as a director of BK Technologies Corporation (NYSE American: BKTI) from July 2015 through December 2023, and served as its Chairman from July 2022 through December 2023 and previously from March 2017 until April 2020. From February 2022 to August 2023, Mr. Cerminara served as a senior advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. From April 2021 to December 2021, Mr. Cerminara served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which merged with Hagerty Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. He served on the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to October 2021 and was appointed Chairman from June 2018 to June 2021; Limbach Holdings, Inc. (NASDAQ: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (NASDAQ: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020.

Prior to these roles, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price (NASDAQ: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an Analyst at Legg Mason from 2000 to 2001.

Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co- Captain of the men’s varsity tennis team. He also completed a China Executive

Proposed Business

Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

The past performance of our management team or their respective affiliates is not a guarantee of either: (i) success with respect to any business combination we may consummate; or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of any future performance.

For more information on the experience and background of our management team, see the section entitled “Management.”

Prior SPAC Experience

Our Chief Executive Officer, Mr. Swets, served as senior advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Swets served as the Chief Executive Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Previously, Mr. Swets served as a Director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Mr. Swets is currently senior advisor to Aldel Financial II, Inc., a special purpose acquisiton company that is currently searching for a business combination target.

Our Chief Financial Officer and Secretary, Mr. Baqar, served as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. In addition, Mr. Baqar also served as Chief Financial Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT), as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, as Chief Financial Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar is currently the Chief Financial Officer of Aldel Financial II, Inc., a special purpose acquisiton company that is currently searching for a business combination target.

Our director, Dr. Richard E. Govignon, served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT).

Our director, Andrew B. McIntyre, served as a director FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT).

Our senior advisor, D. Kyle Cerminara, served as chairman of the board of directors of FG Merger II Corp., a special purpose acquisition company in the process of searching for a business combination target, and upon his resignation as chairman of the board of directors in January 2025, he has served as senior advisor to the board of directors. Mr. Cerminara has alaso served as chairman of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT); as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by FG Nexus, which merged with Hagerty Inc. (NYSE: HGTY); as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI); and as a senior advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT).

Proposed Business

Below are the SPAC business combinations in which members of our management team have participated, along with certain other information:

➢	Aldel Financial Inc. (“Aldel I”) consummated a business combination with The Hagerty Group, LLC (“Hargerty”) on December 2, 2021, eight months following the closing the Aldel I initial public offering on April 12, 2021. Under the business combination agreement, Aldel I agreed to acquire all of the limited liability equity interests of Hagerty for $3.0 billion in aggregate consideration (subject to certain adjustments). In connection with the closing of the Aldel I business combination, Aldel issued an aggregate of 70,385,000 shares of Aldel I common stock and an aggregate of 12,669,300 warrants to purchase shares of Aldel I common stock for an aggregate purchase price of $703,850,000 in a PIPE transaction that closed simultaneously with the closing of the business combination. There was no extension of the time period for which Aldel I had to complete its business combination. Approximately 26.13% of the shares held by public shareholders were redeemed in connection with the business combination.
➢	FG Acquisition (“FGAC”) consummated a business combination with Strong/MDI Screen Systems, Inc. on September 25, 2024, twenty nine months following the closing the FGAC initial public offering on April 5, 2022. The aggregate consideration received by the Strong/MDI Screen Systems, Inc. shareholders was based on a pre-transaction equity value of $30,000,000. In connection with the closing of the FGAC business combination, FGAC issued 433,559 common shares for an aggregate purchase price of $4,300,000 in a PIPE transaction that closed simultaneously with the closing of the business combination. FGAC extended the time period for which FGAC had to complete its business combination twice, initially from July 5, 2023 to July 5, 2024, and then from July 5, 2024 to November 5, 2024, and FGAC did not in either case make any payments into the trust account in connection with the extensions. An aggregate of 11,496,242 shares, or 99.97%, of FGAC were redeemed in connection with the extensions. Approximately 21.38% of the shares held by public shareholders were redeemed in connection with the business combination.
➢	FG New America Acquisition Corp. (“FGNA”) consummated a business combination with Opportunity Financial, LLC (“Oppfi”) on July 20, 2016, fifteen months following the closing the FGNA initial public offering on October 2, 2020. The aggregate value of the consideration paid to the members of Oppfi in the business combination was approximately $806,517,000, after giving effect to the estimated purchase price adjustments as set forth in the business combination agreement, consisting of: (i) cash consideration in the amount of $91,646,050, equal to the cash remaining in FGNA’s trust account as of immediately prior to the closing and (i) 96,987,093 in shares of FGNA. There was no extension of the time period for which FGNA had to complete its business combination. Approximately 62.34% of the shares held by public shareholders were redeemed in connection with the business combination.
➢	FG Merger Corp. (“FGMC”) consummated a business combination with iCoreConnect Inc. on August 25, 2023, seventeen months following the closing the FGMC initial public offering on March 1, 2022. The aggregate consideration received by the iCoreConnect Inc. shareholders was based on a pre-transaction equity value of $98,000,000, which was paid in shares of FGMC common stock. On August 14, 2023, FGMC entered into Prepaid Forward Purchase Agreement (the “FPA”) by and among FGMC, Old iCore and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”). In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser purchased the lesser of (a) 1.5 million shares of FGMC common stock and (b) such number of shares of FGMC common stock as not to exceed 9.9% of the total number of shares of FGMC common stock to be outstanding from public shareholders for a price no greater than the redemption price per share as is indicated in FGMC’s most recently filed periodic report. FGMC extended the time period for which FGMC had to complete its business combination from June 1, 2023 to September 1, 2023 by, in accordance with the built-in extension terms of FGMC’s charter, depositing an aggregate extension payment of $805,000 into FGMC’s trust account. Approximately 78.16% of the shares held by public shareholders were redeemed in connection with the business combination.
➢	1347 Capital Corp. (“1347 Capital”) consummated a business combination with Limbach Holdings LLC (“Limbach Holdings”) on July 20, 2016, twenty four months following the closing the 1347 Capital initial public offering on July 21, 2014. In connection with the closing, 1347 Capital paid to the holders of membership interests and options to acquire membership interests of Limbach Holdings consideration comprised of (a) $33 million in cash, (b) 2,200,005 shares of 1347 Capital common stock, (c) 1,000,006 warrants, each exercisable for one share of 1347 Capital common stock at an exercise

Proposed Business

price of $11.50 per share, and (d) 666,670 warrants, each exercisable for one share of 1347 Capital common stock at an exercise price of $12.50 per share. In addition, pursuant to the terms of the merger agreement, 1347 Capital issued and sold to 1347 Investors LLC 400,000 newly issued shares of Class A preferred stock for $10,000,000. There was no extension of the time period for which 1347 Capital had to complete its business combination. Approximately 60.87% of the shares held by public shareholders were redeemed in connection with the business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. See “Risk Factors — As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination” on page 49 for additional information. The high level of competition may negatively impact the acquisition terms we are able to negotiate because, among other things, attractive target companies will be able to demand higher purchase prices and more favorable closing conditions, including minimum cash required in the trust account at closing or PIPE financing requirements and board designation rights with respect to the combined company.

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to seek to acquire companies within industries that exhibit strong characteristics including, but not limited to, the following:

➢	Public market-ready scale;
➢	Strong management team;
➢	Recurring revenues;
➢	High barrier to entry;
➢	Long-term organic growth;
➢	Consolidation opportunities to scale;
➢	Attractive competitive dynamics;
➢	Differentiated products or services; and
➢	Strong cash flow conversion.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy

Proposed Business

solicitation materials or tender offer documents, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Initial Business Combination

We will have until 24 months from the closing of this offering (or such later date pursuant to an approved extension) to consummate our initial business combination. If we do not complete our initial business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our dissolution and liquidation, the warrants included in the private units will expire worthless.

NASDAQ rules and our amended and restated memorandum and articles of association require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account. Our board of directors will make the determination as to the fair market value of our initial business combination. Additionally, pursuant to NASDAQ rules, any initial business combination must be approved by a majority of our independent directors. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post- transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company,

Proposed Business

the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement securities, the proceeds of the sale of our shares in connection with our initial business combination (including any cash received from the sale of securities pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon the closing of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. We are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Initial Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships will provide us with a substantial number of potential initial business combination targets. Over the course of their careers, the members of our management team and our directors and advisors have developed a broad network of contacts and corporate relationships around the world, which includes private equity firms, venture capitalists and entrepreneurs. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. In addition, members of our management team have developed contacts derived directly from serving on the boards of directors of several public and private companies.

Proposed Business

This network has provided our management team with a flow of referrals, which in the past has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that this network will provide us with multiple investment opportunities. In addition, we anticipate that target business combination candidates will be brought to our attention by various unaffiliated sources, including participants in our targeted markets and their advisors, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We have engaged Imperii Securities LLC, an affiliate of our President, Mr. Scuderi, to provide us with financial advice and assistance in connection with our initial business combination, which advice and assistance may include: (a) advising and assisting us in considering the desirability of effecting a business combination and, if we elect to pursue such business combination, assisting us in developing and implementing the strategy to be used in connection with the business combination; (b) providing recommendations on the appropriate structure, purchase price, terms and conditions of a business combination; (c) advising and assisting us in our negotiation of a business combination, and, if requested, participating directly in such negotiations; (d) consulting with us with respect to the contents of the materials that may be made available by us to potential targets; (e) devising a plan of evaluating potential targets including their identification and pre-qualification; (f) organizing, arranging and accompanying our management team to meetings regarding the business combination; (g) participating in due diligence, and (h) performing such other investment banking and financial advisory services as we and Imperii Securities LLC may from time to time agree upon in writing. We will pay Imperii Securities LLC a fee for such services (the “Transaction Fee”) upon the consummation of our initial business combination in an amount equal to 1.0% of the consideration paid in connection with the business combination; provided that the Transaction Fee shall not be less than $1,000,000 or greater than $3,000,0000; and further provided that the first $1,000,000 of the Transaction Fee shall be paid with 100,000 shares held by the Sponsor, and the remainder shall be paid by the post-closing company (i) from cash remaining in the trust account after redemptions, if any, or (ii) by the issuance of shares valued at $10 per share.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, other than Imperii Securities LLC, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation by the company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction). In addition, commencing on the date of this prospectus, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. Any such payments prior to our initial business combination will be made from funds held outside the trust account. Other than the foregoing, there will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction).

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, executive officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm stating that such an initial business combination is fair to our company from a financial point of view.

Proposed Business

Members of our management team and our independent directors and their affiliates will directly or indirectly own founder shares and/or private placement securities following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the founder shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination within the completion window, the founder shares and private placement securities may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of the members of our management team may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such person was included by a target business as a condition to any agreement with respect to our initial business combination. See “Management — Conflicts of Interest” for additional information.

The low price that our sponsor, officers, directors and senior advisors (directly or indirectly) paid for the founder shares creates an incentive whereby our management team could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.If we are unable to complete our initial business combination within the completion window, or by such earlier liquidation date as our board of directors may approve, the founder shares, private units (and the underlying securities) and the $15 Exercise Price Warrants (and the underlying securities) will be worthless, except to the extent they receive liquidating distributions from assets outside the trust account. Additionally, we will repay up to $150,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and we will reimburse our sponsor an amount equal to $15,000 per month for office space, administrative and support services made available to us, as described elsewhere in this prospectus. We will repay any loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination; up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. Upon consummation of this offering, we will also reimburse our sponsor, directors or officers, or our or any of their respective affiliates for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

Sponsor Information

Our sponsor is a Nevada limited liability company, which was formed to invest in our company. Although our sponsor is permitted to undertake any activities permitted under the Nevada Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our company. Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Imperii Investors LLC. The investment and voting decisions for FG Imperii Investors LLC are made jointly by the three managers and no one individual has a controlling decision. As of the date of this prospectus, other than Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara, no other person has a direct or indirect material interest in our sponsor. Other than the managers of the sponsor, none of the other members of our sponsor will participate in our company’s activities.

Proposed Business

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
FG Imperii Investors LLC	5,750,000 ordinary shares(1)	$10,000(2)

	275,000 private units(1)	$2,750,000

	Up to $150,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.

	1,000,000 $15 Exercise Price Warrants	$100,000

	$15,000 per month	Office space, administrative and support services

	Up to $1,500,000 in working capital loans may be convertible into private units at a price of $10.00 per unit	Working capital loans to finance transaction costs in connection with an intended initial business combination.

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.

Imperii Securities LLC(3)	Up to $3,000,000	Financial advice and assistance in connection with an initial business combination

FG Imperii Investors LLC Larry G. Swets, Jr. Hassan R. Baqar Andrew B. McIntyre Scott D. Wollney Richard E. Govignon Anthony C. “Tony” Scuderi

Anti-dilution protection for an aggregate of 5,750,000  founder shares in order to maintain the percentage of the founder shares at 20.0% of the outstanding shares of the combined company upon consummation of an initial business combination, as described in this prospectus

Issuance of additional ordinary shares to the holders of the founder shares

1)	Assumes no exercise of the over-allotment option and the full forfeiture of 750,000 shares that are subject to forfeiture by our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised.
2)	Includes the amount paid by the sponsor for the founder shares that were subsequently transferred to our officers and directors.
3)	Our President, Anthony C. “Tony” Scuderi, is the CEO of Imperii Securities LLC. We have engaged Imperii Securities LLC to provide us with financial advice and assistance in connection with our initial business combination, which advice and assistance may include: (a) advising and assisting us in considering the desirability of effecting a business combination and, if we elect to pursue such business combination, assisting us in developing and implementing the strategy to be used in connection with the business combination; (b) providing recommendations on the appropriate structure, purchase price, terms and conditions of a business combination; (c) advising and assisting us in our negotiation of a business combination, and, if requested, participating directly in such negotiations; (d) consulting with us with respect to the contents of the materials that may be made available by us to potential targets; (e) devising a plan of evaluating potential targets including their identification and pre-qualification; (f) organizing, arranging and accompanying our management team to meetings regarding the business combination; (g) participating in due diligence, and (h) performing such other investment banking and financial advisory services as we and Imperii Securities LLC

Proposed Business

may from time to time agree upon in writing. We will pay Imperii Securities LLC a fee for such services (the “Transaction Fee”) upon the consummation of our initial business combination in an amount equal to 1.0% of the consideration paid in connection with the business combination; provided that the Transaction Fee shall not be less than $1,000,000 or greater than $3,000,0000; and further provided that the first $1,000,000 of the Transaction Fee shall be paid with 100,000 shares held by the Sponsor, and the remainder shall be paid by the post-closing company (i) from cash remaining in the trust account after redemptions, if any, or (ii) by the issuance of shares valued at $10 per share.

Because our initial shareholders acquired the founder shares at a nominal price of $0.002, our public shareholders will incur immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the warrants included in the units. Further, in the case that additional ordinary shares or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, we will effect a share capitalization immediately prior to the consummation of the initial business combination in such amount as to maintain the ownership of the initial shareholders prior to the initial business combination at 20.0% of the issued and outstanding ordinary shares upon the consummation of the initial business combination (not including ordinary shares underlying the warrants, $15 Exercise Price Warrants, private units, Underwriter Units or working capital loan units, if any) (after giving effect to any redemptions of ordinary shares by public shareholders), including the total number of ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or warrants issued or deemed issued, by us in connection with or in relation to the consummation of the initial business combination, and excluding any shares or equity- linked securities or warrants exercisable for or convertible into shares issued, or to be issued, to any seller in the initial business combination. See the section titled “Risk Factors — Risks Relating to our Securities — Our sponsor paid an aggregate of $10,000 to cover certain of our offering costs in exchange for 5,750,000 founder shares, or approximately $0.002 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.” Public shareholders will experience additional dilution from the issuance of the private shares (including private shares underlying private units issued upon conversion of working capital loans). Further, upon exercise of the private warrants and the exercise of the $15 Exercise Price Warrants, we will issue an aggregate of 1,137,500 ordinary shares (assuming no exercise of the over-allotment option). Additional shares may be issued upon exercise of any private warrants underlying private units issued upon conversion of working capital loans. The assumed exercise of the $15 Exercise Price Warrants would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. As a result, the compensation to be paid and securities issued to the sponsor, its affiliates, and promoters, may result in a material dilution of the equity interests of public shareholders.

The following table sets forth information with respect to our initial shareholders, holders of the Underwriter Shares and the public shareholders (assuming no exercise of the underwriters’ over-allotment option):

					Average
	Shares Purchased		Total Consideration		Price
	Number	Percentage	Amount	Percentage	per Share
Initial Shareholders(1)	5,000,000	19.63%	$10,000	0.002%	$0.002
Shares underlying private units	275,000	1.08	$2,750,000	1.36	$10.00
Shares underlying Underwriter Units	200,000	0.79	$0	0.00	$0.00
Public Shareholders	20,000,000	78.51	$200,000,000	98.64	$10.00
	25,475,000	100.0%	$202,760,000	100.0%

1)	Assumes that 750,000 founder shares are forfeited after the closing of this offering in the event the underwriters do not exercise their over-allotment option.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including other special purpose acquisition companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted

Proposed Business

by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated memorandum and articles of association will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates.

Our sponsor and our officers and directors or any of their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, and FG Merger II Corp., which is a special purpose acquisition company affiliated with all of our directors, officers and senior advisors, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. In order to minimize potential conflicts of interest which may arise from multiple affiliations with SPACs, unless a business combination opportunity is expressly offered to us or to one of our directors or officers solely in his or her capacity as our director and/or officer and such opportunity is one we are permitted to undertake and would otherwise be reasonable for us to pursue, subject to their other legal obligations, we expect that our officers and directors who are also officers and/or directors of other SPACs (including Aldel Financial II Inc. and FG Merger II Corp.) will present suitable target businesses to us and the other applicable SPACs based on which SPAC went public first and taking into account any contractual restrictions applicable to each such SPAC and other reasonable considerations (including but not limited to the relative sizes of the SPACs and the amount in trust compared to the sizes of the targets, the need or desire for additional financings, the amount of time required to complete a business combination and the relevant experience of the directors and officers involved with a particular blank check company).

Financial Position

With funds available for a business combination initially in the amount of $200,000,000 (assuming no redemptions), after payment of $7,000,000 of deferred underwriting fees (which amount shall be subject to pro-rata reduction based on the number of ordinary shares redeemed by our public shareholders provided that such amounts shall not be less than $2,000,000), or $230,000,000 (assuming no redemptions) after payment of $8,050,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full (which amount shall be subject to pro-rata reduction based on the number of ordinary shares redeemed by our public shareholders provided that such amounts shall not be less than $2,000,000)), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Additional Financing

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public

Proposed Business

shareholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of PIPE transactions or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing shareholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our initial shareholders, directors or officers or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

➢	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and
➢	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Proposed Business

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether shareholder approval is currently required under Cayman Islands law for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company.	No
Merger of target into a subsidiary of the company.	No
Merger of the company with a target	Yes

Under NASDAQ’s listing rules, shareholder approval would be required for our initial business combination if, for example:

➢	We issue (other than in a public offering for cash) ordinary shares that will either (a) be equal to or in excess of 20% of the number of our ordinary shares then outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;
➢	Any of our directors, officers or substantial shareholders (as defined by NASDAQ rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of ordinary shares to be issued, or if the number of ordinary shares in which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of ordinary shares or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers and (b) 5% of the number of ordinary shares or 5% of the voting power outstanding before the issuance in the case of any substantial securityholder; or
➢	The issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by applicable law or stock exchange rule will be made by us, solely in our discretion, and will be based on business and other reasons, which include a variety of factors, including, but not limited to:

➢	the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;
➢	the expected cost of holding a shareholder vote;
➢	the risk that the shareholders would fail to approve the proposed business combination;
➢	other time and budget constraints of the company; and
➢	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Proposed Business

Permitted Purchases of Our Securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and NASDAQ rules. However, other than as expressly stated herein, our initial shareholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, initial shareholders, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination.

The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, initial shareholders, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, initial shareholders, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the shareholder meeting related to our initial business combination. Our sponsor, initial shareholders, officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on a negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws. To the extent such securities are purchased, such public securities will be not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements. Additionally, in the event our sponsor, initial shareholders, directors, officers,

Proposed Business

advisors or their affiliates were to purchase shares or warrants from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

➢	our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates may purchase shares or warrants from public shareholders outside the redemption process, along with the purpose of such purchases;
➢	if our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates were to purchase shares or warrants from public shareholders, they would do so at a price no higher than the price offered through our redemption process;
➢	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;
➢	our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and
➢	we would disclose in a Current Report on Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:
➢	the amount of our securities purchased outside of the redemption offer by our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates, along with the purchase price;
➢	the purpose of the purchases by our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates;
➢	the impact, if any, of the purchases by our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;
➢	the identities of our security holders who sold to our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, officers, advisors or any of their affiliates; and
➢	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption Rights for Public Shareholders Upon the Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option). Our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they may hold in connection with the completion of our initial business combination.

Proposed Business

Limitations on Redemptions

Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination (regardless of whether a shareholder votes on the proposed transaction (and regardless of whether a shareholder votes for, votes against, or abstains with respect to the transaction, if the shareholder elects to vote) or (ii) without a shareholder vote by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements.

Asset acquisitions and stock purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on NASDAQ, we will be required to comply with NASDAQ’s shareholder approval rules.

The requirement that we provide our public shareholders with the opportunity to redeem their public shares by one of the two methods listed above will be contained in provisions of our amended and restated memorandum and articles of association and will apply whether or not we maintain our registration under the Exchange Act or our listing on NASDAQ. Such provisions may be amended if approved by holders of 65% of our ordinary shares entitled to vote thereon. If we amend such provisions of our amended and restated memorandum and articles of association, we will provide our public shareholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) in connection with a shareholder meeting.

If we provide our public shareholders with the opportunity to redeem their public shares in connection with a shareholder meeting, we will:

➢	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
➢	file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted (or such greater number of shares as is required by applicable law) are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. The ordinary shares held by our initial shareholders and holders of Underwriter Shares will count towards this quorum and

Proposed Business

our sponsor, officers and directors and the underwriters have agreed to vote any founder shares, private shares and Underwriter Shares they hold and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our founder shares, the private shares and the Underwriter Shares, we would need 7,262,501 public shares, or 36.31% of the 20,000,000 public shares sold in this offering, to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares. Assuming that only the holders of fifty-percent of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a special meeting of the company, we would need 893,751, or approximately 4.47%, of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares). These voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a shareholder on the record date for the shareholder meeting held to approve the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will:

➢	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
➢	file tender offer documents with the SEC prior to completing our initial business combination, which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any purchases of ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

Our proposed initial business combination may impose a minimum cash requirement for: (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination

Proposed Business

exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares in connection with such initial business combination, and all ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following consummation of this offering, in order to, among other reasons, satisfy such minimum cash requirements.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Delivering Stock Certificates in Connection with the Exercise of Redemption Rights

As described above, we intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a shareholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Proposed Business

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 24 months from the closing of this offering (or such later date pursuant to an approved extension).

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated memorandum and articles of association will provide that we will have only 24 months from the closing of this offering (or such later date pursuant to an approved extension) to complete our initial business combination. If we do not complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our tax obligations and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24- month time period.

If we do not complete our initial business combination within the completion window, while we do not currently intend to seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek; however, we do not expect to extend the time period to consummate our initial business combination beyond 36 months from the closing of this offering. If we determine not to or are unable to extend the time period to consummate our initial business combination or fail to obtain shareholder approval to extend the completion window, our sponsor’s investment in our founder shares, private units and the $15 Exercise Price Warrants will be worthless.

Our initial shareholders, sponsor, officers and directors have entered or, in the case of independent directors appointed after this offering, will enter into a letter agreement with us pursuant to which they have agreed or will agree to waive their rights to liquidating distributions from the trust account with respect to any founder shares and independent director shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association. However, if our initial shareholders, sponsor or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

Our initial shareholders, sponsor, officers and directors have agreed, or in the case of independent directors appointed after this offering, will agree, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business

Proposed Business

combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less amounts released to us to pay our tax obligations), divided by the number of then outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,007,500 (or $857,500 if the over-allotment option is exercised in full) of proceeds held outside the trust account. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement securities, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account and any tax payments or expenses for the dissolution of the trust, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00 per share (regardless of whether the underwriters exercise their over-allotment option). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00 per share (regardless of whether the underwriters exercise their over-allotment option).

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the company under the circumstances. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriter of this offering and our independent registered public accounting firm will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of  (i) $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option) and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option) due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option). In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective targets businesses.

Proposed Business

In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option) and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share (regardless of whether the underwriters exercise their over-allotment option) due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share (regardless of whether the underwriters exercise their over-allotment option).

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,007,500 (or $857,500 if the over-allotment option is exercised in full) from the proceeds of this offering to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000).

In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $842,500 (whether or not the underwriters overallotment option is exercised), we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of  $842,500 (whether or not the underwriters overallotment option is exercised), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

The pro rata portion of our trust account distributed to our public shareholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) may be considered a liquidating distribution under Cayman Islands law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more). Any action or suit must be commenced within two years after the dissolution if the plaintiff could have known the underlying facts on or before the dissolution, or within three years after the date of dissolution in all other cases.

Furthermore, if the pro rata portion of our trust account distributed to our public shareholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) is not considered a liquidating distribution under Cayman Islands law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 11.380 of the NRS, the statute of limitations for claims of creditors against shareholders could be three years after the plaintiff could have known the underlying facts.

However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote.

Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option) or (ii) such lesser amount per

Proposed Business

public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share (regardless of whether the underwriters exercise their over-allotment option) to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of the ability of public shareholders to seek redemption in connection with an initial business combination or our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of our initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Proposed Business

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension).

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share (regardless of whether the underwriters exercise their over-allotment option)), including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding public shares.

If we seek shareholder approval of our initial business combination, our initial shareholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our initial shareholders, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going- private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

If we are unable to complete our initial business combination within 24 months) from the closing of this offering (or such later date pursuant to an approved extension), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share (regardless of whether the underwriters exercise their over-allotment option)), including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

Proposed Business

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over- allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$200,000,000 of the net proceeds of this offering and the sale of the private placement securities will be deposited into a trust account located in the United States with Odyssey Transfer and Trust Company acting as trustee.

Approximately $172,800,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$200,000,000 of the net proceeds of this offering and the sale of the private placement securities held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Proposed Business

	Terms of Our offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable, and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

We must complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account at the time of the agreement to enter into the initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units are expected to begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless ThinkEquity and EBC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which closing is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over- allotment option.

No trading of the units or the underlying ordinary shares and warrants would be permitted until the closing of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering.	The warrants could be exercised prior to the closing of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Proposed Business

	Terms of Our offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Proposed Business

	Terms of Our offering	Terms Under a Rule 419 Offering
Business combination deadline

If we are unable to complete an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per- share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the requirements of other applicable law.

If an acquisition has not been completed within 24 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds

Except for the withdrawal of interest to pay our taxes, none of the funds held in trust will be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

The proceeds held in the escrow account are not released until the earlier of the closing of a business combination or the failure to effect a business combination within the allotted time.

Proposed Business

	Terms of Our offering	Terms Under a Rule 419 Offering
Delivering stock certificates in connection with the exercise of redemption rights

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have up to two business days prior to the vote on the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights.

Many blank check companies provide that a shareholder can vote against a proposed business combination and check a box on the proxy card indicating that such shareholder is seeking to exercise its redemption rights. After the business combination is approved, the company would contact such shareholder to arrange for delivery of its share certificates to verify ownership.

Proposed Business

	Terms of Our offering	Terms Under a Rule 419 Offering
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares, without our prior consent. However, we would not restrict our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Many blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies and blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources and relevant industry knowledge than us. Our ability to acquire larger target businesses will be limited by our available financial resources.

This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Proposed Business

Facilities

We currently utilize office space at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143 from our sponsor and the members of our management team. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers: Larry Swets, Jr., our Chief Executive Officer, and Hassan R. Baqar, our Chief Financial Officer. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2023 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Proposed Business

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the prior July 1st , and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Management

Officers and Directors

Our officers and directors are as follows:

Name	Age	Position
Larry G. Swets, Jr.	50	Chief Executive Officer
Hassan R. Baqar	48	Chief Financial Officer
Anthony C. “Tony” Scuderi	48	President
Scott D. Wollney	56	Chairman of the Board
Andrew B. McIntyre	63	Director
Richard E. Govignon	48	Director

Larry G. Swets Jr. has served as our Chief Executive Officer since September 2025. Mr Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles.

Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018 and director of GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry, since June 2016. Since September 2023, Mr. Swets has served as Chief Executive Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination. Since Februaury 2024, Mr Swets has served as Head of Merchant Banking of FG Nexus Inc.(“FGNX”), formerly FG Financial Group Inc. (“FGF”) which operates as a Ehereum Treasury Company and previously as a reinsurance and asset management holding company. Mr. Swets has also served as a senior advisor to Aldel Financial II Inc. since October 2024, a special purpose acquisition companies in the process of completing its business combination. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Since September 2023, Mr. Swets serves as CEO of FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO and is focused on searching for a target company in the financial services sector. Since September 2024, Mr. Swets serves as Executive Chairman of Saltire Capital Ltd. (TSX: SLT). Since June 2025, Mr. Swets has served as Chief Executive Officer of Greenland Exploration Corp.

Previously, Mr. Swets served as a director of FG Merger Corp. (Nasdaq: FGMCU), a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, from February 2022 to August 2023, and as a director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Mr.Swets served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market, from April 2021 to December 2021.

Management

Mr. Swets also served as Chief Executive Officer of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”). from November 2020 to February 2024, after having served as interim CEO from June 2020 to November 2020, Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021, Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB), from April 2014 to July 2016. He was also a founder and served as Chairman of the Board of Unbounded Media Corporation from June 2019 to September 2023. Mr. Swets also previously served as a member of the board of directors of FG Nexus, formerly FG Financial Group Inc. from November 2013 to February 2024, FG Group Holdings, Inc. from October 2021 to February 2024, Harbor Custom Development, Inc. (Nasdaq: HCDI) from February 2020 to November 2023, Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021, Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018, Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to January 2018, FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008, United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Mr. Swets served as director of Insurance Income Strategies Ltd. from October 2017 to December 2021.

Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

Hassan R. Baqar has served as our Chief Financial Officer since inception. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also serves as a Chief Financial Officer of Aldel Financial II Inc., a special purpose acquisition company in the process of completing its business combination since October 2024, as a Chief Financial Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination since October 2023, as a director of Fundamental Global Reinsurance Ltd., a Cayman Islands reinsurance company since June 2020. Since September 2024, Mr. Baqar serves as Chief Financial Officer of Saltire Capital Ltd. (TSX: SLT). Since September 2023, Mr. Baqar serves as CFO of FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO. Since June 2025, Mr. Baqar serves as Chief Financial Officer of Greenland Exploration Corp.

Previously, Mr. Baqar served as Chief Financial Officer from August 2021 to February 2024 and Executive Vice President from December 2021 to February 2024 of FG Nexus Inc. (“FGNX”), formerly FG Financial Group Inc. (“FGF”)., which operates as a Ehereum Treasury Company and previously as a reinsurance and asset management holding company, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors, from February 2021 to October 2023, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from August 2019 to December 2021, as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023, and as a director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company from October 2022 to April 2024. Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreconnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s

Management

subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Nexus Inc. from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

Anthony C. “Tony” Scuderi has served as our President since September, 2025. Mr. Scuderi has over 20 years of experience within investment banking. He has worked on many successful transactions for public and private companies, specializing in financial services, fintech, and crypto/web3. Mr. Scuderi is Chief Executive Officer and Chairman of Imperii Partners, an M&A and strategic capital advisor in crypto and web3. He has served in this role from July 2019 to present. Imperii Partners is a crypto- native investment bank, focusing on advisory for the promising companies in the industry.

Prior to his roles at Imperii, in 2018 and 2019, Mr. Scuderi served as advisor in the private equity and hedge fund industries. Previously, he served as Managing Director in the San Francisco office of Keefe, Bruyette, & Woods (“KBW”), a financial sector specialist investment bank, which was acquired by Stifel Financial. During his 14-year tenure at KBW, from 2005 to 2018, Mr. Scuderi was actively involved in transactions across the firm’s financial technology, banking, exchanges, and asset management practices.

Mr. Scuderi began his career in 1999, in business development and strategic partnerships for HarvardNet, an enterprise-focused data center and web services provider. He earned a MBA from Boston College’s Carroll School of Management and a B.S. from the University of New Hampshire. Mr. Scuderi is a Director Emeritus of The Olympic Club Foundation and served as President in 2019 & 2020. He is also a former member of the Young Presidents’ Organization.

Scott D. Wollney has served as chairman of our board of directors since September 2025. Since March 30, 2015, Mr. Wollney has served as a director of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”). Since December 2010, Mr. Wollney has served as the President, Chief Executive Officer and as a Director of Atlas Financial Holdings, Inc. (“Atlas”), a holding company focused on specialty commercial automobile insurance business. From July 2009 until December 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. (KAI), a property and casualty holding company and subsidiary of Kingsway Financial Services Inc. From May 2008 to March 2009, he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company. Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, in 1998, and served as its President, from 2002 to 2008. Mr. Wollney has more than 30 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at both insurance companies, as well as brokerage operations. Mr. Wollney is a MBA graduate of Northwestern University’s Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois.

Dr. Richard E. Govignon, Jr has served as our director since September, 2025. Dr. Govignonhas been a Partner of Dnerus Financial, a family asset management company, since June 2021. Dr. Govignon is an experienced corporate director and trustee in the U.S. and Canada, with broad exposure to numerous industries. Dr. Govignon has served as a director of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”), a reinsurance and asset management holding company focused on collateralized and loss- capped reinsurance and merchant banking, since December 2021. Since September 2024, Dr. Govignon has served as the director of Saltire Capital Ltd. (TSX: SLT.U), a company that combines investment in public and private markets with a publicly traded, permanent capital vehicle, providing entrepreneurs and business owners with an alternative to traditional private equity. Dr. Govignon is also a member of the board of directors of B-Scada, Inc. (OTC: SCDA), a company that has been developing software and hardware products since June 2021. Govignon had been a director of Strong Global Entertainment, Inc. (NYSE: SGE), a corporation focused on supplying screens and providing technical support services to the cinema exhibition industry, theme parks, and other entertainment-

Management

related markets from January 2022 to September 2024. From April 2022 to September 2024, Dr. Govignon served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company that merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since October 2023, Dr. Govignon has served as a member of the boards of directors of FG Merger II Corp., which is a special purpose acquisition company in the process of searching for a business combination target. Dr. Govignon served as a member of the board of directors of GreenFirst Forest Products, Inc. (TSXV: GFP), a public company focused on forest product investments, from January 2019 to December 2021. Dr. Govignon also served as a Trustee of the StrongVest ETF Trust (US: CWAI), which invested in a diversified portfolio of corporate bonds with varying maturities and equity securities from 2017 to 2019. Dr. Govignon has worked in the healthcare and pharmaceutical industry in various management and pharmacy positions for over 20 years, most recently with ShopRite Pharmacy since 2022 and previously with CVS Health Corporation (2022-2019 and from 2013-2017), with Acme Markets Inc. (2017-2019) and Rite Aid Corporation (2001- 2013).

Dr. Govignon received a Bachelor of Science in Pharmacy and a Doctor of Pharmacy from the University of the Sciences in Philadelphia. Dr. Govignon is currently pursuing a Master of Business Administration from the Jack Welch Management Institute. Dr. Govignon’s managerial experience, combined with his expertise in investing and financial analysis, makes him qualified to serve on our Board of Directors.

Andrew B. McIntyre has served as our director since September, 2025. Mr. McIntyre is Managing Director of Segwin Consulting Ltd., a consultancy specializing in M&A advisory and strategy development for B2B clients and in the development of HNW family offices. From November 2021 to September 2024, Mr. McIntyre served as a director and audit committee member of the FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. McIntyre has served as a director of Saltire Capital Ltd and, since October 2023, he has served as a member of the board of directors of FG Merger II Corp., a special purpose acquisition company that is the process of searching for a business combination target. Mr. McIntyre served as Director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to December 2021. During his tenure as a director of GreenFirst Forest Products, Inc., Mr. McIntyre also served as a member of its audit committee. From July 2022 through December 2023, Mr. McIntyre was Senior Advisor at Deloitte LLP. Mr. McIntyre served Sofina Foods Inc. as Senior Vice President, Finance from September 2019 to June 2022. From October 2016 to August 2019, Mr. McIntyre served Samuel, Son & Co. Limited in the role of Vice President, Corporate Development. Previously, Mr. McIntyre was Vice President, Corporate Development at Vicwest Inc. Mr. McIntyre has served on the Boards of Directors of Burloak Technologies Inc., Pre-Insulated Metal Technologies Inc., BBi Enterprises Inc., MDS Capital Company and the Orthopaedic & Arthritic Institute. Mr. McIntyre’s formal designations include ICD.D., Chartered Financial Analyst, Master of Business Administration from the Schulich School of Business and P. Eng.

Number and Terms of Office of Officers and Directors

Our board of directors consists of three members is divided into three classes with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NASDAQ. The term of office of the first class of directors, consisting of Dr. Richard E. Govignon, Jr, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Andrew B. McIntyre, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of Scott D. Wollney, will expire at the third annual meeting of shareholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated memorandum and articles of association.

Management

Director Independence

The rules of NASDAQ require that a majority of our board of directors be independent within one year of our initial public offering. Our board of directors has determined that Andrew B. McIntyre, Scott D. Wollney and Richard E. Govignon are “independent directors” as defined in NASDAQ rules and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on NASDAQ through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We have engaged Imperii Securities LLC, an affiliate of our President, Mr. Scuderi, to provide us with financial advice and assistance in connection with our initial business combination, which advice and assistance may include: (a) advising and assisting us in considering the desirability of effecting a business combination and, if we elect to pursue such business combination, assisting us in developing and implementing the strategy to be used in connection with the business combination; (b) providing recommendations on the appropriate structure, purchase price, terms and conditions of a business combination; (c) advising and assisting us in our negotiation of a business combination, and, if requested, participating directly in such negotiations; (d) consulting with us with respect to the contents of the materials that may be made available by us to potential targets; (e) devising a plan of evaluating potential targets including their identification and pre-qualification; (f) organizing, arranging and accompanying our management team to meetings regarding the business combination; (g) participating in due diligence, and (h) performing such other investment banking and financial advisory services as we and Imperii Securities LLC may from time to time agree upon in writing. We will pay Imperii Securities LLC a fee for such services (the “Transaction Fee”) upon the consummation of our initial business combination in an amount equal to 1.0% of the consideration paid in connection with the business combination; provided that the Transaction Fee shall not be less than $1,000,000 or greater than $3,000,0000; and further provided that the first $1,000,000 of the Transaction Fee shall be paid with 100,000 shares held by the Sponsor, and the remainder shall be paid by the post-closing company (i) from cash remaining in the trust account after redemptions, if any, or (ii) by the issuance of shares valued at $10 per share.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

Management

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Andrew B. McIntyre, Richard E. Govignon and Scott D. Wollney will serve as members of our audit committee, and Andrew B. McIntyre will chair the audit committee. We expect all of the members of our audit committee to be independent.

Each member of the audit committee is financially literate and our board of directors has determined that Andrew B. McIntyre qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

➢	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
➢	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;
➢	setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality- control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
➢	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

Management

➢	reviewing with management, the independent, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. Scott D. Wollney and Richard E. Govignon will serve as members of our compensation committee. Scott D. Wollney will chair the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

➢	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;
➢	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;
➢	reviewing our executive compensation policies and plans;
➢	implementing and administering our incentive compensation equity-based remuneration plans;
➢	reviewing and discussing with management the Compensation Discussion and Analysis disclosure required by SEC regulations and determining whether to recommend to the board that such disclosure be included in our Annual Report on Form 10-K and any proxy statement for the election of directors;
➢	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
➢	producing a report on executive compensation to be included in our annual proxy statement; and
➢	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to our sponsor of $15,000 per month, for up to 24 months, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Management

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The initial members of our nominating and corporate governance will be Scott D. Wollney, Richard E. Govignon, and Andrew B. McIntyre. Scott D. Wollney will serve as chair of the nominating and corporate governance committee.

We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

➢	identifying and screening individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;
➢	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;
➢	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and
➢	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Senior Advisor to the Board of Directors

We have appointed D. Kyle Cerminara as a senior advisor. Senior Advisors will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we acquire following the consummation of this offering. We have entered into any formal arrangements or agreements with Senior Advisors to provide services to us and they will have no fiduciary obligations to present business opportunities to us. They will not be paid any finder’s fees, reimbursement, or consulting fee prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction).

D. Kyle Cerminara has served as our senior advisor since September 2025. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012 and serves as its Chief Executive Officer.

Management

Mr. Cerminara is the Chairman and Chief Executive Officer of FG Nexus Inc. (NASDAQ: FGNX) (formerly known as Fundamental Global Inc., FG Financial Group, Inc. and as 1347 Property Insurance Holdings, Inc.), which operates as an Ethereum Treasury Company and previously as a reinsurance and asset management company. He has been the Chairman of the board of directors of FG Nexus since May 2018, and he has served as its CEO since its merger with FG Group Holdings, Inc. (NYSE American: FGH) in February 2024; previously Mr. Cerminara also served as the Principal Executive Officer of FG Nexus from March 2020 to June 2020. Since its founding in July 2022, Mr. Cerminara has served as the Chairman and President of FG Communities, Inc., a corporation created to preserve and improve affordable housing through ownership and management of manufactured housing communities. Since August 2020, Mr. Cerminara has been a member of the board of directors of Firefly Systems, Inc., a venture backed digital advertising company. From October 2021 to September 2024, Mr. Cerminara served as the Chairman of the board of directors of FG Acquisition Corp. (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc., and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Cerminara serves as Vice-Chairman of Saltire Capital Ltd. From October 2023 to January 2025, Mr. Cerminara served as Chairman of the board of directors of FG Merger II Corp., a special purpose acquisition company in the process of searching for a business combination target, and upon his resignation as Chairman of the board of directors in January 2025, he has served as senior advisor to the board of directors. From November 2023 to May 2025, Mr. Cerminara served as the Chairman of the board of directors of FG Merger III Corp., a special purpose acquisition company that is in the process of completing its initial public offering and is focused on searching for a target company in the financial services sector. Since May 2025, Mr. Cerminara serves as a senior advisor to FG Merger III Corp.

From February 2015 until February 2024, Mr. Cerminara served as a director of FG Group Holdings Inc. (NYSE American: FGH), a holding company with diverse business activities focused on serving the entertainment and retail markets that merged with FG Nexus in February 2024; he served as its Chairman from May 2015 until February 2024; and he previously served as its Chief Executive Officer from November 2015 through April 2020. Mr. Cerminara served as the Chairman of Strong Global Entertainment, Inc. (NYSE American: SGE), a leader in the entertainment industry providing mission critical products and services to cinema exhibitors and entertainment venues, from March 2022 until it was acquired by FG Nexus in September 2024. Mr. Cerminara served as a director of BK Technologies Corporation (NYSE American: BKTI) from July 2015 through December 2023, and served as its Chairman from July 2022 through December 2023 and previously from March 2017 until April 2020. From February 2022 to August 2023, Mr. Cerminara served as a senior advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. From April 2021 to December 2021, Mr. Cerminara served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which merged with Hagerty Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. He served on the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to October 2021 and was appointed Chairman from June 2018 to June 2021; Limbach Holdings, Inc. (NASDAQ: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (NASDAQ: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020.

Prior to these roles, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price (NASDAQ: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an Analyst at Legg Mason from 2000 to 2001.

Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta

Management

Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

Code of Business Conduct and Ethics

Prior to the consummation of this offering, we will adopt a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We have filed a copy of our form of the Code of Business Conduct and Ethics and our audit committee and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees will be provided without charge upon request from us. See the section of this prospectus entitled “Where You Can Find Additional Information.” If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or NASDAQ rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this Form S-1 or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

➢	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
➢	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
➢	duty to not improperly fetter the exercise of future discretion;
➢	duty to exercise authority for the purpose for which it is conferred and a duty to exercise powers fairly as between different sections of shareholders;
➢	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
➢	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business

Management

combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. However, because the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated memorandum and articles of association will provide us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates.

Our sponsor and our officers and directors or any of their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, and FG Merger II Corp., which is a special purpose acquisition company affiliated with all of our directors, officers and senior advisors, as discussed under the section entitled “Proposed Business – Our Management Team – Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. In order to minimize potential conflicts of interest which may arise from multiple affiliations with SPACs, unless a business combination opportunity is expressly offered to us or to one of our directors or officers solely in his or her capacity as our director and/or officer and such opportunity is one we are permitted to undertake and would otherwise be reasonable for us to pursue, subject to their other legal obligations, we expect that our officers and directors who are also officers and/or directors of other SPACs (including Aldel Financial II Inc. and FG Merger II Corp.) will present suitable target businesses to us and the other applicable SPACs based on which SPAC went public first and taking into account any contractual restrictions applicable to each such SPAC and other reasonable considerations (including but not limited to the relative sizes of the SPACs and the amount in trust compared to the sizes of the targets, the need or desire for additional financings, the amount of time required to complete a business combination and the relevant experience of the directors and officers involved with a particular blank check company).

Management

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Larry G. Swets, Jr.	GreenFirst Forest Products, Inc.	Forest Products	Director
	Itasca Golf Managers, Inc.	Real Estate and Hospitality	President
	Saltire Capital Ltd.	Holding Company	Executive Chairman
	FG Merger II Corp.	Special Purpose Acquisition Company	Chief Executive Officer

Hassan Baqar	FG Reinsurance Ltd	Reinsurance	Director
	Saltire Capital Ltd.	Holding Company	Chief Financial Officer
	Craveworthy LLC	Restaurants Portfolio Company	Manager
	Sequoia Financial LLC	Management Services & Financial Advisory	Managing member
	Aldel Financial II Inc.	Special Purpose Acquisition Company	Chief Financial Officer
	FG Merger II Corp.	Special Purpose Acquisition Company	Chief Financial Officer

Scott D. Wollney	FG Nexus Inc.	Reinsurance, Investment Management	Director
	Atlas Financial Holdings, Inc.	Property & Casualty Insurance	Director & CEO
	FG Merger II Corp.	Special Purpose Acquisition Company	Chairman

Richard E. Govignon	FG Nexus Inc.	Reinsurance, Investment Management	Director
	Strong Global Entertainment	Cinema Exhibition Industry	Director
	Saltire Capital Ltd.	Holding Company	Director
	B-Scada Inc.	Software and Hardware Development	Director
	Dnerus Financial	Family Asset Management	Partner
	FG Merger II Corp.	Special Purpose Acquisition Company	Director

Andrew B. McIntyre	Saltire Capital Ltd.	Holding Company	Director
	Segwin Consulting Ltd.	Solar Enery, Business Consulting	Director
	FG Merger II Corp.	Special Purpose Acquisition Company	Director

Anthony C. “Tony” Scuderi	Imperii Partners	M&A and strategic capital advisor	CEO and Chairman

Potential investors should also be aware of the following other potential conflicts of interest:

➢	Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

Management

➢	Our initial shareholders purchased founder shares prior to the date of this prospectus and will purchase private placement securities in a transaction that will close simultaneously with the closing of this offering. Our initial shareholders have entered into agreements with us, pursuant which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of our initial business combination. The other members of our management team have entered into agreements similar to the one entered into by our initial shareholders with respect to any public shares acquired by them in or after this offering. Additionally, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association. If we do not complete our initial business combination within the prescribed time frame, the private placement securities will expire worthless. Furthermore, our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination. In addition, we could agree to permit the holders of our founder shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Subject to certain limited exceptions, the private placement warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and directors will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
➢	Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.
➢	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Management

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or a valuation or appraisal firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.

Further, commencing on the date our securities are first listed on NASDAQ, we will also pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders and holders of Underwriter Shares have agreed to vote their founder shares and Underwriter Shares, and our initial shareholders and the other members of our management team have agreed to vote any founder shares they hold and any shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide that our officers and directors will be indemnified by us to the fullest extent permitted by law, as it now exists or may in the future be amended, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Management

Our officers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our Class B ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

➢	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;
➢	each of our executive officers and directors; and
➢	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

On September 16, 2025, our sponsor paid $10,000 in exchange for 5,750,000 founder shares, or approximately $0.002 per share. The sponsor subsequently transferred an aggregate of 1,110,000 founder shares to members of the Company’s management, resulting in the sponsor holding 4,640,000 founder shares. Prior to the initial investment in the company of $10,000 by the sponsor, the Company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20.0% of the outstanding shares after this offering (not including the ordinary shares underlying the Underwriter Units, the private units, the $15 Exercise Price Warrants, or the working capital loan units, if any). Up to 750,000 of the founder shares will be surrendered for no consideration by the sponsor depending on the extent to which the underwriters’ over-allotment is exercised. The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, that the Sponsor has forfeited 750,000 founder shares, and that there are 25,475,000 ordinary shares, consisting of (i) 20,000,000 Class A ordinary shares, (ii) 5,000,000 founder shares, (iii) 275,000 private shares, and (iv) 200,000 Underwriter Shares, issued and outstanding after this offering.

	Before Offering				After Offering
			Approximate			Approximate
			Percentage			Percentage
	Number of		of		Number of	of
	Shares		Outstanding		Shares	Outstanding
	Beneficially		Ordinary		Beneficially	Ordinary
Name and Address of Beneficial Owner(1)	Owned(2)		Shares		Owned(3)	Shares
FG Imperii Investors LLC (our sponsor)(4)	4,640,000	(5)	80.70%		3,890,000	15.27%
Larry G. Swets, Jr.	350,000		6.09%		350,000	1.37%
Hassan R. Baqar	350,000		6.09%		350,000	1.37%
Anthony Scuderi	50,000		*	%	50,000	*	%
Andrew B. McIntyre	20,000		*	%	20,000	*	%
Scott D. Wollney	20,000		*	%	20,000	*	%
Richard E. Govignon	20,000		*	%	20,000	*	%
All executive officers and directors as a group (5 individuals)	810,000		14.09%		810,000	3.18%
*	Less than one percent
1)	Unless otherwise noted, the business address of each of the following is 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143.

Principal Shareholders

2)	Interests shown include 5,750,000 Class B ordinary shares and no Class A ordinary shares.
3)	Interests shown include 5,000,000 Class B ordinary shares and 275,000 Class A ordinary shares.
4)	Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Imperii Investors LLC. The investment and voting decisions for FG Imperii Investors LLC are made jointly by the three managers and no one individual has a controlling decision. Under the so-called “rule of three,” because voting and dispositive decisions are made jointly by three managers, none of the managers is deemed to be a beneficial owner of securities held by FG Imperii Investors LLC. Accordingly, none of the managers of FG Imperii Investors LLC is deemed to have or share beneficial ownership of the securities held by FG Imperii Investors LLC.
5)	Includes up to 750,000 founder shares that will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.

Immediately after this offering, our initial shareholders will beneficially own 20.0% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and excluding the Class A ordinary shares underlying the public warrants, the Underwriter Units and the units issuable upon conversion of any working capital loans).

Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

Prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands

Our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 1,000,000 $15 Exercise Price Warrants, exercisable for one ordinary share at $15.00 per share for an aggregate purchase price of $100,000, or $0.10 per $15 Exercise Price Warrant, in private placements that will occur simultaneously with the closing of this offering. In addition, our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 275,000 private units at $10.00 per unit, or $2,750,000 in the aggregate. A portion of the purchase price of the $15 Exercise Price Warrants and the private units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing of this offering $200,000,000, or $230,000,000 if the underwriters exercise their over- allotment option in full (approximately $10.00 per unit in each case), will be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), the private units, and the $15 Exercise Price Warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. In addition, $15 Exercise Price Warrants will expire at 5:00 p.m. New York City Time ten years after the consummation our initial business combination. The private placement warrants will not be redeemable by us and will be exercisable on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

FG Imperii Investors LLC, our sponsor, and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Principal Shareholders

Sponsor Ownership

Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Imperii Investors LLC and direct its day to day operations. The interests of the members of the sponsor are denominated in four classes of membership interest units: Series A Units, Series B Units, Series C Units and Series D Units. The following table sets forth information regarding the ownership of interests (assuming the underwriters exercise their overallotment option) in FG Imperii Investors LLC, our sponsor, by each person known by us to have material direct and indirect interests in the sponsor. There are no other direct and indirect material interests in the sponsor.

Approximate
Percentage
of
					Approximate		Interest in
	Series A		Series C	Series D	Percentage		the Private
	Units	Series B Units	Units	Units	of		Warrants
	(Representing	(Representing	(Representing	(Representing	Interest in		and OTM
	Interests in	Interests in	Interests in	Interests in	the Ordinary		Warrants
	the Ordinary	the Ordinary	the Private	the OTM	Shares Held		Held by
	Shares)	Shares)	Warrants)	Warrants)	by Sponsor		Sponsor
Larry G. Swets, Jr.						%		%
Hassan R. Baqar						%		%
D. Kyle Cerminara						%		%

FG Nexus Inc.FG Nexus Inc.

Transfers of Founder Shares and Private Placement Securities

The founder shares, private units, Underwriter Units, $15 Exercise Price Warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our initial shareholders and management team. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, (a) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (b) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination, provided, if we consummate a transaction after our initial business combination which results in our shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up and (ii) in the case of the private placement warrants and the respective ordinary shares underlying such warrants, until 30 days after the completion of our initial business combination except in each case (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any affiliate of our sponsor or to any member of the sponsor or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the laws of the Cayman Islands or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, amalgamation, share capital exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Principal Shareholders

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) $15 Exercise Price Warrants, which will be issued in a private placement simultaneously with the closing of this offering and the ordinary shares underlying such $15 Exercise Price Warrants, (iii) Underwriter Shares and Underwriter Warrants (and the Class A ordinary shares underlying such Underwriter Warrants), which will be issued as part of the Underwriter Units in a private placement simultaneously with the closing of this offering, (iv) the private shares and the private warrants (and the Class A ordinary shares underlying such private warrants) and (v) the Class A ordinary shares and warrants underlying the units that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $1.5 million of working capital loans are converted into private units, we will be obligated to register up to 7,732,500 Class A ordinary shares and 1,327,500 warrants. The number of ordinary shares includes (i)  5,750,000 founder shares, (ii) 1,000,000 Class A ordinary shares underlying the $15 Exercise Price Warrants, (iii) 230,000 Underwriter Shares, (iv) 275,000 private shares, (v) 115,000 shares underlying the Underwriter Warrants, (vi) 137,500 Class A ordinary shares underlying the private warrants, (vii) 150,000 Class A ordinary shares underlying the units issued upon conversion of working capital loans, and (viii) 75,000 Class A ordinary shares underlying the warrants included in the working capital units. The number of warrants includes (i) 1,000,000 $15 Exercise Price Warrants, (ii) 137,500 private warrants, (iii) 115,000 Underwriter Warrants, and (iv) 75,000 warrants underlying the units issued upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Certain Relationships and Related Party Transactions

On September 16, 2025, our sponsor paid $10,000 in exchange for 5,750,000 founder shares, or approximately $0.002 per share. The sponsor subsequently transferred an aggregate of 1,110,000 founder shares to members of the Company’s management,board of directors and senior advisors, resulting in the sponsor holding 4,640,000 founder shares. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20.0% of the outstanding shares after this offering (not including the ordinary shares underlying the Underwriter Units, the private units, the $15 Exercise Price Warrants, or the working capital loan units, if any). Up to 750,000 of the founder shares will be surrendered for no consideration by the sponsor depending on the extent to which the underwriters’ over-allotment is exercised. If we increase or decrease the size of the offering, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the Class A ordinary shares underlying the Underwriter Units, the private units, or the working capital loan units, if any).

Our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 1,000,000 $15 Exercise Price Warrants at $0.10 per $15 Exercise Price Warrant in a private placement that will occur simultaneously with the closing of this offering. In addition, our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 275,000 private units at $10.00 per unit for an aggregate purchase price of $2,750,000. The private placement securities, including the Class A ordinary shares underlying warrants included therein, may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

On September 29, 2025, we issued a promissory note to the sponsor, pursuant to which we may borrow up to an aggregate principal amount of $150,000. As of September 30, 2025, there was $150,000 outstanding under the promissory note. The promissory note are noninterest bearing and payable on the the date on which we determine not to conduct this offering.

We currently utilize office space at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143 from our sponsor. Subsequent to the closing of this offering, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

We have engaged Imperii Securities LLC, an affiliate of our President, Mr. Scuderi, to provide us with financial advice and assistance in connection with our initial business combination, which advice and assistance may include: (a) advising and assisting us in considering the desirability of effecting a business combination and, if we elect to pursue such business combination, assisting us in developing and implementing the strategy to be used in connection with the business combination; (b) providing recommendations on the appropriate structure, purchase price, terms and conditions of a business combination; (c) advising and assisting us in our negotiation of a business combination, and, if requested, participating directly in such negotiations; (d) consulting with us with respect to the contents of the materials that may be made available by us to potential targets; (e) devising a plan of evaluating potential targets including their identification and pre-qualification; (f) organizing, arranging and accompanying our management team to meetings regarding the business combination; (g) participating in due diligence, and (h) performing such other investment banking and financial advisory services as we and Imperii Securities LLC may from time to time agree upon in writing. We will pay Imperii Securities LLC a fee for such services (the “Transaction Fee”) upon the consummation of our initial business combination in an amount equal to 1.0% of the consideration paid in connection with the business combination; provided that the Transaction Fee shall not be less than $1,000,000 or greater than $3,000,0000; and further provided that the first $1,000,000 of the Transaction Fee shall be paid with 100,000 shares held by the Sponsor, and the remainder shall be paid by the post-closing company (i) from cash remaining in the trust account after redemptions, if any, or (ii) by the issuance of shares valued at $10 per share.

Except as otherwise disclosed in this prospectus, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the closing of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due

Certain Relationships and Related Party Transactions

diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Prior to the closing of this offering, our sponsor may loan us funds to be used for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due at the earlier of the closing of this offering or the date on which the company determines not to conduct the offering described herein.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment.

Certain Relationships and Related Party Transactions

Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares and private placement securities which is described under the heading “Principal Shareholders — Registration Rights.”

In addition, although there are no current plans to do so, in order to facilitate our initial business combination or a PIPE financing or for any other reason determined by our sponsor in its sole discretion, our sponsor may surrender or forfeit, transfer or exchange our founder shares, private units, the $15 Exercise Price Warrants or any of our other securities, including for no consideration, as well as subject any such securities to earn-outs or other restrictions, or otherwise amend the terms of any such securities or enter into any other arrangements with respect to any such securities.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its shareholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees.

Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

Description of Securities

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association. Pursuant to our amended and restated memorandum and articles of association, we are authorized to issue 479,000,000 class A ordinary shares of a nominal or par value of $0.0001 each, as well as 20,000,000 Class B ordinary shares of a nominal or par value of $0.0001 each and 1,000,000 preference shares with a nominal or par value of $0.0001 each. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Public Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary vshare at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the shares of Company’s Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder. For example, if a warrant holder holds one-half of one warrant to purchase a Class A ordinary share, such warrant will not be exercisable. The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless ThinkEquity and EBC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the closing of this offering, which closing is anticipated to take place three business days after the date of this prospectus.

If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Underwriter Units

The Underwriter Units (including the Underwriter Warrants or Underwriter Shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until after the completion of our initial business combination. Otherwise, the Underwriter Units are identical to the units sold in this offering except that the Underwriter Warrants (i) will not be redeemable by us, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis, (iv) will be entitled to registration rights, and (v) for so long as they are held by the underwriters, will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A), as described below under “— Warrants — Underwriter Warrants”.

Description of Securities

Private Units

The private units (including the private warrants or private shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Securities,” to our officers and directors and other persons or entities affiliated with our sponsor). Otherwise, the private units are identical to the units sold in this offering except that the private warrants (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis and (iii) will be entitled to registration rights.

Working Capital Loan Units

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender.

The units issuable upon the conversion of working capital loans (the “working capital loan units”) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. Otherwise, the working capital loan units are identical to the units sold in this offering except that the warrants underlying the working capital loan units (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis and (iii) will be entitled to registration rights.

Additionally, the units that have not already been separated will automatically separate into their component parts in connection with the completion of our initial business combination and will no longer be listed thereafter.

Ordinary shares

Prior to the date of this prospectus, there were 5,750,000 founder shares outstanding, all of which were held of record by our initial shareholders, so that our initial shareholders will own 20.0% of our issued and outstanding shares after this offering (assuming our initial shareholders do not purchase any units in this offering and excluding the ordinary shares underlying the public warrants, the Underwriter Units, the private units, the $15 Exercise Price Warrants and the units issuable upon conversion of any working capital loans). Up to 750,000 of the founder shares will be surrendered for no consideration by our initial shareholders depending on the extent to which the underwriters’ over-allotment is exercised. Upon the closing of this offering, 25,475,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 750,000 founder shares by the sponsor) including:

➢	20,000,000 ordinary shares underlying units issued as part of this offering;
➢	200,000 ordinary shares underlying the Underwriter Units;
➢	275,000 ordinary shares underlying the private units; and
➢	5,000,000 founder shares held by our initial shareholders.

If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or share redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the Class A ordinary shares underlying the Underwriter Units, the private units, or the working capital loan units, if any).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. However, only holders of Class B ordinary shares will have the right to (i) appoint or remove directors in any election held prior to or in connection with the completion of our initial business combination, meaning that holders of Class A ordinary shares will not have the

Description of Securities

right to vote to appoint any directors until after the completion of our initial business combination and (ii) continue the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). The provisions of our amended and restated memorandum and articles of association governing these matters prior to our initial business combination may only be amended by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. On any other matter submitted to a vote of our shareholders prior to or in connection with the completion of our initial business combination, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by Cayman Islands law. Unless otherwise specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are represented in person or by proxy and are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, which (except as outlined above) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association (other than the provisions referred to above) and approving a statutory merger or consolidation with another company.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 479,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors other than to ensure that the company has at least one director at all times. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares (up to an aggregate of 15% for each public shareholder of the Class A shares sold in this offering, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share (regardless of whether the underwriters exercise their over-allotment option). Our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they hold in connection with the completion of our initial business combination. In addition, the underwriters have agreed to (i) waive their redemption rights with respect to their Underwriter Shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Underwriter Shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their Underwriter Shares if we fail

Description of Securities

to complete our initial business combination within 24 months (or such later date pursuant to an approved extension). In addition, the underwriters have agreed to vote any Underwriter Shares held by them in favor of our initial business combination. Unlike many special purpose acquisition companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules.

If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of an ordinary resolution, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association require that at least five clear days’ notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares in open market transactions. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders, sponsor, officers and directors and the underwriters have agreed to vote any founder shares, private shares and Underwriter Shares they hold, as applicable and any public shares purchased during or after this offering in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction). As a result, in addition to our founder shares, the private shares and the Underwriter Shares, we would need 7,262,501 public shares, or 36.31% of the 20,000,000 public shares sold in this offering, to be voted in favor of an initial business combination in order to have our initial business combination approved, assuming all outstanding shares are voted, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares. Assuming that only the holders of fifty-percent of our issued and outstanding ordinary shares, representing a quorum under our amended and restated memorandum and articles of association, vote their shares at a special meeting of the company, we would need 893,751, or approximately 4.47%, of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming the over-allotment option is not exercised and the parties to the letter agreement do not acquire any public shares). Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. Public shareholders who sell or redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Description of Securities

Pursuant to our amended and restated memorandum and articles of association, we have until the completion window to consummate our initial business combination. If we anticipate that we may be unable to consummate our initial business combination within such 24-month period, we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the laws of the Cayman Islands to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders and the underwriters have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares and Underwriter Shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association. However, if our initial shareholders or management team acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

Except as described below, the founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial shareholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and private shares they hold in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to any founder shares and private shares they hold in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension) or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated memorandum and articles of association, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares, private shares and

Description of Securities

any public shares purchased during or after this offering in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction) (iii) the founder shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association, and (iv) prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

The founder shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to or in connection with the closing of the initial business combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares comprising part of the private placement units and the Class A ordinary shares underlying the private placement warrants issued to the sponsor), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination and any Class A ordinary shares redeemed by public shareholders in connection with any amendment to our amended and restated memorandum and articles of association made prior to the consummation of the initial business combination (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-business combination activity; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination, provided, if we consummate a transaction after our initial business combination which results in our shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Up to 750,000 founder shares will be surrendered to us for no consideration depending on the exercise of the over-allotment option.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

➢	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;
➢	whether voting rights attach to the shares in issue;

Description of Securities

➢	the date on which the name of any person was entered on the register as a member; and
➢	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Underwriter Shares

The Underwriter Shares will not be transferable, assignable or salable until after the completion of our initial business combination. ThinkEquity and EBC have agreed to (i) waive their redemption rights with respect to their Underwriter Shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Underwriter Shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their Underwriter Shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension). The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Otherwise, the Underwriter Shares are identical to the ordinary shares underlying the units sold in this offering.

Preference Shares

Our amended and restated memorandum and articles of association authorize 1,000,000 preference shares and provides that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

Description of Securities

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering and 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a ordinary share upon exercise of a warrant unless the ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than thirty (30) business days after the completion of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants

Once the warrants become exercisable, we may call the warrants for redemption for cash:

➢	in whole and not in part;
➢	at a price of $0.01 per warrant;

Description of Securities

➢	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
➢	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of ordinary shares and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere in this prospectus) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the completion of our initial business combination as described elsewhere in this prospectus) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding ordinary shares is increased by a share capitalization payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per ordinary share paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or

Description of Securities

exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of ordinary shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary share.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In addition, with respect to all the warrants except the $15 Exercise Price Warrants, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the completion of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “— Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

The warrants will be issued in registered form under a warrant agreement between Odyssey Transfer and Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written

Description of Securities

consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Private Placement Warrants

Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us and will be exercisable on a cashless basis. In addition, the $15 Exercise Price Warrants will expire at 5:00 p.m. New York City Time ten years after the consummation our initial business combination. Each whole $15 Exercise Price Warrants entitles the registered holder to purchase one ordinary share at a price of $15.00 per share.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean, as of any date, the average last reported sale price of the ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to such date.

Our initial shareholders have agreed not to transfer, assign or sell any of the private placement warrants (including the ordinary shares issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants,” transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.

Working Capital Loan Warrants

The warrants underlying the units issuable upon conversion of working capital loans (the “working capital loan warrants”) are identical to the private placement warrants. The working capital loan warrants (including the ordinary shares issuable upon exercise of the working capital loan warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. In addition, the working capital loan warrants will not be redeemable by us and will be exercisable on a cashless basis.

Description of Securities

Underwriter Warrants

The Underwriter Warrants are identical to the warrants included in the units sold in this offering, except that the Underwriter Warrants (i) will not be redeemable by us, (ii) may not (including the ordinary shares issuable upon exercise of the Underwriter Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination, (iii) will be entitled to registration rights, (iv) may be exercised on a cashless basis, and (v) for so long as they are held by the underwriters, will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A).

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the closing of a business combination. A Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition at such time. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination. If we increase or decrease the size of this offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the Class A ordinary shares comprising part of the private units, the Underwriter Units or the working capital loan units, if any). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends following completion of our initial business combination may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A ordinary shares and warrant agent for our warrants is Odyssey Transfer and Trust Company. We have agreed to indemnify Odyssey Transfer and Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity. Odyssey Transfer and Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders.

Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be

Description of Securities

authorized by either (i) a special resolution of the shareholders of each company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, provided the parent company is the surviving entity and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met, including the following requirements: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any applicable jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the following requirements have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (A) consent or approval to the transfer has been obtained, released or waived; (B) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (C) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Companies Act provides for a right of dissenting shareholders to be paid the fair value of their shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of their shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Grand Court of the Cayman Islands to determine the fair value of all dissenting shares and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that that person holds in the constituent company. Upon the giving of a notice of dissent under paragraph (iii) above, the shareholder to

Description of Securities

whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenting shareholders holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date, where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement,” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose.

The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

➢	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
➢	the shareholders have been fairly represented at the meeting in question;
➢	the arrangement is such as a businessman would reasonably approve; and
➢	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% in value of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

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Shareholders’ Suits. Forbes Hare, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

➢	a company is acting, or proposing to act, illegally or beyond the scope of its authority;
➢	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
➢	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Forbes Hare, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company.

The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

➢	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;
➢	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;
➢	an exempted company does not have to hold an annual general meeting;
➢	an exempted company may issue shares with no nominal or par value;

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➢	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and
➢	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association

Prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a special resolution is a resolution that (i) has been passed by a majority of at least two-thirds (or any higher threshold specified in a company’s articles of association) of such of a company’s shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, has been approved by a unanimous written resolution of all of the company’s shareholders who are entitled to vote on such matter (or such lower threshold as may be allowed under the Companies Act from time to time). The provisions regulating the appointment and removal of directors and continuing the company in a jurisdiction outside the Cayman Islands may only be amended by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of our initial business combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable. Other than as described above, our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a written resolution passed in accordance with the Companies Act.

Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the Class A ordinary shares underlying the private units, the Class A ordinary shares underlying the private warrants to be issued to the sponsor, the Underwriter Units, the $15 Exercise Price Warrants or the working capital loan units, if any), may participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

➢	If we are unable to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

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➢	Prior to our initial business combination, we may not, except in connection with the conversion of Class B ordinary shares into Class A ordinary shares where the holders of such shares have waived any rights to receive funds from the trust account, issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with public shares on any initial business combination;
➢	Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm that such a business combination is fair to our company from a financial point of view;
➢	If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on NASDAQ, we will provide our public shareholders with the opportunity to redeem their public shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) by one of the two methods listed above
➢	So long as we obtain and maintain a listing for our securities on NASDAQ, NASDAQ rules require that we must not consummate an initial business combination with one or more operating businesses or assets with a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination;
➢	If our shareholders approve an amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares (up to an aggregate of 15% for each public shareholder of the shares sold in this offering, as described in more detail in this prospectus) upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein;
➢	Only holders of our Class B ordinary shares have the right to vote on appointing or removing directors or continuing our company in a jurisdiction outside the Cayman Islands (as further described herein), prior to the consummation of our initial business combination; and

We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

Exclusive forum for certain lawsuits

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably

Description of Securities

submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Anti-Money Laundering, Counter Terrorist Financing, Prevention of Proliferation Financing and Financial Sanctions Compliance — Cayman Islands

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct, is involved with terrorism or terrorist property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct, money laundering or proliferation financing or is the business combination partner of a financial sanction; or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPL”) based on internationally accepted principles of data privacy.

Description of Securities

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

We are committed to processing personal data in accordance with the DPL. In our use of personal data, we will be characterized under the DPL as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPL. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPL. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate

Description of Securities

technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

➢	where this is necessary for the performance of our rights and obligations under any purchase agreements;
➢	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or
➢	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

Description of Securities

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Rights of Individual Data Subjects

Individual data subjects have certain data protection rights, including the right to:

➢	be informed about the purposes for which your personal data are processed;
➢	access your personal data;
➢	stop direct marketing;
➢	restrict the processing of your personal data;
➢	have incomplete or inaccurate personal data corrected;
➢	ask us to stop processing your personal data;
➢	be informed of a personal data breach (unless the breach is unlikely to be prejudicial to you);
➢	complain to the Data Protection Ombudsman; and
➢	require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our board of directors will be classified into three classes of directors. In addition, prior to the closing of our initial business combination, only holders of our Class B ordinary shares will have the right to vote to appoint and remove directors prior to or in connection with the completion of our initial business combination. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings and obtaining the support of our sponsor.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Extraordinary General Meetings

Our amended and restated memorandum and articles of association will provide that extraordinary general meetings may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Description of Securities

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated memorandum and articles of association will provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for appointment as directors at our annual general meeting must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding annual general meeting. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated memorandum and articles of association will also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting. Our amended and restated memorandum and articles of association will allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Written Resolutions

Subsequent to the consummation of the offering, any action required or permitted to be taken by our shareholders may be effected by a duly called annual general meeting or extraordinary general meeting or by written resolution passed in accordance with the Companies Act.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated memorandum and articles of association will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred shares, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Securities Eligible for Future Sale

Immediately after this offering we will have 25,475,000 (or 29,255,000 if the underwriters’ over- allotment option is exercised in full) ordinary shares outstanding. Of these shares, the ordinary shares sold in this offering (20,000,000 Class A ordinary shares if the underwriters’ over- allotment option is not exercised and 23,000,000 Class A shares if the underwriters’ over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares (5,000,000 founder shares if the underwriters’ over-allotment option is not exercised and 5,750,000 founder shares if the underwriters’ over-allotment option is exercised in full), all of the outstanding Underwriter Units (200,000 Underwriter Units if the underwriters’ over-allotment option is not exercised and 230,000 Underwriter Units if the underwriters’ over-allotment option is exercised in full), all of the private shares (275,000 private shares regardless of whether the underwriters exercise their over-allotment option), all of the outstanding private placement warrants (1,187,500 warrants regardless of whether the underwriters’ over-allotment option is exercised) and 100,000 Underwriter Warrants (115,000 Underwriter Warrants if the underwriters’ over-allotment option is exercised in full) will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Description of Securities

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

➢	1% of the total number of Class A ordinary shares then outstanding, which will equal 253,750 shares immediately after this offering (or 291,400 if the underwriters exercise in full their over-allotment option); or
➢	the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

➢	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
➢	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
➢	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
➢	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders and holders of Underwriter Units will be able to sell their founder shares, private units, private shares, private placement warrants and the shares underlying the private placement warrants, Underwriter Units, Underwriter Shares, Underwriter Warrants and shares underlying the Underwriter Warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) $15 Exercise Price Warrants, which will be issued in a private placement simultaneously with the closing of this offering and the Class A ordinary shares underlying such $15 Exercise Price Warrants, (iii) Underwriter Shares and Underwriter Warrants (and the Class A ordinary shares underlying such Underwriter Warrants), which will be issued as part of the Underwriter Units in a private placement simultaneously with the closing of this offering, (iv) the private shares and the private warrants (and the Class A ordinary shares underlying such private warrants) and (v) the Class A ordinary shares and warrants underlying the units that may be issued upon

Description of Securities

conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Pursuant to the registration rights agreement and assuming the underwriters exercise their over-allotment option in full and $1.5 million of working capital loans are converted into private units, we will be obligated to register up to 7,732,500 ordinary shares and 1,327,500 warrants. The number of ordinary shares includes (i)  5,750,000 founder shares, (ii) 1,000,000 ordinary shares underlying the $15 Exercise Price Warrants, (iii) 230,000 Underwriter Shares, (iv) 275,000 private shares, (v) 115,000 shares underlying the Underwriter Warrants, (vi) 137,500 ordinary shares underlying the private warrants, (vii) 150,000 ordinary shares underlying the units issued upon conversion of working capital loans (the “working capital units”), and (viii) 75,000 ordinary shares underlying the warrants included in the working capital units. The number of warrants includes (i) 1,000,000 $15 Exercise Price Warrants, (ii) 137,500 private warrants, (iii) 115,000 Underwriter Warrants, and (iv) 75,000 warrants underlying the units issued upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to have our units listed on NASDAQ under the symbol “FGIIU” commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on NASDAQ. Once the securities comprising the units begin separate trading, we expect that the ordinary shares and warrants will be listed on NASDAQ under the symbols “FGII” and “FGIIW,” respectively.

Taxation

Taxation

The following summary of certain Cayman Islands and United States federal income tax consequences of an investment in our units, each consisting of one Class A ordinary share and one-half of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

CAYMAN ISLANDS TAXATION

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax.

No stamp duty is payable in respect of the issue of the warrants, the units or the Class A ordinary shares. An instrument of transfer in respect of a warrant, a unit or a Class A ordinary share is stampable if executed in or brought into the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in a form substantially similar to the following on [   ], 2025:

“The Tax Concessions Act

(Revised)

Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (Revised), the following undertaking is hereby given to the Company:

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and
2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
2.1	On or in respect of the shares, debentures or other obligations of the Company; or
2.2	by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of 20 years from the [_] day of [_] 2025.”

Taxation

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences generally applicable to the acquisition, ownership and disposition of our units, ordinary shares and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and one-half of one redeemable warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased units for cash in this offering. This discussion assumes that the ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

➢	our founders, the sponsor, officers or directions;
➢	financial institutions or financial services entities;
➢	broker-dealers;
➢	governments or agencies or instrumentalities thereof;
➢	regulated investment companies;
➢	real estate investment trusts;
➢	expatriates or former long-term residents of the United States;
➢	persons that actually or constructively own five percent or more (by vote or value) of our shares;
➢	insurance companies;
➢	taxpayers subject to a mark-to-market method of accounting with respect to the securities;
➢	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
➢	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
➢	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;
➢	S-corporations, partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and
➢	tax-exempt entities.

Taxation

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought regarding any tax matter discussed herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You should consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one ordinary share and one-half of one warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one ordinary share and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each ordinary share and the one-half of one warrant should be the shareholder’s tax basis in such share or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the ordinary shares and the one-half of one warrant based on their respective relative fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of ordinary shares and warrants comprising units and the combination of two-halves of one warrant into a single warrant should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Taxation

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, ordinary shares or warrants who or that is, for U.S. federal income tax purposes:

➢	an individual who is a citizen or resident of the United States;
➢	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
➢	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
➢	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of ordinary shares, subject to the passive foreign investment company (“PFIC”) rules discussed below, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the ordinary shares and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below.

Unless we are a PFIC, dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met and we are not a PFIC, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at preferential long-term capital gains rates. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants. Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our ordinary shares or warrants which, in general, would include a redemption of ordinary shares or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the ordinary shares or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the ordinary shares or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the ordinary shares described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the ordinary shares is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Taxation

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or the warrants based upon the then relative fair market values of the ordinary shares and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its ordinary shares or warrants so disposed of. A U.S. holder’s adjusted tax basis in its ordinary shares or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a ordinary share or one-half of one warrant or, as discussed below, the U.S. holder’s initial basis for ordinary shares received upon exercise of warrants) less, in the case of a ordinary share, any prior distributions treated as a return of capital.

Redemption of Ordinary Shares. In the event that a U.S. holder’s ordinary shares is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities — Ordinary Shares” or if we purchase a U.S. holder’s ordinary shares in an open market transaction (such open market purchase of ordinary shares by us is referred to as a “redemption” for the remainder of this discussion), subject to the PFIC rules discussed below, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of the ordinary shares, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of the ordinary shares, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions”. Whether a redemption qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of ordinary shares generally will be treated as a sale of the ordinary shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also our ordinary shares that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of our ordinary shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of our ordinary shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any of our ordinary shares (including any stock constructively owned by the U.S. holder as a result of owning warrants). The redemption of the ordinary shares will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. holders should also be aware that substantially contemporaneous dispositions or acquisitions of our shares that are part of a plan viewed as an integrated transaction with the redemption may be taken into account in determining whether any of the tests described above are satisfied. A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed ordinary shares will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Taxation

Exercise, Lapse, or Redemption of a Warrant. Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of ordinary shares upon exercise of a warrant for cash. The U.S. holder’s tax basis in our ordinary shares received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether the U.S. holder’s holding period for the ordinary shares received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the ordinary shares received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares received in respect of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s aggregate tax basis in the ordinary shares received would equal the sum of the U.S. holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. holder’s purchase price for units that is allocated to the warrants, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the ordinary shares would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the ordinary shares received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants.”

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of ordinary shares, or as a result of the issuance of a stock dividend to holders of ordinary shares, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “U.S. Holders — Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Taxation

Passive Foreign Investment Company Rules. A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year ending December 31, 2025. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending December 31, 2025. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year ending December 31, 2025. Our actual PFIC status for our current taxable year or any future taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2025 or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:

➢	any gain recognized by the U.S. holder on the sale or other disposition of its ordinary shares or warrants; and
➢	any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the ordinary shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for the ordinary shares).

Under these rules,

➢	the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for the ordinary shares and warrants;
➢	the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
➢	the amount allocated to other taxable years (or portions thereof) of the U.S. holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and
➢	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. holder.

In general, if we are determined to be a PFIC, a U.S. holder may avoid the PFIC tax consequences described above in respect to our ordinary shares (but not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of

Taxation

our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. holder in which or with which our taxable year ends. A U.S. holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. holder held the warrants. If a U.S. holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. holder held the warrants), unless the U.S. holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A QEF election may not be made with respect to our warrants. A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. holders. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Taxation

Alternatively, if a U.S. holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. holder makes a valid mark-to-market election for the first taxable year of the U.S. holder in which the U.S. holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Special tax rules may also apply if a U.S. holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election likely may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of our ordinary shares or warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares or warrants under their particular circumstances.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, ordinary shares and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Taxation

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our units, ordinary shares or warrants who or that is for U.S. federal income tax purposes:

➢	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);
➢	a foreign corporation or
➢	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of ordinary shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, will not be subject to U.S. federal income tax. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its ordinary shares and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the ordinary shares, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” below.

Dividends we pay to a Non-U.S. holder that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder) will generally be subject to U.S. federal income tax as if the Non-U.S. holder were a United States resident. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain realized on a sale, taxable exchange or other taxable disposition of our ordinary shares, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder).

Unless an applicable treaty provides otherwise, gain that is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder) will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a United States resident. Such gains of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

Redemption of Ordinary Shares. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s ordinary shares generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s ordinary shares, as described under “U.S. Holders — Redemption of Ordinary Shares” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants,” as applicable.

Taxation

Exercise, Lapse or Redemption of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders — Exercise, Lapse, or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants.”

The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. holder’s warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. holder’s warrants, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, and the consequences of the redemption to the Non-U.S. holder will be as described below under the heading “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants” depending on such characterization.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. Non-U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of ordinary shares, or as a result of the issuance of a stock dividend to holders of ordinary shares, in each case which is taxable to the holders of such shares as a distribution. If such constructive distribution is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder), such constructive distribution would be subject to U.S. federal income tax in the same manner as if the Non-U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Taxation

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, ordinary shares and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

All Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Proposed Legislation

It is important to note that certain legislative proposals to alter the U.S. federal tax regime have recently been made in the United States Congress, others are made from time to time, and there is a possibility that future changes in tax laws, regulations, or interpretations could materially affect the tax consequences described above. For example, proposed legislation could modify the rules regarding the taxation of Non-U.S. holders, the imposition of withholding taxes, or the application of estate tax provisions. Such changes could be enacted with retroactive, prospective, or immediate effect, and could impact the tax treatment of our securities in ways that are not currently anticipated. Moreover, the impact of any such legislation if enacted will not be known to us until we complete our initial business combination and will depend on a number of factors, including the structure of our initial business combination and the jurisdictions involved in connection therewith. Prospective investors are strongly encouraged to monitor legislative developments and to consult their own tax advisors regarding the potential impact of any proposed or enacted changes in law on their investment in our securities.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

Underwriting

The company and the underwriters named below have entered into an underwriting agreement with respect to the units being offered. Subject to certain conditions, the underwriters have agreed to purchase the number of units indicated in the following table.

Underwriters	Number of Units
ThinkEquity LLC
EarlyBirdCapital, Inc.
Total	20,000,000

The underwriters are committed to take and pay for all of the units being offered, if any are taken, other than the units covered by the option described below unless and until this option is exercised.

The company granted to the underwriters an option to purchase, from time to time, in whole or in part, up to an aggregate additional 3,000,000 units at the public offering price set forth on the cover page of this prospectus less underwriting discounts and commissions from the company to cover sales by the underwriters of a greater number of units than the total number set forth in the table above. The underwriters may exercise that option for 45 days.

The following table shows the total underwriting discounts and commissions to be paid to the underwriters by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 3,000,000 additional units.

	Total Payable by FG Imperii Acquisition Corp.
	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Underwriting Discounts and Commissions paid by us ($0.45 per Unit)(1)	$8,000,000	$9,200,000
Other(2)	1,999,900	2,299,900
Total(3)	$9,999,900	$11,499,900

1)	The underwriter will be entitled to an underwriting discount, payable upon the closing of this offering, equal to the lesser of (i) 1.0% of the gross proceeds of this offering and (ii) an amount equal to $1,000,000 plus, if applicable, 0.5% of the gross proceeds from the sale of the over-allotment unit. In addition, $0.35 per unit, or $7,000,000 (or up to $8,050,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters upon consummation of an initial business combination from the funds held in the trust account (which amounts shall be subject to pro-rata reduction based on the number of ordinary shares redeemed by our public shareholders provided that such amounts shall not be less than $2,000,000), and the remaining funds, less amounts used to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. In addition to the cash compensation set forth herein, we have agreed to issue to the underwriters units equaling 1.0% of the units sold in this offering, or 200,000 units, or up to 230,000 units if the underwriters’ over-allotment option is exercised in full, each consisting of one ordinary share and one-half of one warrant (the “Underwriter Units”), in a private placement to be completed concurrently with the consummation of this offering. Except with respect to certain registration rights and transfer restrictions, the Underwriter Units will be identical to the public units sold in this offering.

Underwriting

2)	Represents the value applied by FINRA in determining underwriting compensation ($10.00 per Underwriter Unit) of the 200,000 Underwriter Units (or up to 230,000 Underwriter Units if the underwriters’ over-allotment option is exercised in full) that we have agreed to issue to the underwriters and/or their designees upon the consummation of this offering for an aggregate purchase price of $100. The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering. The valuation of the representative shares reflected in this table is solely for purposes of FINRA Rule 5110 and does not reflect an actual value that may be ascribed to such shares in the marketplace upon expiration of the applicable lock-up period.
3)	Does not include certain fees and expenses incurred by the underwriters in connection with this offering, including but not limited to road show expenses, which we have agreed to reimburse the underwriters in an amount not to exceed $125,000 in the aggregate.

The company estimates expenses payable in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $842,500 (whether or not the underwriters overallotment option is exercised). The company has agreed to pay certain out-of-pocket expenses of ThinkEquity, including (i) background checks up to $15,000 in the aggregate, (ii) the $20,000 cost associated with data and communications expenses including the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering, (iii) accountable road show expenses up to $15,000 and (iv) fees and expenses of the underwriters’ legal counsel in an amount not to exceed $90,000. Notwithstanding the foregoing, accountable expenses for ThinkEquity will not exceed $125,000 in the aggregate, inclusive of the $20,000 advance previously paid to ThinkEquity by the Company.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. After the initial offering of the units, the representative may change the offering price and the other selling terms. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The company and its sponsors, officers, and directors have agreed with the underwriters, subject to certain exceptions, not to, except with the prior written consent of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus; provided, however, that the company may (1) issue and sell the private placement warrants, (2) issue and sell the additional units to cover the underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares, the $15 Exercise Price Warrants and the warrants and ordinary shares issuable upon separation of the private units and (4) issue securities in connection with a Business Combination. The underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The company’s initial shareholders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Securities”. In addition, we could agree to permit the holders of our founder shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our shareholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Any permitted transferees will be subject to the same restrictions and other agreements of the company’s initial shareholders with respect to any founder shares. The company refers to such transfer restrictions throughout this prospectus as the lock- up.

Underwriting

The private placement securities (including the ordinary shares issuable upon exercise of the private placement warrants and the ordinary shares underlying the private units) will not be transferable, assignable or salable until 30 days after the closing of the company’s initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Securities”).

Assuming no liquidation, merger, share exchange, reorganization or other similar transaction takes place, lock-ups on the founder shares and private placement securities would expire as follows:

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares

(i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination

During the period commencing on the date of this prospectus and ending 180 days after such date, the initial shareholders shall not, without the prior written consent of ThinkEquity and EBC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to any units, ordinary shares (including, but not limited to, founder shares), warrants or any securities convertible into,

FG Imperii Investors LLC Larry G. Swets, Jr. Hassan R. Baqar Scott D. Wollney Andrew B. McIntyre Richard E. Govignon D. Kyle Cerminara Anthony C. “Tony” Scuderi

Transfers permitted (a) to our officers or directors, any affiliate or family member of any of our officers or directors, any affiliate of our sponsor or to any member of the sponsor or any of their affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) by virtue of the laws of the Cayman Islands or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor, (g) in the event of our liquidation prior to our consummation of our initial business combination; or (h) in the event that, subsequent to our consummation of an initial business combination, we

Underwriting

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

or exercisable, or exchangeable for, ordinary shares owned by it, him or her, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any units, ordinary shares (including, but not limited to, founder shares), warrants or any securities convertible into, or exercisable, or exchangeable for, ordinary shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise complete a liquidation, merger, amalgamation, share capital sexchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement

Private units and private placement warrants (including component securities and securities underlying those component securities)

30 days after the completion of the business combination, provided, however, that the Underwriter Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules

		FG Imperii Investors LLC Larry G. Swets, Jr. Hassan R. Baqar Scott D. Wollney Andrew B. McIntyre Richard E. Govignon D. Kyle Cerminara Anthony C. “Tony” Scuderi	Same as above.

Any units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, founder shares or warrants	180 days	FG Imperii Investors LLC Larry G. Swets, Jr. Hassan R. Baqar Scott D. Wollney Andrew B. McIntyre Richard E. Govignon D. Kyle Cerminara Anthony C. “Tony” Scuderi

The 180 day lock-up period is pursuant to the underwriting agreement and can be waived with the prior written consent of ThinkEquity and EBC.

Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private units pursuant to the letter agreement described in the immediately preceding paragraphs.

Underwriting

The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

We have agreed to issue to ThinkEquity and EBC and/or their designees 200,000 Underwriter Units (or 230,000 Underwriter Units if the underwriters’ over-allotment option is exercised in full) upon the consummation of this offering. ThinkEquity and EBC have agreed not to transfer, assign or sell any such Underwriter Units until the completion of our initial business combination. The Underwriter Units are identical to the units sold in this offering except that the Underwriter Warrants (i) will not be redeemable by us, (ii) may not (including the ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis, (iv) will be entitled to registration rights and (v) for so long as they are held by the underwriters, will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA Rule 5110(g)(8)(A). Pursuant to the registration rights agreement, holders of at least 15% of the then outstanding number of registrable securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. The demand and piggyback registration rights being granted to ThinkEquity and EBC and/or their designees are subject to FINRA Rule 5110(g)(8). Accordingly, ThinkEquity and EBC and/or its designees may not exercise their demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the costs and expenses of filing any such registration statements.

In addition, ThinkEquity and EBC have agreed to (i) waive their redemption rights with respect to its Underwriter Shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Underwriter Shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension), or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their Underwriter Shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or such later date pursuant to an approved extension). The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Subject to certain conditions, we granted ThinkEquity for a period beginning on the closing of this offering and ending on the later of 24 months after the closing of this offering and 12 months after the consummation of our business combination, a right of first refusal to act as sole investment banker, sole book- runner and/or sole placement agent, at ThinkEquity’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such period for us or any successor to us or any of our subsidiaries, on terms agreed to by both us and ThinkEquity in good faith. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Prior to the offering, there has been no public market for the units. The initial public offering price has been negotiated among the company and the underwriters. The determination of the per unit offering price was more arbitrary than would typically be the case if the company was an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, the company’s management, the company’s capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to the company.

Underwriting

An application will be made to quote the units, ordinary shares and warrants on NASDAQ under the symbol “FGIIU”, “FGII” and “FGIIW”, respectively.

In connection with the offering, the underwriters may purchase and sell units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional units for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to cover the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase additional units pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional units for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of units made by the underwriters in the open market prior to the closing of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s units, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NASDAQ in the over-the-counter market or otherwise.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no units have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of units may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of units shall require the company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Underwriting

United Kingdom

The underwriters have represented and agreed that:

(a)	they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the units in circumstances in which Section 21 (1) of the F SMA does not apply to the company; and
(b)	they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3 (1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do s n under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Underwriting

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, on be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(l) of the SFA, or any person pursuant to Section 275(1 A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1 A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Underwriting

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non- financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Cayman Islands

No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities

Legal matters

The validity of the units and warrants offered in this prospectus is being passed upon for us by Loeb & Loeb LLP, New York, New York. Forbes Hare, will pass upon the validity of the shares and warrants offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Blank Rome LLP, New York, New York.

Experts

The audited financial statements of FG Imperii Acquisition Corp., as of September 30,2025 and for the period from September 16, 2025 (incorporation) through September 30, 2025 and the related statements of operations, changes in shareholder’s equity and cash flows for the period ended September 30, 2025, included in this prospectus have been audited by Fruci & Associates II, PLLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-l under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

Report Of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of FG Imperii Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of FG Imperii Acquisition Corp. (“the Company”) as of Septmeber 30, 2025, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from September 16, 2025 (inception) to September 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the results of its operations and its cash flows for the period from September 16, 2025 (inception) to September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its Proposed Offering and Business Combination plans. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025.

Spokane, Washington

October 14, 2025

FG Imperii Acquisition Corp.

Balance Sheet

September 30, 2025

ASSETS
Current assets
Cash	$160,000
Deferred offering costs	55,000
Total assets	$215,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$16,751
Accrued offering costs	55,000
Promissory note	150,000
Total liabilities	$221,751
Commitment and contingencies	—
Stockholders’ equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized;0 issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 479,000,000 shares authorized;0 issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 issued and outstanding	$575
Additional paid in capital	$9,425
Accumulated deficit	(16,751)
Total stockholders’ equity	(6,751)
Total liabilities and stockholders’ equity	$215,000

The accompanying notes are an integral part of the financial statements.

FG Imperii Acquisition Corp.

Statement of Operations

For the period from September 16, 2025 (inception) to September 30, 2025

Formation costs	$8,751
General and administrative expenses	8,000
Loss before taxes	$(16,751)
Income taxes	—
Net loss	(16,751)
Weighted average ordinary shares outstanding
Basic and diluted	5,750,000
Basic and diluted net loss per share	$(0.003)

The accompanying notes are an integral part of the financial statements.

FG Imperii Acquisition Corp.

Statement of Changes in Stockholders’ Equity

For the period from September 16, 2025 (inception) to September 30, 2025

	Ordinary	Ordinary	Additional		Total
	Share	Share	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at September 16, 2025 (inception)	—	$—	$—	$—	$—
Issuance of founder shares	5,750,000	$575	$9,425	$—	$10,000
Net loss	—	—	—	(16,751)	(16,751)
Balance at July 22, 2024	5,750,000	$575	$9,425	$(16,751)	$(6,751)

The accompanying notes are an integral part of the financial statements.

FG Imperii Acquisition Corp.

Statement of Cash Flows

For the period from September 16, 2025 (inception) to September 30, 2025

Cash flows from operating activities
Net loss	$(16,751)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	16,751
Net cash provided by operating activities	$—

Cash flows from financing activities
Promissory note	150,000
Founder share issuance	10,000
Net cash provided by operating activities	160,000

Net increase in cash	$160,000
Cash at beginning of period	—
Cash at end of period	$160,000

Supplemental disclosure for non-cash financing activities
Accrual of offering costs	$55,000
Interest and income tax	—

The accompanying notes are an integral part of the financial statements.

Note 1.	Description of Organization and Business Operations

FG Imperii Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on September 16, 2025. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the financial services industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2025, the Company had not yet commenced any operations. All activity through September 30, 2025 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through i) the Proposed Offering of 20,000,000 units at $10.00 per unit (or 23,000,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the shares of ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in Note 3, ii) the sale of 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, iii) the sale of 275,000 units at $10.00 per unit (the “Private Units”) in a private placement to the Company’s sponsor, FG Imperii Investors LLC (the “Sponsor”), directors, officers, underwriter and advisors that will close simultaneously with the Proposed Offering. Each Private Unit will consist of one ordinary share and one-half of one non-redeemable warrant (“Private Unit Warrant”). Each whole Private Unit Warrant will entitle the holder to purchase one share of ordinary share at an exercise price of $11.50 per share.

The Company intends to list the Units on the National Association of Securities Dealers Automated Quotations (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and sale of the $15 Private Warrants, and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on interest earned on the trust account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, management has agreed that $10.00 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination.

Note 1.	Description of Organization and Business Operations (continued)

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated articles of incorporation will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The holders of Public Shares will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated articles of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor, officers, directors and advisors (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) as well as any ordinary shares underlying the Private Units, and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s amended and restated articles of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any ordinary shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the amended and restated articles of incorporation relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, the Private Units and $15 Private Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

The Company will have until 24 months from the closing of the Proposed Offering to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and taxes payable, and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination period.

Note 1.	Description of Organization and Business Operations (continued)

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At September 30, 2025, the Company had $160,000 cash and working capital deficit of $6,751. The Company has incurred and expects to continue to incur significant costs in pursuit of its Proposed Offering and Business Combination plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3, as well as sale of $15 Private Warrants and Private Units as discussed above. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2.	Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2025.

Deferred Offering Costs

Deferred offering costs consist of legal and underwrite expense incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of September 30,2024 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. Company’s year end is December 31 and no statutory tax deadline has yet occurred.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of ordinary stock outstanding during the period, excluding shares of ordinary share subject to forfeiture by the Initial Shareholders. The Company had 5,570,000 founder shares outstanding as of September 30, 2025.

Note 2.	Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature. The Company did not have any financial instruments as of September 30, 2025.

Operating Segments

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the chief operating decision maker (“CODM”), which is the Company’s Chief Executive Officer and Chief Financial Officer in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources. The Company is not organized by market and is managed and operated as one business. A single management team that reports to the CODM comprehensively manages the entire business. Accordingly, the Company does not accumulate discrete financial information with respect to separate divisions and does not have separate operating or reportable segments. Since the Company operates in one operating segment, all required financial segment information can be found in the financial statements.

Recently Issued Accounting Standard

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of September 16, 2025. The adoption resulted in disclosure changes only.

Note 3.	Proposed Offering

Pursuant to the Proposed Offering, the Company will offer for sale up to 20,000,000 Units (or 23,000,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of ordinary share at an exercise price of $11.50 per share (see Note 7).

Note 4.	Private Placement

The Sponsor has committed to purchase an aggregate of 1,000,000 $15 Private Warrants at a price of $0.10 per $15 Private Warrant,and 275,000 Private Units at a price of $10.00 per Private Unit, in each case, from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The aggregate gross proceeds from the sale of $15 Private Warrants, and Private Units will be $2,850,000. If the Company does not complete a Business Combination within the Combination Period, the $15 Private Warrants and the Private Unit Warrants will expire worthless. The $15 Private Warrants and the Private Unit Warrants will be non-redeemable for cash and exercisable on a cashless basis. Each $15 Private Warrant and the Private Unit Warrants will entitle the holder to purchase one share of ordinary share at its respective exercise price.

Note 5.	Related Party Transactions

Founder Shares

On September 16, 2025, the Company issued an aggregate of 5,750,000 shares of Class B ordinary share (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $10,000 in cash. The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the Initial Shareholders do not purchase any Public Shares in the Proposed Offering and excluding the securities underlying the $15 Private Warrants, the Private Units).

The Initial Shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary share equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Public Shares for cash, securities or other property.

Promissory Notes

On September 29, 2025, the Company issued a Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. As of September 30, 2025, there was 150,000 outstanding under the Promissory Notes. The Promissory Notes are noninterest bearing and payable on the date on which the Company determines not to conduct the Proposed Offering.

Administrative Services Agreement

Upon closing of the Proposed Offering, the Company intends to enter into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor whereby the Sponsor will perform certain services for the Company for a monthly fee of $15,000.

Chief Executive officer and Chief Financial Officer of the Company will serve as managers of the Sponsor at close of Proposed Offering.

Note 6.	Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, the Private Units, the $15 Private Warrants (and their underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments at the Proposed Offering price.

The underwriters will be entitled to a underwriting discount equal to the lesser of (i) 1% of the gross proceeds of the Proposed offering and (ii) an amount equal to $1,000,000. Underwriters will be entitled to 0.5% fee on the over-allotment proceeds.

Underwriters will be entitled to receive 200,000 private units (“Underwriter Units”) ( or 230,000 Underwriter Units if the underwriters’ overallotment option is exercised in full ) at close of Proposed Offering.

Underwriter will be entitled to expense reimbursement which will be paid at closing of Proposed Offering. The expense reimbursement will not exceed $125,000 in aggregate.

Advisory Agreement

On September 30, 2025, the Company entered into an agreement with Imperii Securities LLC ( the “Advisor’) pursuant to which Advisor will provide financial advice and assistance in connection with the Business Combination. Upon the closing of Business Combination, Advisory will be entitled to transition fee equal to the 1% of the consideration paid for the Business Combination. In no event shall the fee be less than $1,000,000 or greater than $3,000,000.

Note 7.	Stockholders’ Equity

Ordinary Shares — The Company is authorized to issue 500,000,000 shares of, par value $0.0001each, including 479,000,000 Class A ordinary share and 20,000,000 Class B ordinary share, as well as 1,000,000 preferred shares, $0.0001 par value each. There were 5,750,000 Class B or Founder Shares issued and outstanding as of September 30,2025.

Warrants   — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. Each whole Public Warrant will entitle the holder to purchase one share of ordinary share at an exercise price of $11.50 per share, and will become exercisable on the later of 30 days after the completion of the Business Combination and 12 months from the closing of the Proposed Offering. The Public Warrants will expire on the fifth anniversary of the completion of the Business Combination, or earlier upon redemption or liquidation. The Company may redeem the Public Warrants i) at a redemption price of $0.01 per warrant, ii) at any time after the Public Warrants become exercisable, iii) upon a minimum of 30 days’ prior written notice of redemption, iv) if, and only if, the last sales price of Company’s ordinary share equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period commencing after the date the Public Warrants become exercisable and ending three business days before Company sends the notice of redemption, and v) if, and only if, there is a current registration statement in effect with respect to the shares of ordinary share underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption. Company will have 10,000,000 ( or 11,500,000 if underwriters’ over-allotment option is exercised in full) Public Warrant outstanding at close of the proposed offering.

Note 7.	Stockholders’ Equity (continued)

The $15 Private Warrants will entitle the holder to purchase one ordinary share at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Company will have 1,000,000 $15 Private Warrant outstanding at the close of proposed offering.

The Private Unit Warrants will have terms similar to the Public Warrants underlying the Units being sold in the Proposed Offering, except that the Private Unit Warrants will be non-redeemable and may be exercised on a cashless basis. Additionally, Private Unit Warrants and the shares issuable upon the exercise of the Private Unit Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Company will have 137,500 Private Unit Warrants underlying the Private Units outstanding at the close of proposed offering.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of ordinary share at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

As of September 30, 2025, no warrants were outstanding.

Note 8.	Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to October 14, 2025, the date that the financial statements were issued. There were no subsequent events to report

20,000,000 Units

FG Imperii Acquisition Corp.

PRELIMINARY PROSPECTUS

ThinkEquity	EarlyBirdCapital, Inc.

, 2025

Through and including           , 2025 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Part II

Information not required in prospectus

Item 13.Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC/FINRA Expenses	70,213
Accounting fees and expenses	75,000
Printing and engraving expenses	30,000
Legal fees and expenses	250,000
Transfer Agent Fee	7,500
NASDAQ listing and filing fees	80,000
Director & Officers liability insurance premiums	180,000
Underwriter expenses	125,000
Miscellaneous	24,787
Total	$842,500

Part II

Item 14.Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.Recent Sales of Unregistered Securities.

On September 16, 2025, our sponsor paid $10,000 in exchange for 5,750,000 founder shares, or approximately $0.002 per share. The sponsor subsequently transferred an aggregate of 1,110,000 founder shares to members of the Company’s management, board of directors and senior advisors, resulting in the sponsor holding 4,640,000 founder shares. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriters’ over-allotment option is exercised in full and therefore that such founder shares would represent 20% of the outstanding shares after this offering (excluding the ordinary shares underlying the public warrants, the Underwriter Units, the private units, the $15 Exercise Price Warrants and the units issuable upon conversion of any working capital loans). Up to 750,000 of these shares will be forfeited by the sponsor depending on the extent to which the underwriters’ over-allotment is exercised.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering. The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

Our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase 1,000,000 $15 Exercise Price Warrants at $0.10 per warrant in a private placement occurring simultaneously with the closing of this offering. In addition, our sponsor (and/or its designees) has committed, pursuant to a written agreement, to purchase an aggregate of 275,000 private units, each unit consisting of one ordinary share and one-half of one warrant. These purchases will take place on a private placement basis simultaneously with the closing of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Part II

Item 16.Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Certificate of Amendment to Memorandum and Articles of Association.*
3.3	Amended and Restated Memorandum and Articles of Association.*
3.4	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Public Warrant Agreement between Odyssey Transfer and Trust Company and Registrant.*
4.5	Form of Private Warrant Agreement between Odyssey Transfer and Trust Company and Registrant.*
5.1	Opinion of Loeb & Loeb LLP.*
5.2	Opinion of Forbes Hare.*
10.1	Form of Letter Agreement among the Registrant, FG Imperii Investors LLC and each of the executive officers and directors of the Registrant.*
10.2	Form of Investment Management Trust Agreement between Odyssey Transfer and Trust Company and the Registrant.*
10.3	Form of Registration Rights Agreement among the Registrant, FG Imperii Investors LLC, ThinkEquity LLC, EarlyBirdCapital, Inc. and the Holders signatory thereto.*
10.4	Form of $15 Exercise Price Warrants Purchase Agreement between the Registrant and FG Imperii Investors LLC.*
10.5	Form of Private Placement Units Purchase Agreement between the Registrant and FG Imperii Investors LLC.*
10.6	Form of Indemnity Agreement.*
10.7	Promissory Note issued to FG Imperii Investors LLC.*
10.8	Securities Subscription Agreement between the Registrant and FG Imperii Investors LLC.*
10.9	Form of Administrative Services Agreement between the Registrant and FG Imperii Investors LLC.*
10.10	Exclusive Financial Advisory Agreement, dated September 30, 2025, by and between the Registrant and Imperii Securities LLC.*
14	Form of Code of Business Conduct and Ethics.*
23.1	Consent of Fruci & Associates II, PLLC.
23.2	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).*
23.3	Consent of Forbes Hare (included in Exhibit 5.2).*
24	Power of Attorney (included on the signature page hereto).
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Form of Nominating & Corporate Governance Committee Charter.*
107	Calculation Fee Table
*	To be filed by amendment.
(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Part II

Item 17.Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on the 14th day of October, 2025.

FG Imperii Acquisition Corp.

By:	/s/ Larry Swets, Jr.
	Name:	Larry Swets, Jr.
	Title:	Chief Executive Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hassan R. Baqar his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Larry Swets, Jr.	Chief Executive Officer	October 14, 2025
Larry Swets, Jr.	(Principal Executive Officer)

/s/ Hassan R. Baqar	Chief Financial Officer and Secretary	October 14, 2025
Hassan R. Baqar	(Principal Financial and Accounting Officer)

/s/ Scott D. Wollney	Chairman of the Board	October 14, 2025
Scott D. Wollney

/s/ Andrew B. McIntyre	Director	October 14, 2025
Andrew B. McIntyre

/s/ Richard E. Govignon	Director	October 14, 2025
Richard E. Govignon

Authorized Representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended registration statement, solely in its capacity as the duly authorized representative of FG Imperii Acquisition Corp., in the City of Itasca, State of Illinois, on the 14th day of October, 2025.

By:	/s/ Hassan Baqar
	Name:	Hassan Baqar
	Title:	Chief Financial Officer